--------------------------------------------------------------------------------
                                                               Exhibit 10.33(ii)



                               PURCHASE AGREEMENT

                                  by and among

                          GEORGIA-PACIFIC CORPORATION,

                             CERTAIN SUBSIDIARIES OF
                           GEORGIA-PACIFIC CORPORATION

                                       and

                                   DOMTAR INC.

                                   dated as of

                                  June 1, 2001

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

ARTICLE I Purchase and Sale of Acquired Assets; Assumption of Assumed
                Liabilities; Purchase and Sale of Shares.................................................2

1.1      Transfer of Assets..............................................................................2
1.2      Excluded Assets.................................................................................5
1.3      Assumed Liabilities.............................................................................7
1.4      Purchase and Sale of Shares....................................................................10
1.5      Purchase Price; Allocation of Purchase Price...................................................10

ARTICLE II The Closing; Purchase Price Adjustments......................................................10

2.1      Closing Date...................................................................................10
2.2      Transactions to be Effected at the Closing.....................................................10
2.3      Purchase Price Adjustment......................................................................12
2.4      Accounts Receivable Reimbursement..............................................................14

ARTICLE III Representations and Warranties of Sellers...................................................14

3.1      Organization, Standing and Power...............................................................14
3.2      Authority......................................................................................14
3.3      No Conflicts...................................................................................15
3.4      Compliance with Applicable Laws................................................................15
3.5      Litigation; Decrees............................................................................16
3.6      Capitalization; Subsidiaries; Title to Shares; Title to Assets.................................16
3.7      Sufficiency of Acquired Assets.................................................................17
3.8      Financial Information..........................................................................18
3.9      Absence of Certain Changes.....................................................................18
3.10     No Undisclosed Liabilities.....................................................................20
3.11     Real Property..................................................................................20
3.12     Intellectual Property..........................................................................22
3.13     Insurance......................................................................................23
3.14     Contracts......................................................................................24
3.15     Employee Benefits and Related Matters..........................................................26
3.16     Environmental Matters..........................................................................28
3.17     Taxes..........................................................................................29
3.18     Labor Matters..................................................................................31
3.19     Brokers........................................................................................31
3.20     Affiliate Transactions.........................................................................32

ARTICLE IV Representations and Warranties of Purchaser..................................................32

4.1      Organization, Standing and Power...............................................................32
4.2      Authority......................................................................................32
4.3      No Conflicts...................................................................................33
4.4      Financing Commitment...........................................................................33
4.5      Litigation      33
4.6      Investment Intent..............................................................................33
4.7      Accredited Investor; Investment Representations................................................34
4.8      Brokers........................................................................................34

ARTICLE V Covenants.....................................................................................34

5.1      Conduct of Carve Out Business..................................................................34
5.2      Access to Information..........................................................................36
5.3      Further Actions................................................................................36
5.4      Information Technology.........................................................................36
5.5      Pre-Closing Publicity and Related Matters......................................................42
5.6      Ancillary Documents............................................................................42
5.7      Proration of Certain Charges...................................................................43
5.8      Real Property..................................................................................43
5.9      Adverse Changes................................................................................44
5.10     Supplemental Disclosure........................................................................45
5.11     Tax Exempt Bond Financed Facilities............................................................45
5.12     Termination of Certain Arrangements............................................................46
5.13     Environmental Site Assessment..................................................................46
5.14     Audited and Interim Financial Statements.......................................................46
5.15     Monthly Financial Information..................................................................47
5.16     Transition Services............................................................................47
5.17     Information Regarding Financing................................................................47
5.18     FERC Assets....................................................................................47
5.19     Wisconsin Real Property Transfers..............................................................49
5.20     Return of Parent Information...................................................................49
5.21     Inventory......................................................................................50
5.22     Black Liquor...................................................................................50
5.23     Cluster Testing................................................................................50
5.24     Inventory Support..............................................................................50

ARTICLE VI Conditions Precedent.........................................................................50

6.1      Conditions to Each Party's Obligation..........................................................50
6.2      Conditions to Obligation of Purchaser..........................................................51
6.3      Conditions to Obligation of Sellers............................................................52

ARTICLE VII Termination, Amendment and Waiver...........................................................53

7.1      Termination....................................................................................53
7.2      Amendments and Waivers.........................................................................54

ARTICLE VIII Indemnification............................................................................55

8.1      Indemnification by Parent......................................................................55
8.2      Indemnification by Purchaser...................................................................56
8.3      Limitations on Indemnity Obligation............................................................57
8.4      Procedures Relating to Third Party Claims (other than Pre-Closing Environmental Liabilities)...60
8.5      Procedures Relating to Pre-Closing Environmental Liabilities...................................61
8.6      Acknowledgment; Exclusive Remedies.............................................................62

ARTICLE IX Additional Agreements........................................................................62

9.1      Survival of Representations and Warranties, etc................................................62
9.2      Confidentiality................................................................................63
9.3      Expenses.......................................................................................63
9.4      Certain Information............................................................................64
9.5      Tax Matters....................................................................................64
9.6      Name Changes...................................................................................72
9.7      Use of Certain Information.....................................................................72
9.8      Woodland Landfill..............................................................................73

ARTICLE X General Provisions............................................................................73

10.1     Notices........................................................................................73
10.2     Severability...................................................................................74
10.3     Counterparts...................................................................................74
10.4     Entire Agreement; No Third Party Beneficiaries.................................................74
10.5     Attachments....................................................................................75
10.6     Governing Law, etc.............................................................................75
10.7     Assignment.....................................................................................76
10.8     Headings.......................................................................................76

ARTICLE XI Definitions..................................................................................76

11.1     Definitions....................................................................................76
11.2     Construction and Interpretation of Certain Terms and Phrases...................................90

EXHIBIT A-1         ASSUMED ENVIRONMENTAL LIABILITIES
EXHIBIT A-2         EXCLUDED ENVIRONMENTAL LIABILITIES
EXHIBIT B           WORKING CAPITAL PRINCIPLES
EXHIBIT C           TERM SHEET FOR ACCOUNTS RECEIVABLE COLLECTION AND
                    REMITTANCE OF FUNDS
EXHIBIT D           Form of IT SUPPORT SERVICES Agreement
EXHIBIT E           Form OF HUMAN RESOURCES Agreement
EXHIBIT F           FORMS OF TRADEMARK LICENSE AGREEMENTs
EXHIBIT G           Form of SUPPLY AND DISTRIBUTION Agreement
EXHIBIT H           Form of NON-COMPETITION Agreement
EXHIBIT I           Form of PULP SUPPLY Agreement
EXHIBIT J           FORMS OF FIBRE SUPPLY AGREEMENTS (ashdown and
                    woodland)
EXHIBIT K           Form of Opinion of Counsel to Parent
EXHIBIT L           FORM OF SHARED SERVICES AGREEMENT
EXHIBIT M           Form of OPERATING Agreement
EXHIBIT N           TERM SHEET FOR INTERIM SALES AGREEMENT

                               PURCHASE AGREEMENT

     This Purchase Agreement (this "Agreement") is made and entered into as of
                                    ---------
June 1, 2001, by and among Georgia-Pacific Corporation, a Georgia corporation ("Parent"), Nekoosa Papers Inc., a Wisconsin corporation ("NPI"),
  ------                                                   ---
Georgia-Pacific Resins, Inc. ("G-P Resins"), a Delaware corporation, and Domtar
                               ----------
Inc., a Canadian corporation ("Purchaser").
                               ---------

                              PRELIMINARY STATEMENT

     WHEREAS, Parent and G-P Resins own pulp and paper mill operations located in and around Woodland, Maine and certain related assets that are used in the conduct of the Carve Out Business (as such term and other capitalized terms used herein without definition are defined in Article XI);

     WHEREAS, NPI owns pulp and paper mill operations located in and around Nekoosa, Wisconsin; Port Edwards, Wisconsin; and Ashdown, Arkansas and certain related assets that are used in the conduct of the Carve Out Business;

     WHEREAS, Parent owns all of the outstanding shares of St. Croix Water Power Company, a Maine corporation, The Saint Croix Water Power Company, a New Brunswick, Canada corporation, and The Sprague's Falls Manufacturing Company (Limited), a New Brunswick, Canada corporation (collectively, the "Transferred
                                                                   -----------
Subsidiaries"), which own certain real property and water rights relating to
------------
dams used in the Woodland, Maine operation;

     WHEREAS, Parent and certain Subsidiaries of Parent make available to the Mills certain services and assets that are used in the conduct of the Carve Out Business;

     WHEREAS, Purchaser wishes (i) to acquire certain assets associated with the Mills (subject to the assumption of certain obligations and liabilities specified herein) and to acquire the Shares and (ii) to receive certain
                                                 --
services, licenses and rights pursuant to certain ancillary agreements under which Parent and certain Subsidiaries of Parent will make available certain services and assets used in the Carve Out Business for specified periods following the Closing, all on the terms and conditions set forth herein; and

     WHEREAS, Sellers are agreeable to such a transaction, on the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I

                      Purchase and Sale of Acquired Assets;
         Assumption of Assumed Liabilities; Purchase and Sale of Shares
         --------------------------------------------------------------

     1.1 Transfer of Assets.
         ------------------

     (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, for the consideration specified in Section 1.5, Parent, NPI and G-P Resins, as applicable, will sell, assign, transfer, convey and deliver to Purchaser, and Purchaser will purchase and acquire from Parent, all right, title and interest of Parent, NPI and G-P Resins, as applicable, in and to the properties, assets and rights of every nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, whether accrued, contingent or otherwise primarily relating to or used or held for use in the operation of the Carve Out Business as of the date hereof and at any time following the date hereof to the Closing Date, including all such property acquired by Parent, NPI and G-P Resins, as applicable, between the date hereof and the Closing Date, but excluding the Excluded Assets (collectively, the "Acquired Assets"). It is agreed that the Acquired Assets shall include, without
 ---------------
limitation, the following assets, in each case as they shall exist on the Closing Date:

          (i) the Real Property, including all buildings, improvements, fixtures and all other appurtenances thereto (including the Port Edwards chipping facility presently under construction, the Wisconsin Sand Pit, the Maine Non-FERC Assets, the FERC Assets, the Nepco Lake Dam, and the Weirgor Woodyard) and all other rights and benefits in and relating to real property (including the Wisconsin Landfill Extension Option) together with all right, title and interest therein (the "Premises");
                                                 --------

          (ii) except for public utilities, all water treatment facilities, together with all pipes and canals that are used to bring water to and discharge water from the Premises and rights to water from the Wisconsin River and Nepco Lake;

          (iii) all Inventory of Parent and NPI (other than Excluded Inventory) located at any Mill and any Inventory of Parent and NPI (including the Inventory of the Weirgor Woodyard) that is not located at any Mill but is allocable to the Mills in a manner consistent with the practices utilized in the preparation of the Audited Financial Statements;

          (iv) all rights in products sold or leased by or on behalf of any Mill to third parties (including, but not limited to, products hereafter returned or repossessed and unpaid rights or rescission, replevin, reclamation and rights to stoppage in transit), but in the case of returned products only to the extent that any corresponding obligation to a third party in respect of such products constitutes an Assumed Liability hereunder;

          (v) all production orders that are allocated to the Mills in accordance with past practice, including customer orders for at least 4,000 tons of Woodland export pulp Inventory;

          (vi) all machinery, equipment, furniture, vehicles, tools, dies, molds, rolling stock, intermill railroads and related equipment, office supplies and all other items of tangible personal property owned or leased by Parent or NPI that are located at any Mill (or are in transit to or on order on behalf of any Mill) or are used primarily by Other Employees (as defined in the Human Resources Agreement) (other than fixtures) who accept an offer of post-Closing employment that he or she receives from Purchaser prior to the Closing or during the 30-day period following the Closing or by Employees who work at any Mill (including, but not limited to, any of the foregoing items purchased subject to any conditional sales or title retention agreement in favor of any other Person);

          (vii) any and all Computer Hardware and Computer Software which is physically located and operated at any Mill (or is in transit to or on order on behalf of any Mill) (collectively, the "Mill Technology"), and any
                                                      ---------------
     and all Computer Hardware (and all Computer Software loaded thereon) that
     (A) constitutes a personal computer (with peripherals) that is primarily
      -
     used by any Other Employee who accepts an offer of post-Closing employment that he or she receives from Purchaser prior to or during the 30 day period following the Closing or (B) is portable (e.g., laptop computers, PDA's)
                               -
     and is used primarily by an Employee who works at any Mill;

          (viii) the Purchaser IT Environment on the terms provided in Section 5.4;

          (ix) to the extent their transfer is permitted under Applicable Laws, all Governmental Approvals that are used primarily in the operation of any Mill, including any pending applications therefor (the "Permits");
                                                                    -------

          (x) all Contracts relating primarily to the business activities of any Mill (including all Contracts specifically identified on Section 3.14(a) of the Parent Disclosure Letter as being assigned to Purchaser hereunder), including, without limitation, any right to receive payment for products sold or services rendered pursuant to such Contracts (to the extent they constitute receivables under clause (xi) below), any right to receive goods and services pursuant to such Contracts, and any right to assert claims and take other rightful actions in respect of post-closing breaches, defaults and other violations of such Contracts (such Contracts, the "Mill Contracts");
                           --------------

          (xi)   $120 million of trade accounts receivable (the "Transferred
                                                                 -----------
     Accounts Receivable") for products shipped or services provided prior to
     -------------------
     the Closing Date, which receivables shall be specifically identified on a schedule to be provided by Parent to Purchaser within 15 days after the Closing Date;

          (xii) all prepaid expenses and other current assets that are attributable to any Mill and that will inure to the benefit of Purchaser after the Closing;

          (xiii) all books of account, financial and accounting records, files, manuals, invoices, customer and supplier lists and other business records related primarily to any Mill, including Transferring Employee records (other than medical records) except to the extent required by Applicable Law to be retained by Parent or its Affiliates (in which case copies (other than of medical records) will be provided to Purchaser), including all records and materials maintained at the headquarters of Parent or NPI, catalogues, price lists, correspondence, mailing lists, distribution lists, photographs, production data, sales and promotional materials and records, purchasing materials and records, manufacturing and quality control records and procedures, blueprints and research and development files;

          (xiv) all patents, patent applications, trade secrets, confidential know-how, formulae, processes, procedures, trademarks, service marks, copyrights, trade names, service names, corporate signatures, logos and other like proprietary rights specifically listed in Section 1.1(a)(xiv) of the Parent Disclosure Letter, including rights to sue for and remedies against past, present and future infringements thereof, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide and all tangible embodiments thereof (the "Acquired
                                                                       --------
     Intellectual Property");
     ---------------------

          (xv) Plan assets to the extent provided in the Human Resources Agreement; and

          (xvi) all assets specifically listed in Section 1.1(a)(xvi) of the Purchaser Disclosure Letter.

     (b) At the Closing, the Acquired Assets shall be transferred or otherwise conveyed to Purchaser free and clear of all liabilities, obligations and Liens excepting only Assumed Liabilities and Permitted Liens or, in the case of the Real Property, free and clear of all Title Defects, excepting only the Permitted Real Property Exceptions.

     (c) Notwithstanding anything to the contrary contained herein, but subject to the provisions of Section 5.3(c) and the Ancillary Documents, to the extent any Mill Contract, order, document, instrument or other asset that is intended to be sold, assigned, transferred, conveyed or licensed to Purchaser hereunder or any Ancillary Document requires the consent, approval, authorization, waiver, permit, grant, franchise, concession or license of any Person (other than any Seller) (any of the foregoing, a "Consent") in order to consummate the
                                  -------
transactions contemplated hereby and by the Ancillary Documents (any such Mill Contract, order, document, instrument or other asset, a "Restricted Asset"),
                                                         ----------------
this Agreement will not constitute an agreement to sell, assign, transfer, convey or license such Restricted Asset if such action would constitute a breach of the terms of, or limit the post-Closing use and enjoyment of such Restricted Asset. In accordance with Section 5.3(c), Section 5.4 and the expense provisions of Section 9.3, Parent shall take all commercially reasonable actions to obtain such Consent from such Person. Subject to Section 6.2(e), if the Closing occurs without obtaining any such Consent regarding a Restricted Asset, Parent and its Affiliates will, in accordance with the expense provisions of Section 9.3, take all commercially reasonable action requested by Purchaser to obtain such Consent after the Closing or to otherwise transfer to Purchaser the benefit of such Restricted Asset. Without limiting the obligations of Parent under Section 5.4, in connection with seeking any Consent, Parent and its Affiliates (i) will not
                                                                   -
agree to any modifications of rights in respect of the Restricted Asset that would be adverse to Purchaser after the Closing, (ii) shall not be required to
                                                  --
agree to any restriction on the conduct of their respective businesses, and
(iii) shall not be required to make any payment that is unreasonable in relation
 ---
to the applicable Contract or asset. This Section 1.1(c) shall not limit or otherwise affect Parent's obligation to seek Consents in respect of Mill Technology and the Purchaser IT Environment, which will be governed by Section 5.4.

     1.2 Excluded Assets. Notwithstanding anything in this Agreement to the
         ---------------
contrary, the following assets of Parent, NPI and G-P Resins (collectively, the "Excluded Assets") shall be excluded from and shall not constitute any part of
 ---------------
the Acquired Assets:

          (i) all cash and cash equivalents on hand or in banks and all bank accounts, including trust funds with the Maine Environmental Protection Division;

          (ii)  (A) all rights of Parent or its Affiliates under this Agreement
                 -
     and the agreements, instruments and - certificates delivered in connection with this Agreement and the certificate of incorporation and bylaws of Sellers, qualifications to conduct business, taxpayer and other identification numbers, corporate seals, minute books, stock transfer records and any other document relating to the organization, maintenance and existence of each of Parent, NPI and G-P Resins as a corporation, (B)
                                                                            -
     such business - records as may be located at the Mills and are listed on
     Section 1.2(ii) of the Parent Disclosure Letter, (C) books,
                                                       -
     records and other information relating primarily to production orders not allocated - to the Mills, (D) medical records of Employees and (E)
                                -
     personnel records of Employees who are not - Transferring Employees;

          (iii) all records prepared by Parent and its Affiliates in connection with the sale of the Mills to Purchaser, except as otherwise specified herein;

          (iv) all rights, claims and causes of action and rights of reimbursement (A) relating to any of the Excluded Liabilities or the
                    -
     Excluded Assets, including rights, claims and causes of action under insurance policies relating thereto and to the Acquired Assets, (B)
                                                                      -
     specifically listed in Section 1.2(iv) of the Parent Disclosure Letter or
     (C) arising after the Closing relating to the pre-Closing operations of the
      -
     Mills;

          (v) all deferred Tax assets and all rights to claims available to or being pursued by Parent, NPI and G-P Resins and their respective Affiliates for refunds of or credits against Taxes, investment Tax credits, research credits and credits for prepayments of Taxes attributable to Parent or any Affiliate of Parent (other than (A) any Tax refund accrued as
                                                    -
     a current asset shown on the Closing Working Capital Statement as finally determined in accordance with Section 2.3 and (B) any refund in respect of
                                                    -
     any Transfer Tax to the extent such Transfer Tax is the responsibility of Purchaser under Section 9.5(k) of this Agreement);

          (vi) any consolidated, combined, unitary or separate company Tax Return relating to Income Taxes that includes Parent or any Affiliate of Parent and records and work papers used in preparation thereof;

          (vii) except for the Acquired Intellectual Property, all patents, patent applications, trade secrets, confidential know-how, formulae, processes, procedures, trademarks, service marks, copyrights, trade names, service names, corporate signatures, logos and other like proprietary rights owned by Parent or any Affiliate of Parent, including, without limitation, the Georgia-Pacific logo and corporate signature, the trade names and trademarks "Georgia-Pacific", "G-P" and "Great Northern", the "gapac.com" and "gp.com" domain names and any variation, alteration, modification or derivative thereof;

          (viii) except as otherwise set forth in the Human Resources Agreement, any asset of any Plan, including, but not limited to, the right to receive assets of any such Plan upon termination thereof;

          (ix) all properties, assets and rights of Parent relating primarily to (A) the sawmill operations located in the Town of Baileyville, Maine,
         -
     the oriented strand board operations located in the Town of Baileyville, Maine, the procurement yard adjacent thereto and certain expansion lands adjacent thereto, the exact location of each of which shall be established prior to the Closing Date by a survey to be prepared by Plisga & Day and shall be subject to the reasonable approval of Purchaser and Sellers (together, the "Excluded Woodland Facilities"), and (B) the procurement operations located
      ----------------------------         -
     at or adjacent to the Woodland Mill or the Ashdown Mill that are identified in Section 1.2(ix) of the Parent Disclosure Letter;

          (x) all rights of Parent or any of its Affiliates to any reimbursements from any Governmental Entity for payments made in respect of environmental remediation or condemnation prior to the Closing (except to the extent reflected as a current asset on the Closing Working Capital Statement);

          (xi) any and all properties or assets not located at the Mills that are utilized by Parent or its Affiliates in providing the services that are the subject of the Ancillary Documents or the services listed in Section 3.20(a) of the Parent Disclosure Letter, other than the Purchaser IT Environment on the terms provided in Section 5.4(b);

          (xii) the real property located at or near the Woodland Mill known as the South Princeton Landfill, and the accompanying contiguous buffer zone, situated in the Town of Princeton, Maine, the exact location of which shall be established prior to the Closing Date by a survey to be prepared by Plisga & Day and shall be subject to the reasonable approval of Purchaser and Sellers;

          (xiii) the Excluded Inventory;

          (xiv) the Computer Hardware or Computer Software (and any associated Contract) that is specifically listed in Section 1.2(xiv) of the Parent Disclosure Letter; and

          (xv)   (A) all Contracts relating to benefit plans and arrangements
                  -
     except to the extent provided in the Human Resources Agreement and (B) all
                                                                         -
     Contracts specifically identified on Section 3.14(a) of the Parent Disclosure Letter as not being assigned to Purchaser hereunder.

     1.3 Assumed Liabilities.
         -------------------

     (a) Subject to the terms and conditions set forth herein, at the Closing Purchaser shall assume and undertake to pay, satisfy or discharge the following liabilities, obligations and commitments (collectively, the "Assumed Liabilities"):

          (i) all liabilities, obligations and commitments that constitute trade accounts payable allocated to the Mills in a manner consistent with the practices utilized in the preparation of the Audited Financial Statements, and other accrued liabilities recorded in the books and records of the Mills;

          (ii) all liabilities, obligations and commitments that arise after the Closing under the Mill Contracts assigned to Purchaser at the Closing, excluding liabilities for pre-Closing breaches except as otherwise provided pursuant to Section 1.3(a)(iii) below;

          (iii) all liabilities, obligations and commitments that it expressly agrees to assume under the Human Resources Agreement, including accrued vacation and related benefits to the extent assumed by Purchaser under the Human Resources Agreement (the "Assumed Employee Liabilities");
                                     ----------------------------

          (iv) the litigation, proceedings and claims identified as items IV(a)(ii), (iii), (iv), (v) and (vii) under the heading for "Woodland" in
     Section 3.5 of the Parent Disclosure Letter (the "Assumed Litigation");
                                                       ------------------

          (v) all Pre-Closing Environmental Liabilities relating to or arising out of the matters for which Purchaser is identified as the "Responsible Party" on Exhibit A-1 hereto (the "Assumed Purchaser
                                                     -----------------
     Environmental Liabilities");
     -------------------------

          (vi) all Pre-Closing Environmental Liabilities relating to or arising out of the matters for which Parent is identified as the "Responsible Party" on Exhibit A-1 hereto and all other Pre-Closing Environmental Liabilities relating to or arising out of matters that are not identified on Exhibit A-1 hereto (excluding Excluded Environmental Liabilities and the Impaired Asset Liabilities) (the "Assumed Parent
                                                           --------------
     Environmental Liabilities");
     -------------------------

          (vii) all liabilities, obligations or commitments (whether known or unknown, contingent or otherwise) relating to or arising out of the Impaired Assets (the "Impaired Asset Liabilities"); and
                           --------------------------

          (viii) any liabilities, obligations or commitments, excluding the Excluded Liabilities, whether known or unknown, contingent or otherwise, to the extent relating to or arising out of the operation of the Carve Out Business or the ownership of the Acquired Assets prior to the Closing (including any Transferred Subsidiary Pre-Closing Liability other than in respect of Taxes) (other than those liabilities, obligations and commitments included in clauses (i) - (vii) above)(collectively, the "Assumed Pre-Closing Liabilities").
      -------------------------------

     (b) Except as expressly set forth in Section 1.3(a), Purchaser expressly does not, and shall not, assume or be deemed to assume, under this Agreement or otherwise by reason of the transactions contemplated hereby, any liabilities, obligations or commitments of Parent or any of its Affiliates of any nature whatsoever, whether known or unknown, contingent or otherwise (collectively, the "Excluded
                                                              --------
Liabilities"). Without limiting the generality of the foregoing, and
-----------
notwithstanding Section 1.3(a)(viii), the following shall constitute Excluded
Liabilities:

          (i) any obligation or liability (including, without limitation, any Pre-Closing Environmental Liability) in respect of the Excluded Assets;

          (ii) any continuing liabilities of Parent or its Affiliates under this Agreement or the Ancillary Documents or other instruments to be delivered by Parent or its Affiliates at the Closing;

          (iii) any legal, accounting, transactional, consultant, brokerage or other expense relating to the negotiation and consummation of the transactions contemplated hereby by or on behalf of Parent;

          (iv)   any deferred Tax Liability and any liability for (A) Taxes
                                                                 -
     imposed on, with respect to or relating to the Acquired Assets for any Pre-Closing Tax Period or (B) Taxes of Parent or any of its Affiliates
                                -
     (other than any liability in respect of any Transfer Tax to the extent such Transfer Tax is the responsibility of Purchaser under Section 9.5(k) of this Agreement);

          (v) except as expressly provided otherwise in this Agreement or in any Ancillary Document, any obligation or liability to Parent or any of its Affiliates, including any post-Closing Date obligation or liability arising from an Affiliated Party Transaction, other than trade accounts payable arising in the ordinary course of business that are included in the Assumed Liabilities;

          (vi) any litigation, proceeding or claim (excluding the Assumed Litigation and other claims and proceedings expressly assumed by Purchaser under the Human Resources Agreement) that is pending or has been made or asserted and of which Parent has received notice as of the Closing Date, including without limitation any such litigation, proceeding or claim that is set forth on Section 3.5, 3.11, 3.12, 3.15 or 3.18 of the Parent Disclosure Letter (all such litigation, proceedings and claims described in this clause (vi), the "Pending Litigation");
                            ------------------

          (vii) all Pre-Closing Environmental Liabilities relating to or arising out of the matters for which Parent is identified as the "Responsible Party" on Exhibit A-2 hereto (the "Excluded Environmental
                                                     ----------------------
     Liabilities");
     -----------

          (viii) all liabilities relating to or arising out of any breach prior to the Closing of any Mill Contract other than as provided in the Human Resources Agreement; and

          (ix) all Pre-Closing Employee Liabilities other than Assumed Employee Liabilities.

     1.4 Purchase and Sale of Shares. Upon the terms and subject to the
         ---------------------------
conditions of this Agreement, at the Closing, for the consideration specified in
Section 1.5, Parent will sell, transfer and deliver to Purchaser free and clear of all Liens, and Purchaser will purchase, acquire and accept from Parent, the Shares.

     1.5 Purchase Price; Allocation of Purchase Price.
         --------------------------------------------

     (a) The aggregate purchase price for the Acquired Assets and the Shares shall be $1,650,000,000 (the "Purchase Price"), payable in the manner described
                              --------------
in Section 2.2(b)(i) and subject to adjustment as set forth in Section 2.3.

     (b) Purchaser and Parent agree to allocate the Purchase Price between the Shares and the Acquired Assets in accordance with Section 9.5(d)(i) of this Agreement. Any adjustment to the Purchase Price pursuant to Section 2.3 or otherwise shall be allocated to the Shares on the one hand or the Acquired Assets on the other hand as determined in good faith by Purchaser.

                                   ARTICLE II

                     The Closing; Purchase Price Adjustments
                     ---------------------------------------

     2.1 Closing Date. The closing of the transactions contemplated by this
         ------------
Agreement (the "Closing") shall take place at the New York offices of Debevoise
                -------
& Plimpton, at 10:00 a.m., local time, on (i) the second Business Day following
                                           -
the last to be fulfilled or waived of the conditions set forth in Article VI (other than those conditions which are only capable of being fulfilled as of such date), or (ii) such other time, date or place as the parties hereto may
                --
agree in writing. The date on which the Closing shall occur is herein referred to as the "Closing Date".
           ------------

     2.2 Transactions to be Effected at the Closing.
         ------------------------------------------

     (a) Sellers shall deliver or cause to be delivered to Purchaser the following:

          (i) such appropriately executed special or limited warranty deeds in local customary form, bills of sale, assignments, affidavits of title and other instruments of transfer as shall be necessary or appropriate for the sale, assignment, transfer, conveyance and delivery as contemplated by this Agreement of the Acquired Assets (it being understood that any such document shall not provide for any representations or warranties that are not otherwise expressly provided for in this Agreement), provided that the transfer
                                                --------
     documents for the FERC Assets and the Nepco Lake Dam, respectively, shall be held in escrow pursuant to an escrow arrangement reasonably satisfactory to Purchaser and Parent pending FERC's approval of the transfer of the FERC Licenses and any necessary compliance with Chapter 31 of the Wisconsin Statutes as contemplated by Section 5.18;

          (ii) the stock certificate or certificates representing all of the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank;

          (iii) a duly executed copy of each of the Ancillary Documents to which Parent or an affiliate of Parent is a party; and

          (iv) such other instruments or documents, the delivery of which is a condition to Closing or which may be reasonably requested by Purchaser prior to the Closing Date or as may be necessary to effect the Closing in accordance with this Agreement (it being understood that any such other instrument or document shall not provide for any representations or warranties or any obligations or liabilities that are not otherwise expressly provided for in this Agreement).

     (b) Purchaser shall deliver or cause to be delivered to Sellers, as the case may be, the following:

          (i) by wire transfer to the accounts designated in writing by Parent at least five days prior to the Closing, immediately available U.S. funds in an aggregate amount equal to the Purchase Price;

          (ii) such appropriately executed assumption agreements and other instruments of assumption providing for Purchaser's assumption of the Assumed Liabilities as contemplated by this Agreement (it being understood that any such document shall not provide for any representations or warranties that are not otherwise expressly provided for in this Agreement);

          (iii) a duly executed copy of each of the Ancillary Documents to which Purchaser is a party; and

          (iv) such other instruments or documents, the delivery of which is a condition to Closing or which may be reasonably requested prior to the Closing Date by Parent or as may be necessary to effect the Closing in accordance with this Agreement (it being understood that any such other instrument or document shall not provide for any representations or warranties or any obligations or liabilities that are not otherwise expressly provided for in this Agreement).

     2.3 Purchase Price Adjustment.
         -------------------------

     (a) Within 60 days following the Closing Date, Parent will prepare and deliver or cause to be prepared and delivered to Purchaser, a working capital statement for the Acquired Assets and the Assumed Liabilities as of the close of business on the Closing Date (the "Closing Working Capital Statement"), audited
                                   ---------------------------------
by Arthur Andersen, independent accountants for Parent, setting forth an itemized calculation of the current assets included in the Acquired Assets or owned by the Transferred Subsidiaries as of the Closing Date and the current liabilities included in the Assumed Liabilities (including for this purpose liabilities of the Transferred Subsidiaries for Taxes (other than Combined Income Taxes)). The excess of such current assets over such current liabilities, as reflected on the Working Capital Statement, will be referred to herein as the "Closing Working Capital". The Closing Working Capital Statement shall be
 -----------------------
prepared in accordance with U.S. GAAP and on a basis consistent with the U.S. GAAP principles, procedures and elections used in the Financial Statements, as modified by the principles, procedures and elections set forth in Exhibit B hereto (the "Working Capital Principles"). Notwithstanding the foregoing, (i)
             --------------------------
the amount of the trade accounts receivable for the purposes of determining the Closing Working Capital shall be $120,000,000 and (ii) the Closing Working Capital Statement will not reflect any accrual for additional matching contributions within the meaning of the applicable Parent 401(k) Plan.

     (b) Following the receipt by Purchaser of the Closing Working Capital Statement, Purchaser and its advisors and accountants shall have 45 days to review the Closing Working Capital Statement. Purchaser shall have full access to all information used by Parent in preparing the Closing Working Capital Statement, including the books and records and the work papers of Parent's accountants (subject to the reviewing party executing any customary access letters required by Parent's accountants). The Closing Working Capital Statement will become final and binding upon the parties on the 45th day following delivery thereof, unless Purchaser delivers a written notice (the "Dispute
                                                                   -------
Notice") to Parent prior to such date which specifies in reasonable detail the
------
amount by which and the reasons why Purchaser thinks the current assets or current liabilities reflected on the Closing Working Capital Statement either contain mathematical errors or were not prepared in accordance with Section 2.3(a).

     (c) If Purchaser delivers a Dispute Notice in accordance with Section 2.3(b), then the parties shall, during the 30-day period beginning on the receipt by Parent of the Dispute Notice (the "Review Period"), seek in good
                                              -------------
faith to resolve in writing any differences which they may have with respect to the matters specified in the Dispute Notice. If Purchaser and Parent are unable to resolve all of the objections of Purchaser within such 30-day period, then Purchaser and Parent shall submit such unresolved objections to the Washington, D.C. office of Deloitte & Touche LLP (the "Third Party Accountants"). Purchaser
                                           -----------------------
and Parent shall use reasonable efforts to cause the Third Party Accountants to render a final, binding decision resolving the matters in dispute within 60 days following the submission of such matter to the Third Party Accountants. The determination of the Third Party Accountants will be final and binding on Parent and Purchaser and judgment may be entered upon the determination of the Third Party Accountants in any court having jurisdiction over the party against which such determination is to be enforced. The fees, costs and expenses of the Third Party Accountants (i) shall be borne by Purchaser in the proportion that the
                   -
aggregate dollar amount of all such disputed items so submitted that are unsuccessfully disputed by Purchaser (as finally determined by the Third Party Accountants) bears to the aggregate dollar amount of such items so submitted and
(ii) shall be borne by Parent in the proportion that the aggregate dollar amount
 --
of such disputed items so submitted that are successfully disputed by Purchaser (as finally determined by the Third Party Accountants) bears to the aggregate dollar amount of all such items so submitted.

     (d)  Within 10 days after the first to occur of (i) the Closing Working
                                                     -
Capital Statement becoming final pursuant to Section 2.3(b) or (ii) the parties
                                                                --
reaching agreement pursuant to Section 2.3(c) or (iii) the Third Party
                                                  ---
Accountants rendering their decision pursuant to Section 2.3(c), a final adjustment to the Purchase Price will be made as follows:

               (A) if it is determined that the Closing Working Capital is equal to $200,000,000, then no adjustment will be made to the Purchase Price;

               (B) if it is determined that the Closing Working Capital is less than $200,000,000, then the Purchase Price will be reduced by an amount equal to the difference between $200,000,000 and the Closing Working Capital, and Parent will pay to Purchaser, by wire transfer of immediately available funds, an amount equal to such difference, plus interest at LIBOR plus 150 basis points on such amount from the Closing Date through the date of payment; or

               (C) if it is determined that the Closing Working Capital is more than $200,000,000, then the Purchase Price will be increased by an amount equal to the excess of the Closing Working Capital over $200,000,000, and Purchaser will pay to Parent, by wire transfer of immediately available funds, an amount equal to such excess, plus interest at LIBOR plus 150 basis points on such amount from the Closing Date through the date of payment.

     (e) Purchaser Indemnitees' rights to indemnification pursuant to Article VIII (and any limitations on such rights) shall not be deemed to limit, supersede or otherwise affect Purchaser's right to a full adjustment of the Purchase Price pursuant to this Section 2.3, provided that Purchaser shall not
                                             --------
be entitled to be indemnified under Article VIII for a Loss if, and to the extent that, such Loss has been reflected in the final calculation of Closing Working Capital.

     2.4 Accounts Receivable Reimbursement. The collection and reimbursement of
         ---------------------------------
the Transferred Accounts Receivable shall be performed in accordance with the terms set forth in Exhibit C.
                   ---------

                                  ARTICLE III

                    Representations and Warranties of Sellers
                    -----------------------------------------

     As of the date hereof and as of the Closing Date, Sellers, jointly and severally, represent and warrant to Purchaser as follows:

     3.1 Organization, Standing and Power.
         --------------------------------

     (a) Each Seller and each Transferred Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power and authority to own, lease and operate its properties and assets, to carry on its operations (including the Carve Out Business) as now being conducted, to execute and deliver this Agreement and each of the Ancillary Documents to which it is or will be a party, to perform fully its obligations under this Agreement and the Ancillary Documents, and to consummate the transactions contemplated hereby and thereby.

     (b) Each Seller and each Transferred Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the operation of its portion of the Carve Out Business or the character of the properties owned, leased or operated by it in connection with its portion of the Carve Out Business makes such qualification or licensing necessary, except for any such failure to be qualified or licensed that, individually and in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

     (c) Each Seller and each Transferred Subsidiary has made available to Purchaser complete and correct copies of its certificate of incorporation and by-laws or other organizational documents, in each case, as amended and in effect on the date hereof. No Seller or Transferred Subsidiary is in violation of any of the provisions of its certificate of incorporation or by-laws or other organizational documents.

     3.2 Authority. The execution and delivery of this Agreement and the
         ---------
Ancillary Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each Seller. This Agreement and the Human Resources Agreement have each been duly executed and delivered by each Seller which is a party thereto and each constitutes its legal, valid and binding obligation, enforceable against each of them in accordance with their terms.

Each Ancillary Document to be entered into by a Seller at the Closing will be duly executed and delivered by such Seller, and when so executed and delivered will constitute, the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms.

     3.3 No Conflicts.
         ------------

     (a) The execution, delivery and performance of this Agreement and the Ancillary Documents by each Seller and the consummation by each Seller of the transactions contemplated hereby and thereby do not and will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien (other than a Permitted Lien) upon any asset constituting a part of the Carve Out Business under (i) the certificate of
                                                     -
incorporation or bylaws (or comparable organizational documents) of such Seller,
(ii) subject to the filings and other matters referred to in the following
 --
paragraph (b), any law, judgment, order, decree, statute, ordinance, rule or regulation applicable to Parent or any of its Affiliates, or (iii) other than as
                                                              ---
set forth in Section 3.3(a) of Parent Disclosure Letter, any Contract to which Parent or any of its Affiliates is a party or by which any of the assets constituting a part of the Carve Out Business are bound or affected, except in the case of clause (ii) and clause (iii), for any such conflict, violation, default, or other consequence that, individually or in the aggregate, has not and would not reasonably be expected to have a Material Adverse Effect.

     (b) No Governmental Approval is required to be obtained or made by Parent or any of its Affiliates in connection with the execution and delivery of this Agreement and the Ancillary Documents or the consummation of the transactions contemplated hereby and thereby by Seller, except for (i) compliance with and
                                                       -
filings under the HSR Act and any other applicable pre-merger notification law, whether U.S. or foreign, (ii) the Governmental Approvals set forth in Section
                          --
3.3(b) of the Parent Disclosure Letter, and (iii) those the failure of which to
                                             ---
obtain or make, individually or in the aggregate, would not materially impair the ability of a Seller to perform its obligations under this Agreement or materially impair Purchaser's use of the Acquired Assets or operation of the Transferred Subsidiaries immediately following the Closing.

     3.4 Compliance with Applicable Laws.
         -------------------------------

     (a) Except as set forth in Section 3.4(a) of the Parent Disclosure Letter, Parent and its Affiliates have complied with all Applicable Laws with respect to the Carve Out Business and the Acquired Assets, except where such failure to so comply, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.4(a) of the Parent Disclosure Letter, since January 1, 1996, neither Parent nor any of its Affiliates has received any written notice from a Governmental Entity alleging any material non-compliance relating to the Carve Out Business or the Acquired Assets under any such Applicable Law, except for any alleged non-compliance that, if substantiated, individually and in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. This Section 3.4(a) does not apply to employee benefits matters for which Section 3.15 is applicable, Environmental Laws for which
Section 3.16 is applicable, Tax matters for which Section 3.17 is applicable or labor matters for which Section 3.18 is applicable.

     (b) Section 3.4(b) of the Parent Disclosure Letter sets forth all consents, approvals, authorizations, waivers, permits, grants, franchises, concessions, agreements, licenses, exemptions or orders of, registrations, certificates, declarations or filings with, or reports or notices to, any Governmental Entity (collectively, "Governmental Approvals") necessary for, or otherwise material
                ----------------------
to, the use and operation of the Acquired Assets and the assets of the Transferred Subsidiaries. Except as set forth in Section 3.4(b) of the Parent Disclosure Letter, all such Governmental Approvals have been duly obtained and are in full force and effect, and each of Parent and its Affiliates, as the case may be, are in compliance with each of such Governmental Approvals held by it with respect to the Acquired Assets and the assets of the Transferred Subsidiaries, except for any failure to obtain or comply with a Governmental Approval that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

     3.5 Litigation; Decrees. Except as set forth in Section 3.5 of the Parent
         -------------------
Disclosure Letter (and except for any lawsuit, action or proceeding brought after the date of this Agreement by any Person seeking to delay or prevent, or otherwise challenging, the transactions contemplated hereby), there is no lawsuit, action or proceeding pending, or, to the Knowledge of Parent, threatened, against any of Parent or any of its Affiliates by any Person or asserted by any of them against any Person that relates to the Carve Out Business or the Acquired Assets, except for any such matter that, if resolved in a manner adverse to Parent and its Affiliates, would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect. None of Parent or any of its Affiliates is in default under any material judgment, order, injunction or decree of any Governmental Entity or arbitrator entered against any such party that relates to the Carve Out Business or the Acquired Assets. This Section 3.5 does not apply to Intellectual Property matters for which Section 3.12 is applicable or labor matters for which Section 3.18 is applicable.

     3.6 Capitalization; Subsidiaries; Title to Shares; Title to Assets.
         --------------------------------------------------------------

     (a) The authorized capital stock and the outstanding shares of capital stock (collectively, the "Shares") of each of the Transferred Subsidiaries is
                          ------
set forth in Section 3.6(a) of the Parent Disclosure Letter, and there are no other classes of stock authorized or issued. All of the Shares are duly and validly authorized, issued and outstanding and are fully paid and non-assessable, and owned beneficially and of record by Parent, as set forth in Section 3.6(a) of the Parent Disclosure Letter. There are no shares of capital stock of any Transferred Subsidiary held as treasury shares. There are no preemptive rights existing with respect to the capital stock of any Transferred Subsidiary and none of the Shares were issued in violation of any preemptive rights. There are no outstanding warrants, options, rights, calls or other commitments of any nature relating to the capital stock of any Transferred Subsidiary, and there are no outstanding securities or debt obligations of any Transferred Subsidiary convertible into or exchangeable for shares of capital stock of any Transferred Subsidiary. There are no agreements, commitments, restrictions or arrangements relating to ownership (including, without limitation, repurchase or redemption), voting or receipt of dividends or distributions in respect of any shares of any Transferred Subsidiary's capital stock.

     (b) No Transferred Subsidiary has any Subsidiaries, or owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or other investment in any other Person. From the time that Parent acquired the Transferred Subsidiaries, they have not employed any employees and have not engaged in any material business activities other than the ownership of the dams used in the operation of the Woodland Mill, the production of electric power for supply to the Woodland Mill and other operations of Parent and activities related thereto.

     (c) Except as set forth in Section 3.6(c) of the Parent Disclosure Letter, each of Parent, NPI and G-P Resins, as the case may be, has good and valid title to, or has legally sufficient rights to use, the Acquired Assets, in each case free and clear of all Liens, except for Permitted Liens. This Section 3.6(c) does not apply to Real Property, for which Section 3.11 is applicable.

     3.7 Sufficiency of Acquired Assets.
         ------------------------------

     (a) Other than the Excluded Assets, the assets owned by the Transferred Subsidiaries and the Acquired Assets, together with the services, licenses and rights to be provided pursuant to the Ancillary Documents and the services referenced on Section 3.7(a) of the Parent Disclosure Letter, comprise all assets and services used in and necessary for the conduct of the Carve Out Business since January 1, 2000 and as of the Closing Date.

     (b) The Acquired Assets and the assets of the Transferred Subsidiaries are in all material respects adequate for the purposes for which such assets are currently used or are held for use, and are in reasonably good repair and operating condition (subject to normal wear and tear). To the Knowledge of Parent, there are no facts or conditions affecting any material tangible Acquired Assets which would, individually or in the aggregate, reasonably be expected to materially interfere with the use, occupancy or operation thereof as currently used, occupied or operated, or their adequacy for such use.

     3.8 Financial Information. True and complete copies of (i) the unaudited
         ---------------------                               -
balance sheets of the Carve Out Business as of January 1, 2000 and December 30, 2000, and the related unaudited statements of income, Parent's investment and cash flow for each of the three years in the three-year period ended December 30, 2000, together with all related notes thereto (the "Year-End Financial
                                                        ------------------
Statements"), and (ii) the unaudited balance sheet of the Carve Out Business as
----------         --
of March 31, 2001, and the related unaudited statements of income, Parent's investment and cash flow for the three months ended March 31, 2001, together with all related notes thereto (the "Interim Financial Statements" and together
                                     ----------------------------
with the Year-End Financial Statements, the "Financial Statements"), have been
                                             --------------------
delivered by Parent to Purchaser. The Year-End Financial Statements, the Interim Financial Statements, and, when delivered in accordance with Section 5.14, the Audited Financial Statements (x) were (and, in the case of the Audited Financial
                              -
Statements, shall have been) prepared in accordance with the books of account and other financial records of Parent and its Affiliates, (y) present fairly, in
                                                           -
all material respects, the consolidated financial condition and results of operations of the Carve Out Business, as of the dates thereof or for the periods covered thereby, as the case may be, and (z) have been (and, in the case of the
                                          -
Audited Financial Statements, shall have been prepared) in accordance with U.S. GAAP applied on a consistent basis from period to period, except as otherwise stated in the Financial Statements (including the notes thereto) or in the letter dated the date hereof delivered by Parent to Purchaser (the "Side
                                                                    ----
Letter"). Upon Purchaser's receipt of the Audited Financial Statements delivered
------
in accordance with Section 5.14(a), all references in this Article III to the "Financial Statements" shall be deemed to refer to the Audited Financial Statements and the Interim Financial Statements instead of the Year-End Financial Statements and the Interim Financial Statements delivered prior to the date hereof. Notwithstanding the foregoing provisions of this Section 3.8, the Weirgor Woodyard and related Inventory and assets are not reflected in the Year-End Financial Statements but such properties and assets will be reflected in the Audited Financial Statements.

     3.9 Absence of Certain Changes. Except as set forth on Section 3.9 of the
         --------------------------
Parent Disclosure Letter, since December 30, 2000, (i) the Carve Out Business
                                                    -
has been conducted in the ordinary course and (ii) neither Parent nor any of its
                                               --
Affiliates (solely in connection with the Carve Out Business) has:

     (a)  suffered any Material Adverse Effect;

     (b) made any change in method of accounting or accounting practice, other than such changes required by U.S. GAAP;

     (c) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible property), other than the sale of Inventory and other sales of non-material assets in each case in the ordinary course consistent with past practice;

     (d) solely with respect to any Transferred Subsidiary, issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same;

     (e) solely with respect to any Transferred Subsidiary redeemed any of the capital stock or declared, made or paid any dividends or distributions to the holders of capital stock or otherwise;

     (f) solely with respect to any Transferred Subsidiary amended or restated its certificate of incorporation or bylaws;

     (g) amended, terminated, cancelled or compromised any material claims of or waived any other rights of substantial value to the Carve Out Business;

     (h) made any express or deemed election or settled or compromised any material liability with respect to Taxes other than in the ordinary course of business consistent with past practice;

     (i) failed to pay any creditor of the Carve Out Business any material amount owed to such creditor when due (other than in connection with any good faith commercial disputes relating to monies owed, services rendered or product warranties or guarantees);

     (j) mortgaged, pledged or subjected to Lien (other than Permitted Liens), any Acquired Asset or asset of any Transferred Subsidiary;

     (k) received any notice of termination of any Contract or suffered any damage, destruction or loss (whether or not covered by insurance) which, in either case, individually or in the aggregate, has had, or would reasonably be expected to have or result in, a Material Adverse Effect;

     (l)  made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any, officer, Employee, salesman, distributor, broker or agent of Parent or any of its Affiliates relating to the Carve Out Business, or entered into or amended any employment, severance or similar Contract with any such Person, except (A) in the ordinary course and consistent with past
                         -
practice, (B) as may be required to satisfy contractual obligations existing as
           -
of the date hereof (a full and complete description of which is provided in
Section 3.9(l) of the Parent Disclosure Letter), (C) as set forth in the Human
                                                  -
Resources Agreement, or (D) to satisfy the requirements of Applicable Law,
                         -
unless any such action has the effect of reducing the aggregate liabilities of Parent and its Affiliates with respect to any such payments, benefits, agreements or arrangements, in each case to the extent such Person is participating in the conduct of the Carve Out Business;

     (m) had any actual or, to the Knowledge of Parent, threatened employee strikes, work stoppages, slowdowns or lockouts, or had any materially adverse change in its relations with its employees, agents, customers or suppliers (taking each group as a whole);

     (n) suffered any material or recurring power shortages at any of the Mills;

     (o) instituted, settled or agreed to settle any litigation, action or proceeding before any Governmental Entity relating to the Carve Out Business or the Acquired Assets, other than in the ordinary course of business but in no event for an amount in excess of $250,000;

     (p) failed to maintain Inventory levels in the ordinary course of business consistent with past practice or made any purchase commitment other than in the ordinary course of business consistent with past practice;

     (q) changed its methods and guidelines for allocating pulp or paper production orders among any of its mills; or

     (r) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.9, except as expressly contemplated by this Agreement and the Ancillary Documents.

     3.10 No Undisclosed Liabilities. There are no liabilities arising out of or
          --------------------------
relating to the Carve Out Business or the Acquired Assets, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (i) as set forth in Section 3.10 of the Parent Disclosure Letter,
             -
(ii) as and to the extent disclosed or reserved against in the audited balance
 --
sheet as of December 30, 2000 included in the Financial Statements (including the notes thereto) and (iii) for liabilities and obligations that (A) were
                        ---                                        -
incurred after the date of such balance sheet in the ordinary course of business consistent with past practice and (B) individually and in the aggregate have not
                                   -
had or resulted in, and would not reasonably be expected to have or result in, a Material Adverse Effect.

     3.11 Real Property.
          -------------

     (a)  Fee Properties. One of the Sellers or the Transferred Subsidiaries is
          --------------
or prior to the Closing will be the owner of good, marketable and insurable fee title to the land described in Section 3.11(a) of the Parent Disclosure Letter and to all buildings, structures and other improvements (which term, as used in this Agreement, shall include fixtures constituting real property) located thereon (collectively, "Owned Real Property")
                        -------------------
free and clear of all Title Defects except for the Permitted Real Property Exceptions. The Owned Real Property constitutes all of the real property owned by Parent or any of its Affiliates on the date hereof that primarily relates to or is used in or held for use in connection with the Carve Out Business.

     (b) [Intentionally Omitted].
         -----------------------

     (c) Leased Properties. Section 3.11(c) of the Parent Disclosure Letter is a
         -----------------
true and complete (except with respect to easements) list of all Contracts under which Parent or any of its Affiliates uses or occupies or has the right to use or occupy, now or in the future, any real property that primarily relates to or is used in or held for use in connection with the Carve Out Business (such Contracts, the "Real Property Leases", the land, buildings, and other
                --------------------
improvements covered by the Real Property Leases being herein called the "Leased
                                                                          ------
Real Property"). Except for the Permitted Real Property Exceptions, Parent or
-------------
one of its Affiliates, as the case may be, have good and valid title to the leasehold estates under, and good and valid interest in, each Real Property Lease free and clear of all Title Defects. Except for the Permitted Real Property Exceptions, there is no underlying mortgage, deed of trust, lease, grant of term or other estate or interest affecting any Leased Real Property which is superior to the interest of Parent or of its Affiliates as tenant under the applicable Real Property Lease and the Real Property Leases will not be subordinate to any future mortgage, deed of trust, lease, grant of term or other estate affecting the Leased Real Property.

     (d) Entire Premises. All of the land, buildings, structures and other
         ---------------
improvements which primarily relate to or are used in or are held for use primarily in connection with the Carve Out Business are included in the Owned Real Property and the Leased Real Property. The Owned Real Property and the Leased Real Property are hereinafter collectively referred to as the "Real
                                                                      ----
Property".
--------

     (e) No Options. Except as set forth in Section 3.11(e) of the Parent
         ----------
Disclosure Letter (all of which exceptions are Permitted Real Property Exceptions), neither Parent nor any of its Affiliates owns, holds or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of the Real Property or any portion thereof or interest therein.

     (f) Real Property Permits. All material certificates of occupancy, permits,
         ---------------------
licenses, franchises, approvals and authorizations (collectively, the "Real
                                                                       ----
Property Permits") of all Governmental Entities having jurisdiction over the
----------------
Real Property (other than with respect to the environmental matters described in Section 3.16 and other than any required State of Wisconsin or Federal permit required for the pipeline running under the Wisconsin River from Nepco Lake to the Port Edwards Mill) required to have been issued to Seller or Transferred Subsidiaries to enable the Real Property to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are, as of the date hereof, in full force and effect. Neither Parent nor any of its Affiliates has received or been informed by a third party of the receipt by it of any notice from any Governmental Entity having jurisdiction over the Real Property threatening a suspension, revocation, modification or cancellation of any Real Property Permit and, to Parent's Knowledge, there is no basis for the issuance of any such notice or the taking of any such action.

     (g) Condemnation. Except as set forth in Section 3.11(g) of the Parent
         ------------
Disclosure Letter, none of the Sellers or Transferred Subsidiaries has received notice or has Knowledge of any pending, threatened or contemplated condemnation proceeding affecting the Real Property or any part thereof or of any sale or other disposition of the Real Property or any portion thereof in lieu of condemnation.

     (h) Real Property Taxes. Except for Permitted Real Property Exceptions,
         -------------------
each of the parcels included in the Real Property is assessed for real estate tax purposes as a wholly independent tax lot, separate from any adjoining land or improvements not constituting a part of such parcel.

     (i) Survey. Except for Permitted Real Property Exceptions, there are
         ------
neither any encroachments upon any of the parcels comprising each of the Woodland Mill and each NPI Mill nor any other facts or conditions affecting any such parcel that an accurate survey or careful physical inspection thereof would reveal. Except for Permitted Real Property Exceptions, no portion of any improvement located on the Real Property encroaches upon any property not included within the Real Property or upon the area of any easement affecting the Real Property.

     3.12 Intellectual Property.
          ---------------------

     (a)  Owned Intellectual Property. All Intellectual Property owned by Parent
          ---------------------------
or any of its Affiliates and used or held for use in the conduct of the Carve Out Business, including the Acquired Intellectual Property (collectively, the "Owned Intellectual Property") is listed in Section 3.12(a) of the Parent
 ---------------------------
Disclosure Letter if it is (i) material to the conduct of the Carve Out Business
                            -
and (ii) constitutes an issued patent or pending patent application, a trademark
     --
registration, pending trademark application or common-law trademark, a registered copyright or a registered domain name. With respect to any registered or issued patents, copyrights or trademarks, or any pending applications therefor that are listed on Section 3.12(a) of the Parent Disclosure Letter, such list indicates the jurisdiction in which they were issued or registered or await issuance or registration, registration or application, as the case may be, and any registration or identification number assigned thereto. All due and owed maintenance fees and renewal filings with respect to each such registration, issuance and application have been paid or filed, as the case may be, except where the failure to make the payment of such fees or such filings would not, individually or in the aggregate, reasonably be expected to have a

Material Adverse Effect. Except as disclosed in Section 3.12(a) of the Parent Disclosure Letter or as set forth in a Listed Contract, neither Parent nor any of its Affiliates has granted any license or assigned any rights to a third party with respect to any Acquired Intellectual Property and has not granted any license or assigned any rights with respect to any Owned Intellectual Property that will be inconsistent with the rights granted under the License Agreement. Except as listed in Section 3.12(a) of the Parent Disclosure Letter, there are no present or future royalty or other payment obligations arising from the use of the Acquired Intellectual Property.

     (b)  Licensed Intellectual Property. Section 3.12(b) of the Parent
          ------------------------------
Disclosure Letter sets forth a complete and correct list of all Contracts (other than shrink-wrap licenses for off-the-shelf commercially available Computer Software) pursuant to which a Person permits Parent or any of its Affiliates to use any Intellectual Property that is material to the conduct of the Carve Out Business (collectively, the "Intellectual Property Licenses"). To the Knowledge
                             -------------------------------
of Parent, none of the Intellectual Property Licenses is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any Governmental Authority.

     (c)  Infringement. Except as disclosed in Section 3.12(c) of the Parent
          ------------
Disclosure Letter, the conduct of the Carve Out Business does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property, except for any infringement or conflict that, together with any other such conflict or infringement, has not had and would not reasonably be expected to have, a Material Adverse Effect. Except as disclosed in Section 3.12(c) of the Parent Disclosure Letter, no claim or demand of any Person has been made nor is there any proceeding that is pending, or to Parent's Knowledge, threatened, nor, to Parent's Knowledge, is there a reasonable basis therefor, which (i)
                                                                         -
challenges the rights of Parent or any of its Affiliates in respect of any Owned Intellectual Property or Intellectual Property License or (ii) asserts that
                                                           --
Parent or any of its Affiliates is infringing any Person's Intellectual Property rights in the conduct of the Carve Out Business or is required to pay any royalty, license fee, charge or other amount with regard to its use of any Intellectual Property in the conduct of the Carve Out Business. There is no material contractual restriction or limitation pursuant to any orders, decisions or decrees of any Governmental Authority on the right of Parent and its Affiliates to use the names and marks that constitute Acquired Intellectual Property in the conduct of the Carve Out Business. To the Knowledge of Parent, no Acquired Intellectual Property is being infringed by any other Person, other than any infringement that, together with any other such infringement, has not had and would not reasonably be expected to have, a Material Adverse Effect.

     3.13 Insurance. Section 3.13 of the Parent Disclosure Letter contains a
          ---------
complete and correct list and summary description of all insurance policies maintained by or with respect to the Carve Out Business or the Acquired Assets. Such policies are in full force and effect, and all premiums due thereon have been paid. Parent, NPI, G-P Resins and the Transferred Subsidiaries have complied in all material respects with the terms and provisions of such policies. Neither Parent nor any of its Affiliates has received or been informed by a third party of the receipt by it of any notice from any insurance company or fire rating and other similar board or organization having jurisdiction over the Real Property threatening a suspension, revocation, modification or cancellation of any insurance policies maintained by or with respect to the Real Property and, to Parent's Knowledge, there is no basis for the issuance of any such notice or the taking of any such action in each case that would reasonably be expected to have a Material Adverse Effect.

     3.14 Contracts.
          ---------

     (a) Except for any Contract listed in Sections 3.11(c), 3.12(b), 3.14(a) or 3.15 of the Parent Disclosure Letter or in a schedule to the Human Resources Agreement (collectively, "Listed Contracts"), no Acquired Asset or asset of the
                          ----------------
Transferred Subsidiaries is bound or affected by, and none of any Transferred Subsidiary, Parent or any of its other Affiliates (solely in connection with the Carve Out Business) is a party to or bound by, any Contract that is:

           (i) a Contract for the employment of any Person with an annual base salary in excess of $100,000 or any consulting agreement with any Person involving annual payments in excess of $100,000;

           (ii) a collective bargaining agreement or any other material Contract with any labor union;

           (iii) a written agreement for the supply of power to any of the Mills;

           (iv) other than letters of credit obtained in the ordinary course of business, an indenture, note, loan or credit agreement or other Contract relating to the borrowing of money or to the direct or indirect guarantee or assumption of the obligations of any other Person for borrowed money in excess of $100,000, including any arrangement which has the economic effect although not the legal form of such a guarantee;

           (v) a mortgage, pledge, security agreement, deed of trust or other document granting any Liens (including Liens upon properties acquired under conditional sales, capital lease or other title retention or security devices) on any of the Acquired Assets or any assets of a Transferred Subsidiary, other than Permitted Liens;

           (vi) a power of attorney (other than powers of attorney given in the ordinary course of business);

           (vii) a covenant not to compete or similar agreement prohibiting or materially restricting the ability of any Transferred Subsidiary or any Person operating the Carve Out Business from conducting or engaging in any business or operating in any geographical area, other than (A) any
                                                                 -
     distribution (including independent sales representative) agreement listed on Section 3.14(a) of the Parent Disclosure Letter or (B) any supplier or
                                                            -
     customer agreement relating to non-disclosure of confidential information of the supplier or customer party thereto;

           (viii) a Computer Hardware or Computer Software maintenance or outsourcing agreement relating to information technology systems used in the Carve Out Business;

           (ix)   a lease or similar agreement under which (A) Parent or any of
                                                            -
     its Affiliates is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any third Person for an annual payment in excess of $200,000 or (B) Parent or any of its
                                                 -
     Affiliates is a lessor of, or makes available for use by any third Person, any tangible personal property owned (including ownership for Tax purposes) by Parent or such Affiliate having a fair market value in excess of $200,000;

           (x) other than any of the following entered into in the ordinary course of business between the date of this Agreement and the Closing Date, a Contract (including purchase orders) involving an obligation to purchase products or services for payment by Parent or one of its Affiliates of more than $500,000 annually (unless terminable by Parent or such Affiliate, as the case may be, without payment or penalty of not more than $100,000 upon no more than 90 days' notice);

           (xi) a joint venture, partnership or similar Contract involving a sharing of profits or expenses (including but not limited to a joint research and development or joint marketing Contract);

           (xii) a stock purchase agreement, asset purchase agreement or other acquisition or divestiture agreement, including, but not limited to, any agreement relating to the acquisition, sale, lease or disposal of any material asset constituting part of the Carve Out Business or Acquired Assets or assets of any Transferred Subsidiary (other than sales of inventory in the ordinary course of business) or involving continuing indemnity or other obligations; or

           (xiii) a Contract not otherwise identified above that is material to the Carve Out Business, taken as a whole.

     All Listed Contracts that constitute Mill Contracts are indicated as such in the Parent Disclosure Letter.

     (b) Except as disclosed in Section 3.14(b) of the Parent Disclosure Letter or in a schedule to the Human Resources Agreement, (i) each material
                                                           -
Listed Contract is in full force and effect and enforceable against each party thereto in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally, and except that the availability of the remedy of specific performances or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought), (ii) neither Parent nor
                                                       --
any of its Affiliates is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect under any material Listed Contract, (iii) to the Knowledge of Parent, as of the date of this
                  ---
Agreement, none of the other parties to any such material Listed Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder, and (iv) neither Parent nor any
                                                    --
to terminate any material Listed Contract.Complete and correct copies of all Listed Contracts, including all amendmentsand supplements thereto (and a complete and correct description of all oralListed Contracts), have been made available by Parent to Purchaser at the Millsor at the data room maintained by Parent at its Atlanta headquarters.

     3.15 Employee Benefits and Related Matters.
          -------------------------------------

     (a)   Employee Benefit Plans.
           ----------------------

           (i) Section 3.15(a)(i) of the Parent Disclosure Letter sets forth a true and complete list of each Plan. Section 3.15(a)(i) of the Parent Disclosure Letter separately identifies each Plan that is sponsored or maintained by NPI (a "NPI Stand-Alone Plan").
                           --------------------

           (ii) With respect to each such Plan, Parent has provided or made available to Purchaser complete and correct copies of: all Plans; all trust agreements, insurance contracts or other funding arrangements, if any; the most recent actuarial and trust reports, if applicable; the most recent Forms 5500 and all schedules thereto, if applicable; the most recent IRS determination letter, if applicable; current summary plan descriptions; all material communications received from or sent to the IRS, the Pension Benefit Guaranty Corporation or the Department of Labor (including a written description of any material oral communication to the extent relevant to the administration of Purchaser's employee benefit plans to be established as set forth in the Human Resources Agreement, such information to be provided from time to time prior to Closing); an actuarial study of any post-employment life or medical benefits provided under any such Plan, if any; statements or other communications regarding withdrawal or other multiemployer plan liabilities, if any; and all amendments and modifications to any such document.

          (iii) Except as set forth in Section 3.15(a)(iii) of the Parent Disclosure Letter or as expressly provided for in the Human Resources Agreement, neither Parent nor any Affiliate of Parent has communicated to any Employee any intention or commitment to modify any Plan or to establish or implement any other employee or retiree benefit or compensation arrangement.

     (b)  Qualification. Each Plan intended to be qualified under section 401(a)
          -------------
of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under section 501(a) of the Code, and to the Knowledge of the Parent nothing has occurred since the date of such determination letter that could adversely affect such qualification or tax-exempt status.

     (c)  Compliance; Liability.
          ---------------------

          (i) Except as set forth in Section 3.15(c)(i) of the Parent Disclosure Letter, no Plan is subject to section 412 of the Code or section
      302 or 302 or Title IV of ERISA.

          (ii) Except as set forth in Section 3.15(c)(ii) of the Parent Disclosure Letter, no material liability has been or is expected to be incurred by Parent or any Affiliate of Parent or the Carve Out Business (either directly or indirectly, including as a result of an indemnification obligation) under or pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans that could, following the Closing, become or remain a liability of the Carve Out Business or become a liability of Purchaser or any of its Affiliates or of any employee benefit plan established or contributed to by Purchaser and, to the Knowledge of Parent, no event, transaction or condition has occurred or exists that could result in any such liability to the Carve Out Business or, following the Closing, Purchaser.

          (iii) Except as set forth in Section 3.15(c)(iii) of the Parent Disclosure Letter, each of the Plans has been operated and administered in all material respects in compliance with all Applicable Laws, except for any failure so to comply that, individually or together with all other such failures, (A) has not and - will not result in a material liability or
                -
     obligation on the part of the Carve Out Business, or, following the Closing, Purchaser or any of its Affiliates, and (B) has not had or
                                                       -
     resulted in, and will - not have or result in, a Material Adverse Effect. Except as set forth in Section 3.15(c)(iii) of the Parent Disclosure Letter, there are no material pending or, to the Knowledge of Parent, threatened claims by or on behalf of any of the Plans, by any Employee or otherwise involving any such Plan or the assets of any Plan (other than routine claims for benefits).

          (iv) Except as set forth in Section 3.15(c)(iv) of the Parent disclosure Letter, no condition exists and no event has occurred with respect to any Plan that is a "multiemployer plan" within the meaning of section 4001(a)(3) of ERISA (a "Multiemployer Plan") that presents a
                                     ------------------
     material risk of a complete or partial withdrawal under subtitle E of Title IV of ERISA. To the Knowledge of Parent, no Multiemployer Plan is in "reorganization" or "insolvent."

          (v) All contributions required to have been made by Parent or any Affiliate of Parent to any Plan under the terms of any such Plan or pursuant to any applicable collective bargaining agreement or applicable law have been made within the time prescribed by any such Plan, agreement or Applicable Law.

          (vi)  No Employee is or may become entitled to post-employment benefits of any kind by reason of employment in the Carve Out Business, including, without limitation, death or medical benefits (whether or not insured), other than (A) coverage provided pursuant to the terms of any
                           -
     Plan specifically identified as providing such coverage in Section 3.15(c)(vi) of the Parent Disclosure Letter or mandated by section 4980B of the Code, or (B) retirement benefits payable under any Plan qualified under
                   -
     section 401(a) of the Code.

          (vii) Except as otherwise expressly set forth in the Human Resources Agreement, the consummation of the transactions contemplated by this Agreement or the Ancillary Documents will not result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any Employee.

     3.16 Environmental Matters. Except as disclosed in Section 3.16 of the
          ---------------------
Parent Disclosure Letter:

     (a) Parent and its Affiliates are in material compliance with all applicable Environmental Laws pertaining to the Real Property and the Carve Out Business. No material violation by Parent or any of its Affiliates is being alleged or, to the Knowledge of Parent, threatened, of any applicable Environmental Law relating to the Real Property or the Carve Out Business or with respect to any off-site disposal location.

     (b) Parent and its Affiliates are in possession of, and in material compliance with, all Governmental Authorizations relating to the Real Property and the Carve Out Business that are required pursuant to applicable Environmental Laws ("Environmental
                     -------------

Permits"). A list of each Environmental Permit relating to the Carve Out
-------
Business or to the Real Property is contained on Section 3.16(b) of the Parent Disclosure Letter.

     (c) With respect to the Carve Out Business, except as has not had and would not reasonably be expected to have a Material Adverse Effect, neither Parent nor any of its Affiliates, nor to Parent's Knowledge, any other Person has caused or taken any action that will result in any liability or obligation on the part of Parent or any of its Affiliates relating to (i) the environmental conditions on,
                                             -
under, or about the Real Property or any off-site disposal location, including without limitation, the air, soil and groundwater conditions, or (ii) the past
                                                                  --
or present use, management, handling, transport, treatment, generation, storage, disposal, discharge, emission, Release or threatened Release of any Materials of Environmental Concern at the Real Property or any off-site disposal location.

     (d) There are no material Environmental Claims pending, or to the Knowledge of Parent, threatened, relating to the Real Property or the Carve Out Business, and to the Knowledge of Parent, there are no facts, circumstances, conditions or occurrences that could reasonably form the basis of any material Environmental Claim, including with respect to any off-site disposal location used by the Carve Out Business.

     (e) No material work, repair, construction or capital expenditure is required or planned within the next two years in respect of the Real Property or the Carve Out Business pursuant to, or to comply with, any Environmental Law, nor has Parent or any of its Affiliates received notice of any such requirement.

     (f) The Parent and its Affiliates have made available to Purchaser all material environmental site assessments, compliance audits, investigation or remediation studies, notices of violation and allegations of noncompliance or liability in its possession, custody or control relating to the Real Property or the Carve Out Business or any off-site disposal location.

     3.17 Taxes. Except as set forth in Section 3.17 of the Parent Disclosure
          -----
Letter:

     (a) (i) None of the assets of the Transferred Subsidiaries or the Acquired
          -
Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code, (ii) no liens for material Taxes have been filed with respect to the
       --
assets of any of the Transferred Subsidiaries or the Acquired Assets, and (iii)
                                                                           ---
no material claims for Taxes payable by any of the Transferred Subsidiaries have been asserted or raised and, to the Knowledge of Parent, no circumstances exist to form the basis for asserting or raising such claims.

     (b) There have been properly completed and filed on a timely basis and in correct form all material Tax Returns required to be filed by (or on behalf of) the

Transferred Subsidiaries or with respect to the Acquired Assets required to be filed on or prior to the Closing Date, and the foregoing Tax Returns are true, complete and correct in all material respects.

     (c) All material Taxes required to be paid by (or on behalf of) the Transferred Subsidiaries or imposed with respect to the Acquired Assets which were due and payable on or prior to the Closing Date have been duly and timely paid or reserved for in accordance with GAAP, and all applicable material Tax laws have been complied with on or prior to the Closing Date.

     (d) There is no audit, examination, investigation, appeal, litigation or other proceeding currently pending with respect to Taxes payable by any of the Transferred Subsidiaries or relating to the Acquired Assets which could reasonably be expected to result in a material Tax liability.

     (e) All material Taxes required by law to be withheld or collected by (or on behalf of) the Transferred Subsidiaries or with respect to the Acquired Assets have been duly withheld or collected and have been timely paid over to the proper Taxing authorities.

     (f) (i) None of the Transferred Subsidiaries is a party to or bound by or
          -
has an obligation under any Tax sharing, allocation, indemnification or similar agreement and (ii) none of the Transferred Subsidiaries is or has been a member
               --
of any consolidated, combined or unitary group for purposes of filing Tax Returns or paying Taxes and would be held liable for Taxes of any Person (other than Parent and its Affiliates) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law or as a transferee or successor, by contract, or otherwise.

     (g) Neither Parent nor any of the Transferred Subsidiaries is a party to any joint venture, partnership, or other arrangement which relates to the Carve Out Business.

     (h) No written document or comparable consent extending or waiving, or having the effect of extending or waiving, the application of the statute of limitations with respect to any Taxes payable by any of the Transferred Subsidiaries or relating to the Acquired Assets is currently outstanding, pending or otherwise in effect with the IRS or any other taxing authority, and no written power of attorney with respect to any such Taxes has been filed or entered into with any taxing authority.

     (i) Section 3.17(i) of the Parent Disclosure Letter contains a list of states, territories and jurisdictions in which material income, franchise, sales, use, employment or payroll Tax Returns with respect to the Transferred Subsidiaries or the Acquired Assets were filed for the past three years and true, complete and correct copies of all such Tax Returns filed within the past three years have been made available to Purchaser.

     (j) There are no outstanding adjustments for Tax purposes applicable to any of the Transferred Subsidiaries as a result of changes in methods of accounting.

     (k) Purchaser will not have a carryover basis in the Acquired Assets under
Section 1.338-8 of the Treasury Regulations.

     (l) Neither any of the Transferred Subsidiaries nor any Person on behalf of any of the Transferred Subsidiaries has entered into or will enter into any agreement or consent pursuant to Section 341(f) of the Code.

     (m) Each of the Transferred Canadian Subsidiaries (i) is classified as a
                                                        -
corporation for U.S. federal income - tax purposes and (ii) is not a corporation
                                                        --
for which an election described in Section 1504(d) of the Code has -- been made.

     3.18 Labor Matters. Except as set forth in Section 3.18 of the Parent
          -------------
Disclosure Letter:

     (a) Section 3.18(a) of the Parent Disclosure Letter sets forth a list of each Other Employee (as defined in the Human Resources Agreement).

     (b) As of the date hereof, there are no strikes or lockouts or material work stoppages or slowdowns pending or, to the Knowledge of Parent, threatened against or involving employees of the Mills or the Acquired Assets.

     (c) As of the date hereof, there are no formal or informal complaints, charges, claims or grievances against Parent or one of its Affiliates pending or, to the Knowledge of Parent, threatened to be brought or filed with any Governmental Entity, arbitrator or court based on or arising out of the employment by Parent or one of its Affiliates of any employee of the Mills, except for those which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

     (d) Parent and each of its Affiliates is in compliance with all laws, regulations, rules and orders of all Governmental Entities relating to the employment of labor at the Mills or relating to the Transferring Employees, including all such laws, regulations, rules and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, worker notification requirements, immigration, workers' compensation, layoffs, and the collection and payment of withholding Taxes and similar Taxes, except where the failure to be in compliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

     3.19 Brokers. Except as disclosed in Section 3.19 of the Parent Disclosure
          -------
Letter, no finder, broker, agent or other intermediary is entitled to any fee or commission or other payment from Parent or its Affiliates in connection with this Agreement or the transactions contemplated hereby.

     3.20 Affiliate Transactions.
          ----------------------

     (a) Section 3.20(a) of the Parent Disclosure Letter lists all material services, and technology provided by or through Parent or any of its Affiliates in the conduct of the Carve Out Business to NPI, G-P Resins or any Transferred Subsidiary or to the operations conducted at the Mills.

     (b) Section 3.20(b) of the Parent Disclosure Letter sets forth a complete and correct list of (i) any transfers of personnel between Parent or any of its
                     -
Affiliates, on the one hand, and any of the Mills, on the other hand from and after January 1, 2000 and (ii) to the extent not described in Section 3.20(a),
                           --
all Contracts between Parent or any of its Affiliates, on the one hand, and any of the Mills, on the other hand, in effect from and after January 1, 2000 (all of the foregoing transactions described in Sections 3.20(a) and 3.20(b), collectively, "Affiliated Party Transactions").
               -----------------------------

                                   ARTICLE IV
                   Representations and Warranties of Purchaser
                   -------------------------------------------

     As of the date hereof and as of the Closing Date, Purchaser hereby represents and warrants to Parent as follows:

     4.1 Organization, Standing and Power.
         --------------------------------

     (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, to execute and deliver this Agreement and each of the Ancillary Documents to which it is or will be a party, to perform fully its obligations under this Agreement and the Ancillary Documents, and to consummate the transactions contemplated hereby and thereby.

     (b) Purchaser is not in violation of any of the provisions of its certificate of incorporation or by-laws.

     4.2 Authority. The execution and delivery of this Agreement and the
         ---------
Ancillary Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement and the Human Resources Agreement have been duly executed and delivered by Purchaser and each constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. Each Ancillary Document to be entered into by Purchaser will be duly executed and delivered at the Closing and when so executed and delivered will constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     4.3 No Conflicts.
         ------------

     (a) The execution, delivery and performance of this Agreement and the Ancillary Documents by Purchaser, and the consummation by Purchaser of the transactions contemplated hereby and thereby do not and will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien (other than a Permitted Lien) upon any of Purchaser's assets under, any provision of (i) the certificate of incorporation or bylaws of
                                -
Purchaser, (ii) subject to the filings and other matters referred to in the
            --
following paragraph (b), any law, judgment, order, decree, statute, ordinance, rule or regulation applicable to Purchaser, or (iii) other than as set forth in
                                                ---
Section 4.3(a) of the Purchaser Disclosure Letter, any Contract to which Purchaser is a party or by which any of Purchaser's assets are bound or affected, except in the case of clause (ii) and clause (iii), for any such conflict, violation, default or other consequence that would not, individually or in the aggregate, reasonably be expected to materially impair the ability of Purchaser to perform its obligations under this Agreement.

     (b) No Governmental Approval is required to be obtained or made by Purchaser in connection with the execution and delivery of this Agreement and the Ancillary Documents or the consummation of the transactions contemplated hereby and thereby, except for (i) compliance with and filings under the HSR Act
                                -
and any other applicable pre-merger notification law, whether U.S. or foreign, and (ii) those the failure of which to obtain or make, individually or in the
     --
aggregate, would not materially impair the ability of Purchaser to perform its obligations under this Agreement.

     4.4 Financing Commitment. Purchaser has delivered to Parent a true and
         --------------------
correct copy of the commitment letter, dated June 1, 2001, obtained by Purchaser in respect of the debt financing of the transactions contemplated by this Agreement (the "Financing Commitment"). Assuming that the financing contemplated
                --------------------
by the Financing Commitment is consummated in accordance with the terms thereof, the funds to be obtained thereunder by Purchaser, together with other funds of Purchaser, will provide sufficient funds to pay the Purchase Price. As of the date hereof, the Financing Commitment is in full force and effect to the extent of the terms thereof.

     4.5 Litigation. As of the date hereof, there is no claim, action, suit
         ----------
proceeding or governmental investigation pending or, to the Knowledge of Purchaser, threatened against Purchaser, by or before any Governmental Entity which would materially impair the ability of Purchaser to perform, or prohibit Purchaser from performing, its obligations under this Agreement.

     4.6 Investment Intent. Purchaser is acquiring the Shares solely for
         -----------------
investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. Purchaser understands that the Shares have not been registered under the Securities Act or any state or foreign securities laws by reason of specified exemptions therefrom that depend upon, among other things, the bonafide nature of its investment intent as expressed herein and as
    --------
explicitly acknowledged hereby and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act or under applicable state or foreign law unless an applicable exemption from registration is available.

     4.7 Accredited Investor; Investment Representations. Purchaser is an
         -----------------------------------------------
"accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. Purchaser, by reason of its business and financial experience in business, has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the purchase of the Shares, is able to bear the economic risk of such investment in the Transferred Subsidiaries, and is able to afford a complete loss of such investment.

     4.8 Brokers. Except as disclosed in Section 4.8 of the Purchaser Disclosure
         -------
Letter, no finder, broker, agent or other intermediary is entitled to any fee or commission or other payment from Purchaser or its Affiliates in connection with this Agreement or the transactions contemplated hereby.

                                    ARTICLE V
                                    Covenants
                                    ---------

     5.1 Conduct of Carve Out Business. During the period from the date of this
         -----------------------------
Agreement to and including the Closing Date, except as otherwise required by this Agreement or any Ancillary Document or as set forth on Section 5.1 of the Parent Disclosure Letter:

     (a) Each of Sellers will, and will cause its Affiliates to (except with the prior written consent of Purchaser, such consent not to be unreasonably withheld or delayed):

          (i) inform Purchaser promptly of the occurrence of any event of which Parent obtains Knowledge which occurs prior to the Closing and which has had or would, based on the Knowledge of Parent at the time, reasonably be expected to have a Material Adverse Effect;

          (ii) maintain, preserve and insure the Acquired Assets in the ordinary course of business and consistent with past practice;

          (iii) pay accounts payable and other obligations of the Carve Out Business in the ordinary course of business consistent with prior practice and maintain current practices with respect to the collection of accounts receivable of the Carve Out Business;

          (iv) perform in the ordinary cause of business and in all material respects all of its obligations under all Contracts and other orders, documents and instruments relating to or affecting the Carve Out Business, and comply in all material respects with all Applicable Laws with respect to the Carve Out Business or the Acquired Assets;

          (v) conduct all Tax affairs relating to the Transferred Subsidiaries and the Acquired Assets in good faith, in the ordinary course of business and in substantially the same manner as such affairs would have been conducted if this Agreement had not been entered into; and

          (vi) otherwise carry on the Carve Out Business in the ordinary course of business, in substantially the same manner as heretofore conducted, including preserving intact the present business organization, keeping available the services of the significant employees and sales agents, and preserving their respective relationships with material customers, suppliers, distributors and others having business dealings with Parent, NPI, G-P Resins or any of their Affiliates relating to the Carve Out Business.

     (b) Each of Sellers will not and will cause its Affiliates not to (without the prior written consent of Purchaser, such consent not to be unreasonably withheld or delayed):

          (i) make any capital expenditure on or lease any item of capital equipment for use in the Carve Out Business in excess of $500,000, in the case of any such capital expenditure or lease, or $5,000,000 in the case of all such capital expenditures and leases, in each case other than pursuant to the capital expenditure budget for the Mills for 2001 that has been provided to Purchaser;

          (ii) modify any Listed Contract or enter into or assume any Contract that would constitute a Listed Contract if it existed on the date hereof or that involves an expenditure of more than $1,000,000 per annum (or a series of related Contracts involving aggregate expenditures of more than $10 million) or that is not cancelable without penalty on less than 90 days' notice or enter into or permit any material amendment, supplement, waiver or other modification in respect thereof, other than in the ordinary course of business and consistent with past practices;

          (iii) grant (or commit to grant) any options, stock appreciation rights, performance share awards or any other equity based awards to any Employee;

          (iv) sell, transfer or dispose of any of the Shares;

          (v) make any material change in the selling, distribution, pricing, advertising or collection practices for the Carve Out Business, including, but not limited to, any special effort or program to sell or consign products to customers or to discount, factor or collect sooner than normal any accounts receivable;

          (vi) purchase, order or otherwise acquire Inventory for the Carve Out Business from any unit or Affiliate of Parent in excess of the reasonably forecast requirements of the Carve Out Business;

          (vii) make any bid for product to be shipped after the Closing that involves more than (i) 1,000 tons of copy paper, (ii) 200 tons of opaque
                         -                             --
     paper or (iii) 500 tons of offset paper, unless (in each case) the price
               ---
     quoted is at least 5% lower than the average transaction price in the two weeks preceding such bid;

          (viii) commit or agree to do any of the foregoing; or

          (ix) intentionally take or fail to take any action that would cause any of the representations and warranties set forth in Section 3.9 (other than clauses (a), (k), (m) or (n) thereof) to be untrue at any time prior to the Closing.

     5.2 Access to Information. Each of Sellers shall afford to Purchaser and
         ---------------------
its representatives reasonable access during normal business hours and upon reasonable prior notice during the period prior to the Closing to all the properties, books, Contracts, commitments and records relating to the Carve Out Business and during such period shall furnish promptly to Purchaser any information concerning the Carve Out Business as Purchaser may reasonably request; provided, however, that no Seller is under any obligation to disclose
         --------  -------
to Purchaser (i) any information the disclosure of which is restricted by
              -
Contract or Applicable Law except in strict compliance with such Contract or Applicable Law, (ii) any information as to which the attorney-client privilege
                 --
is available, until a mutually satisfactory agreement has been executed by Purchaser and Parent or one of its Affiliates, as the case may be, (iii)
                                                                    ---
Employee medical records or (iv) personnel records of Employees who are not
                             --
Transferring Employees. Purchaser acknowledges that any information being provided to it or its representatives by Sellers pursuant to or in connection with this Agreement is subject to the terms of the Confidentiality Agreement, which terms are incorporated herein by reference.

     5.3 Further Actions.
         ---------------

     (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable (with a target Closing of July 31, 2001) the transactions contemplated by this Agreement and the Ancillary Documents and to cooperate with the other parties hereto in connection with the foregoing, including using its reasonable efforts to (i) make all required regulatory
                                           -
filings and applications and obtain all Governmental Approvals, (ii) defend all
                                                                 --
lawsuits or other legal proceedings and contest and resist any action challenging this Agreement or the consummation of the transactions contemplated hereby (iii) cause to be lifted or rescinded any injunction or restraining order
        ---
or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, each of the parties hereto agrees to take any and all of the following actions to the extent commercially reasonable and necessary to obtain the approval of any Governmental Entity with jurisdiction over the enforcement of any Applicable Laws regarding the transactions contemplated by this
Agreement: entering into negotiations; promptly providing information; substantially complying with any second request for information pursuant to the HSR Act; making proposals; or entering into and performing mutually satisfactory agreements or submitting to judicial or administrative orders.

     (b) Parent and Purchaser will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law. Notwithstanding anything to the contrary in this Section 5.3, in connection with any such proceedings, neither Parent nor Purchaser shall be required (i) to take any action that would reasonably be
                             -
expected to substantially impair the overall benefits expected, as of the date hereof, to be realized from the consummation of the transactions contemplated by this Agreement, or (ii) to agree to any restriction on the conduct of its
                    --
business, to make any material monetary expenditure, to commence or be a plaintiff in any litigation or to offer or to grant any material accommodation (financial or otherwise) to any third Person, including, without limitation, to offer for sale of any part of the Acquired Assets or any of the other business or assets of Parent, NPI, G-P Resins, Purchaser or their Affiliates to any Person.

     (c) Parent, as promptly as practicable, will use all reasonable efforts to obtain, or cause to be obtained, all Consents of any Persons in connection with any Restricted Asset or otherwise that are needed in connection with the execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby.

     (d) Each of the parties hereto will, and will cause any of its Affiliates to, coordinate and cooperate with the other parties in exchanging such information and supplying such assistance as may be reasonably requested by such party in connection with the filings and other actions contemplated by this
Section 5.3.

     (e) The parties acknowledge that certain Listed Contracts do not constitute Mill Contracts because they do not primarily relate to the business activities at the Mills, yet the rights available under such Listed Contracts are important to the post-Closing operations of Purchaser as well as Parent. Therefore, each of the parties hereto will and will cause each of its Affiliates to use commercially reasonable efforts to obtain prior to the Closing from the counterparty to each Listed Contract set forth in Section 5.3(e) of the Purchaser Disclosure Letter (each, a "Multi-Mill Contract" and collectively, the
                                      -------------------
"Multi-Mill Contracts") (i) a new separate Contract with Purchaser for the
 --------------------    -
portion of the goods or services purchased from or supplied to the Carve Out Business under such Multi-Mill Contract and (ii) a new separate Contract with
                                             --
Parent or its Affiliate for the portion of the goods or services purchased from or supplied to the continuing business of Parent and its Affiliates, in each case upon terms and conditions (taking into account the apportionment of the goods and services supplied or sold between Purchaser and Parent) substantially similar to the existing Multi-Mill Contract or otherwise reasonably satisfactory to Purchaser or Parent, as applicable.

     5.4 Information Technology.
         ----------------------

     (a) Creation and Establishment of the Purchaser IT Environment. Parent and
         ----------------------------------------------------------
its Affiliates will take all actions reasonably necessary to create and establish for the benefit of Purchaser prior to the Closing Date an information technology environment having the same functionality in all material respects as the information technology environment used by Parent and its Affiliates in the conduct of the Carve Out Business, including Computer Hardware (with the same hardware platforms, adequately sized but not necessarily the same model number), Computer Software (with databases and current and historical data (subject to such redaction as (x) may be required by Applicable Law or (y) may be necessary
                   -                                        -
to remove information (i) that relates to operations of Parent, other than the Carve Out Business, or (ii) that relates to the business activities of Parent and its Affiliates that are the subject of the Supply and Distribution Agreement or the Fiber Supply Agreement) and customer service call center (such environment, excluding the Mill Technology, the "Purchaser IT Environment").
                                                 ------------------------
Parent shall support the Purchaser IT Environment to the extent set forth in the IT Support Services Agreement. Except as provided in Sections 5.4(b) and 5.4(c) below, the hardware platforms constituting part of the Purchaser IT Environment shall be physically separate from, but connected to a common Direct Access Storage Device frame with, the hardware platforms of Parent. It is anticipated that the SAP (other than any HR Software), Manugistics, Indus and TOPS components of the Purchaser IT Environment (each such software being described in greater detail in the IT Support Services Agreement) will each be located on separate hardware platforms. Purchaser shall become the owner of the hardware platforms that are part of the Purchaser IT Environment (other than the hardware platforms associated with the Support Services described in Category A and Category D (except to the extent related to local area network hardware purchased by

Parent for Purchaser under the IT Support Services Agreement)) when the platforms are no longer being maintained under IT Support Services Agreement.

     (b) Software Resident on Parent's Platform. Subject to the terms of this
         --------------------------------------
Section 5.4(b), Purchaser agrees that the Infinium Software (as defined in the IT Support Services Agreement) and the HR Software, which constitute part of the Purchaser IT Environment, will each be operated on a separate logical partition on Parent's hardware platforms rather than on a physically separate platform. In the case of the Infinium Software, such operation on Parent's hardware platform will be subject to Purchaser's reasonable satisfaction prior to the Closing that adequate security procedures will be implemented to protect the confidentiality of all information relating to Purchaser's business and operations. The Infinium Software and the HR Software will remain on Parent's platforms until (A) in the
                                                                      -
case of the Infinium Software, the 18 month anniversary of the Closing Date and
(B) in the case of the HR Software, until the end of the Initial Term and any
 -
Extended Term (as defined in the Human Resources Agreement). Parent will assist Purchaser, at Purchaser's expense, in migrating data associated with the Infinium Software to a platform to be designated by Parent no later than the 18 month anniversary of the Closing. Parent will transfer ownership of the human resources portion of the Purchaser IT Environment (including the HR Software and related data) to Purchaser no later than the end of the Initial Term and any Extended Term under the Human Resources Agreement.

     (c) Mainframe Applications. The parties agree that the applications used in
         ----------------------
the Carve Out Business and currently operated on any mainframe maintained by IBM Corporation will remain on such mainframe following the Closing Date, and Parent agrees to operate such software (or have IBM operate such software) for Purchaser to the extent set forth in the IT Support Services Agreement. Such applications will constitute part of the Purchaser IT Environment; provided,
                                                                   --------
however, that Purchaser acknowledges that at no time will Parent be obligated to
-------
create a separate mainframe environment for Purchaser. Subject to the foregoing, the mainframe applications will be assigned to Parent as provided in Section 5.4(f), and, following expiration of the services period under the IT Support Services Agreement relating to such applications, Purchaser will have the right to require Parent to reasonably assist Purchaser in migrating the data relating to such applications to another platform or mainframe, it being understood that the costs of migrating such data and obtaining such other platform or mainframe will be borne by Purchaser. At the request of Parent, Purchaser will license back to Parent on a non-exclusive basis the right to continue using the assigned mainframe applications.

     (d) Rights in Purchaser IT Environment and Mill Technology. As of the
         ------------------------------------------------------
Closing, Purchaser shall have a valid ownership, lease, license or use right with respect to all elements of the Purchaser IT Environment, on terms substantially similar to those applicable to Parent prior to the Closing. Prior to the Closing, Parent will cause to be assigned (to the extent G-P can retain its license and all of its rights thereunder for its business other than the Carve Out Business) or sublicensed to Purchaser, in whole or in part, all Intellectual Property Licenses and other Contracts for Computer Hardware or Computer Software (other than Contracts for maintenance and service, which will remain entirely with Parent) that are part of the Purchaser IT Environment or the Mill Technology that can be so assigned or sublicensed without Consent by their terms.

          Any assignment or sublicense by Parent to Purchaser in accordance with this Section 5.4 or Section 6.2(l) shall be for the full term of Parent's rights in respect of the assigned or sublicensed technology, shall not be subject to any unreasonable or material limitations that are not binding upon Parent under its underlying Contract relating to such technology (other than Contracts for maintenance and service, which will remain entirely with Parent), shall only extend Purchaser the right to operate such technology in the operations acquired under this Agreement, and shall not be affected by any termination or loss of Parent's rights prior to the scheduled expiration of the underlying Contract. Whether or not a Consent is required, if any underlying Contract provides that any such assignment or sublicense is contingent on Purchaser's agreement in writing to be bound by the existing terms applicable to Parent's usage of technology to be sublicensed or assigned (to the extent they apply to Purchaser's usage of such technology), and if Purchaser is provided with a complete copy of the underlying Contract, then Purchaser's failure to agree in writing to such existing terms shall relieve Parent of its obligation to assign or sublicense such technology (or bear a portion of the cost of any Consent) to the assignment or sublicense of such technology.

     (e) Consents. In the case of any Intellectual Property Licenses and other
         --------
Contracts for Computer Hardware or Computer Software (other than Contracts for maintenance and service) that are part of the Purchaser IT Environment or the Mill Technology and that cannot be assigned or sublicensed without Consent by their terms, Parent will, prior to and after the Closing, reasonably cooperate with and provide assistance to Purchaser in identifying and obtaining the necessary Consents. It is understood that Parent is not obligated to assist in obtaining (or to bear a portion of the cost of) any Consent to the extent that such Consent would extend Purchaser the right to operate such technology in operations other than those acquired through the transactions contemplated by this Agreement.

     (f) Parent Developed IT. Parent hereby conveys, as of the Closing Date, a
         -------------------
limited, non-exclusive, non-transferable, non-assignable (except for an assignment permitted under Section 10.7), royalty-free, perpetual right and license to use and modify (other than during the applicable service period in the IT Support Services Agreement), for the operations of the Carve Out Business only, any G-P developed Computer Software that is in production and used in the Carve Out Business as of the Closing Date, including TOPS and Forms Plus. Such license shall not permit Purchaser to use such software other than in the Carve Out Business or to sell, sublicense or otherwise assign any such software (except for an assignment permitted under Section 10.7). The parties acknowledge and agree that e-TOPS is not currently in production at Parent, but that if such Computer Software is fully implemented by Parent during the term of the IT Support Services Agreement, it will be provided to Purchaser under the terms of this subsection (f).

     (g) Cost Suite. The parties acknowledge and agree that the Cost Suite
         ----------
Computer Software that is part of the Purchaser IT Environment, as more specifically described in Schedule 1 to the IT Support Services Agreement (the "Cost Suite"), cannot be migrated to another platform without programming
 ----------
efforts, the results of which are uncertain. Accordingly, the parties agree to work together in good faith to create a solution (whether by way of migrating such software to another platform, or agreeing in good faith on an alternative software solution) as soon as reasonably possible to provide Purchaser with substantially similar functionality to the Cost Suite. The parties agree to work together to attempt to implement a software solution prior to the Closing Date. If such software solution is not obtained by the Closing Date, Parent agrees to provide Purchaser at the Closing with a manual profitability reporting system to generate information substantially similar to that which is obtainable through Cost Suite.

     (h) Joint Efforts. The Purchaser IT Environment shall be created and
         -------------
established through the efforts of both parties and by each party's designation of personnel who will have the authority to make decisions on behalf of such party. Each party agrees to respond to information requests from the other in a timely manner in order to ensure that the Purchaser IT Environment will be operational and functional prior to the Closing Date. Each party will have the right to review and discuss with the other from time to time the activities undertaken (including testing activities) to ensure that the Purchaser IT Environment will be operational and will have the functionality contemplated by this Agreement as of the Closing Date and as of the date of delivery to Purchaser of the human resources portion of the Purchaser IT Environment. Parent will reasonably cooperate with Purchaser's chosen vendor for outsourced IT Services for the migration of the Purchaser IT Environment following the expiration of the support services provided by Parent, it being understood that Parent will not be required to incur any out-of-pocket expenses in connection therewith.

     (i) Expenses. Unless otherwise provided in this Section 5.4, the actual
         --------
out-of-pocket expenses of Parent or Purchaser paid in connection with the actions contemplated by this Section 5.4 shall be allocated between Parent and Purchaser as provided in this subsection.

          (A) Set-Up Costs. The costs of creating and establishing the Purchaser
              ------------
     IT Environment (including delivery of the hardware platforms as provided in the last sentence of Section 5.4(a)) shall be borne one-half by Parent and one-half by Purchaser, provided that Purchaser shall not be required to pay
                            --------
     an aggregate of more than $3,000,000 in respect of such costs (with the excess borne solely by

     Parent). All payments to third parties in connection with creating and establishing the Purchaser IT Environment will be made by Parent, and Purchaser will reimburse Parent for its reasonably documented share of such costs in six equal monthly installments beginning as of the first calendar month following the Closing.

          (B) Consent Costs. The costs of obtaining any Consent referred to in
              -------------
     Section 5.4(e) shall be borne one-half by Parent and one-half by Purchaser, except that the costs of obtaining Consents in connection with the assignments and consents described in Section 6.2(l) shall be borne solely by Parent. All payments to third parties in connection with obtaining such Consents will be made by Parent to the extent payable prior to or as of the Closing Date and by Purchaser to the extent payable after the Closing Date, and, in each case, the party making such payment will promptly be reimbursed by the other party hereto for its reasonably documented share of such costs.

     5.5 Pre-Closing Publicity and Related Matters.
         -----------------------------------------

     (a) From the date of this Agreement through the Closing, no party hereto shall issue or cause the publication of any press release or other public disclosure with respect to the transactions contemplated by this Agreement without the consent of the other parties hereto, which consent shall not be unreasonably withheld, except as such release or disclosure may be required by law or the rules or regulations of a national securities exchange in the United States or Canada, in which case the party required to make the release or announcement shall allow the other parties reasonable time to comment on such release or announcement in advance of its issuance.

     (b) From the date hereof through the Closing, Sellers will not, directly or indirectly, through any other party or otherwise: (i) engage in any negotiations
                                                   -
with or provide any information to any third party with respect to the Carve Out Business in connection with a potential acquisition, sale or similar transaction (including by way of any merger, joint venture or otherwise) involving the Carve Out Business or any material assets used in the Carve Out Business; or (ii)
                                                                        --
solicit, facilitate or entertain any proposal relating to an acquisition, sale or similar transaction (including by way of any merger, joint venture or otherwise) involving the Carve Out Business or any material assets used in the Carve Out Business.

     5.6 Ancillary Documents. At the Closing, Parent and Purchaser or their
         -------------------
respective affiliates shall enter into (a) an IT Support Services Agreement,
                                        -
substantially in the form of Exhibit D, (b) Trademark License Agreements,
                             ---------   -
substantially in the form of Exhibit F, (c) a Supply and Distribution Agreement,
                             ---------   -
substantially in the form of Exhibit G, (d) a Non-Competition Agreement,
                             ---------   -
substantially in the form of Exhibit H, (e) a Pulp Supply Agreement,
                             ---------   -
substantially in the form of Exhibit I, (f) a Fibre Supply
                             ---------   -

Agreement, substantially in the form of Exhibit J, (g) a Shared Services
                                        ---------   -
Agreement, substantially in the form of Exhibit L (which is subject to further
                                        ---------
good faith negotiation), (h) an Operating Agreement, substantially in the form of Exhibit M and (i) an Interim Sales Agreement, on substantially the terms set
   ---------      -
forth in Exhibit N.
         ---------

     5.7 Proration of Certain Charges. To the extent scheduled to be incurred
         ----------------------------
(in the ordinary course of business consistent with past practice) over a period beginning before the Closing Date and ending after the Closing Date, the following charges and payments shall be prorated on a per diem basis and apportioned between Parent and its affiliates, on the one hand, and Purchaser, on the other, as of the Closing Date: utility charges, prepaid items, license and permit fees, and similar charges (but not including Taxes other than real and personal property taxes (including all state, county, city, town, school, fire district, garbage district and other special taxes, and also including any special assessments or conditional levies)) imposed with respect to the Carve Out Business. Parent and its Affiliates shall be liable for (and shall reimburse Purchaser to the extent Purchaser shall have paid) that portion of such charges relating to, or arising in respect of, periods on or prior to the Closing Date, and Purchaser shall be liable for (and shall reimburse Parent and its Affiliates to the extent Parent or its Affiliates shall have paid) that portion of such charges relating to, or arising in respect of, periods after the Closing Date; provided, however, that Parent and its Affiliates shall not be liable for any
--------  -------
portion of such charges to the extent reflected as a Current Liability on the Closing Working Capital Statement.

     5.8 Real Property.
         -------------

     (a) Parent and Purchaser, at Purchaser's sole cost and expense, have ordered current surveys of certain portions of the Real Property that will be prepared in accordance with the provisions of Section 6.2(e) (collectively, the "Surveys"). Parent and Purchaser, at Parent's sole cost and expense, have
 -------
ordered title searches and commitments for extended coverage 1992 form of American Land Title Association owner's policies of title insurance in each case with liability in an amount designated by Purchaser and issued by First American Title Insurance Company of New York (the "Title Company") for the Real Property
                                          -------------
(collectively, the "Title Commitments") together with true and complete copies
                    -----------------
of all instruments identified therein as giving rise to any defects or exceptions to title to such Real Property. Within ten Business Days following the delivery of the Surveys and the Title Commitments to Purchaser, Purchaser shall advise Parent in writing of any Title Defects to such Real Property shown in such Title Commitments and Surveys, other than Permitted Real Property Exceptions shown in such Title Commitments and Surveys, and subject to which Purchaser is unwilling to accept title (such Title Defects are hereinafter collectively referred to as "Title Objections"). Failure of Purchaser to provide
                             ----------------
such written notice within such 10-day period shall be deemed an election by Purchaser to waive any Title Defects shown in such Title Commitments and Surveys and to accept such title to such Real Property indicated in the

Title Commitments without any reduction in the Purchase Price or right to claim under Article VIII with respect to such Title Defects. Parent shall remove or discharge ("cure") each Title Objection that is a monetary lien created by
            ----
Parent or one of its Affiliates, regardless of cost. Parent may, in its sole discretion, elect to cure one or more other Title Objections, in which case Parent shall provide Purchaser with notice of such election within ten Business Days after Parent's receipt of Purchaser's notice of Title Objections. Parent, in its sole discretion, may extend the Closing Date one or more times for up to 90 days in the aggregate in order to cure Title Objections. If Parent does not notify Purchaser that it has elected to cure any Title Objections within such 10-day period, then Parent shall be deemed to have elected not to cure any Title Objections. If Parent is unwilling or unable to cure any Title Objection in accordance with the terms of this Agreement then Purchaser may, at its option,
(i) accept title to the Real Property subject to any such Title Objections and
 -
proceed with the Closing of the transactions contemplated by this Agreement without any reduction in the Purchase Price, preserving, however, all of Purchaser's rights under Article VIII hereof for any breach of Parent's representations or warranties relating to such Title Objections and to any other Title Defect (other than Permitted Real Property Exceptions) not shown on such Title Commitments or Surveys or (ii) terminate this Agreement by giving written
                                 --
notice to Parent by the Closing Date, in which event the parties hereto shall have no further obligations or liabilities to each other except as otherwise provided herein.

     (b) Parent shall use its commercially efforts to obtain prior to the Closing a written waiver in form and substance satisfactory to Purchaser of that certain right of first offer to purchase certain property (the "Option
                                                                ------
Property") presently leased to Bulls Eye Country Club, a Wisconsin corporation
--------
("BECC"). Such written waiver shall be executed by BECC and shall waive BECC's
  ----
right to purchase the Option Property under paragraph 13 of that certain Restated and Amended Lease Agreement, dated as of May 28, 1999, by and between NPI and BECC, a Short Form of which is recorded in Volume 940, Page 339 in the Office of the Register of Deeds, Wood County, Wisconsin.

     5.9 Adverse Changes. If prior to the Closing, any asset constituting a
         ---------------
material part of the Carve Out Business is impaired by reason of physical damage caused by fire, earthquake, accident or other act of God and such impairment would reasonably be expected to have a Material Adverse Effect, Purchaser may, within five days after Purchaser is notified by Parent of such damage elect either to (a) proceed with the Closing, at which time Parent shall have the
           -
option of (i) assigning to Purchaser at the Closing Parent's or its Affiliates'
           -
rights under insurance policies to receive any insurance proceeds due Parent or its Affiliates as a result of such damage or (ii) retaining the right to receive
                                              --
such insurance proceeds and giving Purchaser a credit at Closing for any amount Parent or its Affiliates is entitled to receive under its insurance policies by reason of such damage (it being understood and agreed that Purchaser shall assume responsibility for any required repairs, and Purchaser shall receive a credit at Closing for any deductible, or coinsured amount under said insurance policies), or (b) terminate this
               -

Agreement by giving written notice to Parent within five Business Days of the date on which Parent notifies Purchaser of the damage, in which event the parties hereto shall have no further obligations or liabilities to each other except as otherwise provided herein.

     5.10 Supplemental Disclosure. Parent or Purchaser may at any time, or from
          -----------------------
time to time after the date hereof, but not later than three Business Days prior to the Closing Date (other than with respect to the disclosure of any event referred to in Section 5.9), supplement or amend the Parent Disclosure Letter or the Purchaser Disclosure Letter, as the case may be, with respect to any matter arising after the date hereof which if existing or occurring at the date hereof would have been required to be set forth or described in such a Disclosure Letter, provided that Parent shall not be entitled under this Section 5.10 to
        --------
supplement or amend the Parent Disclosure Letter with information as to a matter arising prior to the date hereof which was required to have been disclosed herein. No supplement or amendment to such Disclosure Letter shall have any effect for the purpose of determining the satisfaction of the conditions to the obligation of the other parties under Article VI, but any matter arising after the date hereof and disclosed in an amended or supplemented Disclosure Letter pursuant to this Section 5.10 shall not form the basis for any claim for indemnification pursuant to Section 8.1(i) or 8.2(i) if the transactions contemplated hereby are consummated. Each of the representations and warranties made herein shall be deemed repeated at the Closing, subject to such changes thereto as shall have been made in accordance with this Section 5.10.

     5.11 Tax Exempt Bond Financed Facilities.
         ------------------------------------

     (a) Parent intends for certain tax exempt bonds issued by Parent and its Affiliates that are related to the Acquired Assets to remain outstanding following the Closing Date and has provided a complete list of such bonds (the "IDBs") to the Purchaser in Section 5.11(a) of the Parent Disclosure Letter, and
 ----
has made available to Purchaser a complete copy of each agreement relating to the IDBs. Purchaser is willing to take certain action as specified in this Section with respect to Acquired Assets financed with the proceeds of the IDBs.

     (b) At least 10 days prior to the Closing Date Parent shall provide Purchaser with a detailed list specifying the items of the Acquired Assets (the "IDB Assets") financed with the proceeds of the IDBs, the use of which may
 ----------
affect the continued qualification of IDBs as tax exempt bonds under the Code. Such list shall identify each specific material asset and its location.

     (c) Following the Closing Date, Purchaser shall use reasonable commercial efforts to continue to use the IDB Assets in a manner substantially consistent with their current use and shall use reasonable commercial efforts to provide the Parent with written notice at least 30 days prior to terminating such use of such IDB Asset. Purchaser's obligation hereunder shall continue with respect to an IDB Asset only so long as the related IDBs are outstanding and otherwise qualify for tax exempt status under the Code, and Parent shall give Purchaser immediate notice of the redemption of any IDBs and of any other circumstance that would relieve the Purchaser of its obligations hereunder.

     (d) Purchaser's only obligation under this Section 5.11 is to use and provide notices with respect to the IDB Assets in accordance with its undertaking in Section 5.11(c). Purchaser has no obligation with respect to the IDBs, to any issuer, governmental authority, bond counsel or other obligor with respect to any IDB or to any holder of an IDB, and Purchaser shall not be liable to Parent or any other person with respect to the tax exempt status of the IDBs.

     5.12 Termination of Certain Arrangements. Prior to the Closing, Parent
          -----------------------------------
shall terminate all sale-leaseback arrangements between Parent and any of its Affiliates as set forth in Section 5.12 of the Parent Disclosure Letter without any obligation or liability to any Transferred Subsidiary or Purchaser and each Transferred Subsidiary or Purchaser shall, as of the Closing, own all assets that were the subject of such arrangements. All other Affiliate Transactions (except as otherwise provided in Section 1.1) will be terminated prior to the Closing without liability or obligation to Purchaser. Purchaser shall receive documents evidencing the foregoing.

     5.13 Environmental Site Assessment. Prior to the Closing Date, Purchaser
          -----------------------------
shall have the right to prepare, or cause to be prepared, a Phase I environmental site assessment and compliance evaluation of the Real Property or the Carve Out Business (the "Environmental Site Assessment"), which shall
                             -----------------------------
include physical inspections, review of all relevant records and review of relevant governmental agency records. Parent and NPI shall provide Purchaser and its agents with reasonable access to the facility in order to prepare and complete the Environmental Site Assessment.

     5.14 Audited and Interim Financial Statements.
          ----------------------------------------

     (a) As soon as practicable following the date hereof, but no later than June 25, 2001, Parent shall deliver to Purchaser an unqualified audit report of Arthur Andersen on the Year-End Financial Statements, together with financial statements that incorporate any revisions made to the Year-End Financial Statement in connection with the audit and any changes referred to in the Side Letter (the financial statements on which Arthur Andersen renders such report, incorporating any changes to the Year-End Financial Statements, the "Audited
                                                                     -------
Financial Statements"). As soon as such material is available, but no later than
--------------------
the time of delivery of the Audited Financial Statements, Purchaser and its accountants shall be given full access to all information used by Parent in preparing the Audited Financial Statements, including the books and records and the work papers of Arthur Andersen (subject to the reviewing party executing any customary access letters required by Arthur Andersen).

     (b) As soon as practicable following June 30, 2001, whether before or following the Closing but no later than August 15, 2001, Parent shall deliver the unaudited balance sheets of the Carve Out Business as of June 30, 2001 and June 30, 2000, and the related unaudited statements of income, Parent's investment and cash flow for the three months ended June 30, 2001 and June 30, 2000, together with all related notes and schedules thereto (the "June 2001
                                                                  ---------
Interim Financial Statements"), which will be prepared in accordance with U.S.
----------------------------
GAAP on a basis consistent with the Audited Financial Statements and will include a review by Arthur Andersen.

     5.15 Monthly Financial Information. Within 15 days after the date hereof,
          -----------------------------
Parent will deliver a complete and correct copy of the monthly management reports for each of the Mills prepared in the ordinary course of business consistent with past practice (the "Monthly Management Reports") for the
                                    --------------------------
one-month period ending April 30, 2001. Within 15 days after the end of each monthly period after the date hereof until the earlier of the Closing Date or the termination of this Agreement, Parent shall deliver to Purchaser a complete and correct copy of the Monthly Management Reports for each such monthly period.

     5.16 Transition Services. Promptly following the date hereof,
          -------------------
representatives of Parent and Purchaser will meet to discuss whether Purchaser or Parent will require transitional services relating to the Carve Out Business (in addition to those to be provided under the Ancillary Documents) or Parent's other businesses for a certain period of time following the Closing. If such services are required, Parent and Purchaser will negotiate in good faith whether and under what terms such services will be provided by Parent to Purchaser following the Closing. After the Closing, Parent will continue to provide at no cost to Purchaser the engineering services for the Port Edwards chipping facility currently under construction in accordance with prior practice and at no charge to Purchaser other than reimbursement of out of pocket costs.

     5.17 Information Regarding Financing. From the date hereof until the
          -------------------------------
earlier of the Closing or the termination of this Agreement, Purchaser shall promptly inform Parent of any developments of which it becomes aware that might reasonably be expected to prevent Purchaser from satisfying the condition to Closing set forth in Section 6.1(c) on or prior to July 31, 2001, or if the Closing shall not have occurred by such date, on or prior to the then-applicable date referred to in Section 7.1(a)(v). In addition, Purchaser shall provide Parent with such information as Parent shall reasonably request regarding the status of the financing for the transactions contemplated hereby.

     5.18 FERC Assets.
          -----------

     (a) The transfer to a U.S. subsidiary of Purchaser ("U.S. Sub") of the
                                                          --------
Maine FERC Assets and the Wisconsin FERC Assets (collectively, the "FERC
                                                                    ----
Assets") is conditioned upon the approval by the Federal Energy Regulatory
------
Commission ("FERC")
             ----
of the transfer to the U.S. Sub of the FERC Licenses that govern certain of those FERC Assets. In case of the Nepco Lake Dam, the transfer is conditioned upon the approval of the Wisconsin Department of Natural Resources and the assignment of permits issued thereby to one or more wholly-owned State of Wisconsin Subsidiaries of Purchaser ("Wisconsin Sub"). Notwithstanding any other
                                      -------------
provision of this Agreement, the FERC Assets and the Nepco Lake Dam will not be transferred on the Closing Date, but the related transfer documents will be placed in escrow at Closing as contemplated by Section 2.2(a). Within three Business Days following FERC approval of the transfer of the FERC Licenses to U.S. Sub the transfer documents for the FERC Assets shall be released and delivered to U. S. Sub for filing and recording in accordance with Applicable Law. Within three Business Days following the requisite approval of the Wisconsin Department of Natural Resources, the transfer documents for the Nepco Lake Dam shall be released and delivered to Wisconsin Sub for filing and recording in accordance with Applicable Law. Pending such transfer, the FERC Assets and the Nepco Lake Dam shall be operated in accordance with the terms of an Operating Agreement to be entered into on the Closing Date by Sellers and Purchaser in the form of Exhibit M hereto. The FERC Assets and Nepco Lake Dam will be deemed included in the Acquired Assets for all purposes under this Agreement. The Parent Indemnitees will be entitled to indemnification in accordance with Section 8.2 (iv) of this Agreement for any Losses incurred by the Parent Indemnitees arising with respect to any breach of the Operating Agreement by Purchaser prior to the transfer of the FERC Assets and the Nepco Lake Dam or with respect to the use or operation of the FERC Assets and the Nepco Lake Dam after the Closing.

     (b) Notwithstanding any other provision in this Agreement, Sellers and Purchaser shall cooperate fully so that as promptly as practicable after the execution and delivery of this Agreement, the parties will file with FERC a joint application for transfer of the FERC Licenses to U.S. Sub. Thereafter, Purchaser and Sellers shall each use their good faith, commercially reasonable efforts to cause FERC to grant its approval of the transfer of the FERC Licenses as soon as possible. Such application will provide for Purchaser to be substituted for Parent in the litigation identified as item IV(a)(iv) and (v) under the heading "Woodland" in Section 3.5 of the Parent Disclosure Letter.
                   --------
Sellers and Purchaser shall take similar action with respect to obtaining approval from the Wisconsin Department of Natural Resources.

     (c) After the execution and delivery of this Agreement and until the Closing, neither Sellers nor Purchaser, nor any of their Affiliates, shall (i) file any application or other document of any kind relating to the FERC Assets, the FERC Licenses, Nepco Lake Dam or the Maine Non-FERC Assets, with any Governmental Entity; or (ii) initiate any communication (whether oral or written) with any Governmental Entity regarding the proposed transfer of the FERC Assets, Nepco Lake Dam, Maine Non-FERC Assets or the FERC Licenses without the prior written approval of the other party which approval will not be unreasonably withheld or delayed. In addition to the foregoing, each party will promptly forward to the other copies of any and all written or electronic communications it receives, and accurate and complete written summaries of any oral communications between any representative of such party and any representative of a Governmental Entity in which a representative of the other party did not participate, regarding or affecting the proposed transfer of FERC Assets, the FERC Licenses, Nepco Lake Dam or the Maine Non-FERC Assets.

     (d) After the execution and delivery of this Agreement and until the Closing, Sellers shall not (i) file any application, pleading or other document
                            -
of any kind relating to the FERC Assets, Nepco Lake Dam, or the Maine Non-FERC Assets with any Governmental Entity, any Indian Tribe or Non-Governmental Entity; or (ii) initiate any communication (whether oral or written) with any
            --
Governmental Entity, Indian Tribe or Non-Governmental Entity regarding the FERC Assets, Nepco Lake Dam, or the Maine Non-FERC Assets without the prior written approval of Purchaser. In addition to the foregoing, Sellers will promptly forward to Purchaser copies of any and all written or electronic communications Sellers receive, and accurate and complete written summaries of any oral communications between any representative of Sellers and any representatives of a Governmental Entity, Indian Tribe or Non-Governmental Entity in which a representative of Purchaser did not participate regarding the FERC Assets, Nepco Lake Dam, or the Maine Non-FERC Assets.

     5.19 Wisconsin Real Property Transfers. Prior to the Closing, Parent (a)
          ---------------------------------                                -
shall cause NPI to acquire good and marketable title to the Wisconsin Sand Pit,
(b) shall obtain a ten-year recordable, enforceable and irrevocable option (the
 -
"Wisconsin Landfill Extension Option"), in form and substance satisfactory to
 -----------------------------------
Purchaser, assignable to Purchaser and permitting Purchaser to purchase the Wisconsin Landfill Extension (x) at a price of $1,000 per acre for the first
                              -
five years and (y) at a price equal to the then fair market value of such
                -
property for the second five years and (c) use all commercially reasonable
                                        -
efforts to obtain access rights (with reasonable indemnities in favor of North American Timber Company, Inc.) to all properties adjacent to Nepco Lake that are owned by North American Timber Company, Inc. and a covenant from North American Timber Company, Inc. not to alter or affect in any way the inflow of water to Nepco Lake from the stream that forms part of the real property owned by North American Timber Company, Inc. adjacent to Nepco Lake.

     5.20 Return of Parent Information. After the Closing Date, Purchaser agrees
          ----------------------------
to promptly return to Parent, or upon Parent's reasonable request, to delete or remove, at Parent's expense, any materials which are located at the Mills and are described in Section 1.2(ii) of the Parent Disclosure Letter, it being understood that such activities will be undertaken in a manner that will not disrupt the operations of the Mills.

     5.21 Inventory. Prior to the Closing, the parties will mutually agree on
          ---------
the segregation of the 20,000 tons of Woodland pulp Inventory and the 4,000 tons of Woodland export pulp Inventory included in the Acquired Assets.

     5.22 Black Liquor. Prior to Closing, Parent and Purchaser shall enter into
          ------------
a six-month agreement providing for the Mill in Ashdown, Arkansas to sell its black liquor soap to Parent on a basis consistent with past practice, and Parent and Purchaser will discuss in good faith a potential long-term supply arrangement for such black liquor soap and related products.

     5.23 Cluster Testing. Purchaser shall notify Parent and permit
          ---------------
representatives of Parent to observe the first round of MACT I cluster testing that occurs at each of the Mills following the Closing. Parent shall also be given the opportunity to review the testing procedures in advance of each test.

     5.24 Inventory Support. Parent will provide service support for
          -----------------
distribution from public warehouses (other than Mill overflow warehouses) to end users for six months following the Closing, and Purchaser will reimburse Parent for its actual cost in providing this service.

                                   ARTICLE VI
                              Conditions Precedent
                              --------------------

     6.1 Conditions to Each Party's Obligation. The obligation of the parties to
         -------------------------------------
consummate the transactions contemplated by this Agreement shall be subject to the satisfaction prior to the Closing of the following conditions:

     (a) Certain Waiting Periods. (i) Any waiting period under the HSR Act and
         -----------------------
any other pre-merger notification law, whether U.S. or foreign, applicable to any of the transactions contemplated hereby shall have expired or been earlier terminated, and (ii) no antitrust authority shall have required Parent or any of its Affiliates to continue to own any of the assets which constitute a part of the Carve Out Business or to divest, separate or offer for sale any other assets which do not constitute a part of the Carve Out Business or agree to any restriction on the conduct of its business.

     (b) No Injunctions or Restraints. No temporary restraining order,
         ----------------------------
preliminary or permanent injunction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect; provided, however, that subject to the second sentence of
                    --------  -------
Section 5.3(b), the party seeking to assert a failure of this condition to be satisfied shall have used their reasonable best efforts to prevent the entry of any such order, injunction or other restraint or prohibition and to appeal as promptly as possible any such order, injunction or other restraint or prohibition that may be entered.

     (c) Financing. Purchaser shall have obtained, pursuant to the Financing
         ---------
Commitment, the funds necessary to consummate the transactions contemplated by this Agreement and the Ancillary Documents.

     (d) Purchaser IT Environment. The Purchaser IT Environment shall have been
         ------------------------
established and shall be operational in accordance in all material respects with the standards set forth in a testing protocol to be reasonably agreed upon by Parent and Purchaser prior to the Closing.

     6.2 Conditions to Obligation of Purchaser. The obligation of Purchaser to
         -------------------------------------
consummate the transactions contemplated by this Agreement is subject to the satisfaction at and as of the Closing of each of the following conditions:

     (a) Representations and Warranties. The representations and warranties of
         ------------------------------
each Seller set forth in this Agreement and in any Ancillary Agreement shall be true and correct in all respects as of the Closing as though such representations and warranties were made on and as of the Closing, except for
(i) those representations and warranties which address matters only as of a
 -
particular date (which shall be true and correct only as of such date), and (ii)
                                                                             --
such inaccuracies as would not, individually or in the aggregate, have a Material Adverse Effect (but disregarding for such purposes limitations on such representations and warranties based on "materiality" or "Material Adverse Effect") and Purchaser shall have received a certificate from each Seller and NPI signed by an authorized officer to such effect.

     (b) Performance of Obligations. Sellers shall have performed or complied in
         --------------------------
all material respects with all obligations, conditions and covenants required to be performed or complied with by it under this Agreement and under the Human Resources Agreement at or prior to the Closing, and Purchaser shall have received a certificate from each Seller signed by an authorized officer to such effect.

     (c) Audited Financial Statements. Purchaser shall have received the Audited
         ----------------------------
Financial Statements at least 15 days prior to the Closing Date, and the financial condition and results of operations of the Carve Out Business reflected in the Audited Financial Statements and the notes thereto shall not reflect any materially adverse deviations in the aggregate from the financial condition and results of operations and notes reflected in the Year-End Financial Statements.

     (d) Title. Purchaser shall have received extended coverage 1992 form of
         -----
American Land Title Association owner's policies of title insurance issued on the Closing Date by the Title Company for the Real Property (collectively, the "Title Policies").
 --------------

Each Title Policy shall be in an amount designated by Purchaser and shall insure Purchaser's ownership of fee title to the Real Property, subject to the terms of
Section 5.8, free and clear of all Title Defects other than Permitted Real Property Exceptions.

     (e) Survey. Purchaser shall have received surveys for each parcel of Real
         ------
Property used or held for use in any material respect in the operations of any of the Mills (other than surveys for the FERC Assets and lakes and rivers and dams) in each case in form sufficient to delete the "standard survey exception" with respect to the parcels surveyed in the Title Policies and to enable Purchaser to obtain extended coverage Title Policies in accordance with the further provisions of this Section. Each Survey shall be certified to Purchaser and the Title Company and shall show the absence of any Title Defect other than Permitted Real Property Exceptions.

     (f) Section 338(h)(10) Elections; FIRPTA Certification. Purchaser shall
         --------------------------------------------------
have received from Parent properly executed Forms 8023 as provided in Section 9.5(c) and the certifications provided for in Section 9.5(j).

     (g) Ancillary Documents. Parent (and/or its Affiliates, as the case may be)
         -------------------
shall have executed and delivered each of the Ancillary Documents to which they are a party.

     (h) No Material Adverse Change. Since December 31, 2000, no events,
         --------------------------
occurrences, conditions, facts or change shall have occurred that, individually or in the aggregate, have had or would reasonably be expected to have, a Material Adverse Effect.

     (i) Opinion of Counsel. Purchaser shall have received an opinion, addressed
         ------------------
to it and dated the Closing Date, from counsel to Parent, in form and substance satisfactory to Parent in its reasonable judgment, containing the opinions set forth in Exhibit K.

     (j) Software. Parent shall have obtained for Purchaser the assignments or
         --------
sublicenses listed in Section 6.2(j) of the Purchaser Disclosure Letter, which will provide Purchaser with the right to use as of the Closing the Computer Software listed in such section of the Purchaser Disclosure Schedule.

     6.3 Conditions to Obligation of Sellers. The obligation of Sellers to
         -----------------------------------
consummate the transactions contemplated by this Agreement is subject to the satisfaction at and as of the Closing of each of the following conditions:

     (a) Representations and Warranties. The representations and warranties of
         ------------------------------
Purchaser set forth in this Agreement and in the Ancillary Documents shall be true and correct in all respects as of the Closing as though such representations and warranties were made on and as of the Closing, except for
(i) those representations and warranties which address matters only as of a
 -
particular date (which shall be true and correct only as
of such date), (ii) such inaccuracies as would not, individually or in the
                --
aggregate, have a material adverse effect on the ability of Purchaser to perform its obligations under the Agreement, and Parent shall have received a certificate from Purchaser signed by an authorized officer of Purchaser to such effect.

     (b) Performance of Obligations. Purchaser shall have performed or complied
         --------------------------
in all material respects with all obligations, conditions and covenants required to be performed or complied with by it under this Agreement and under the Human Resources Agreement at or prior to the Closing, and Parent shall have received a certificate signed by an authorized officer of Purchaser to such effect.

     (c) Ancillary Documents. Purchaser shall have executed and delivered each
         -------------------
of the Ancillary Documents to which it is a party.

                                   ARTICLE VII
                        Termination, Amendment and Waiver
                        ---------------------------------

     7.1 Termination.
         -----------

     (a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

          (i) by mutual written consent of the parties hereto;

          (ii) by Parent if any of the conditions set forth in Section 6.1 or
     6.3 shall have become incapable of fulfillment, and shall not have been waived by Parent;

          (iii) by Purchaser if any of the conditions set forth in Section 6.1 or 6.2 shall have become incapable of fulfillment, and shall not have been waived by Purchaser;

          (iv) by Purchaser, pursuant to Section 5.8 or 5.9; or

          (v) by Parent or Purchaser if the Closing does not occur on or prior to July 31, 2001, provided that either Parent or Purchaser shall be
                       --------
     entitled to extend such date to no later than August 15, 2001 (but only if it has complied with its obligations under Section 5.3(a)) if necessary to satisfy the Closing condition set forth in Section 6.1(d); further provided
                                                                ------- --------
     that either Parent or Purchaser shall be entitled to re-extend such date to no later than August 31, 2001 (but only if it has complied with its obligations under Section 5.3(a)) if further necessary to satisfy the Closing condition set forth in Section 6.1(d);

provided, however, that the party seeking termination pursuant to clause (ii),
--------  -------
(iii), (iv) or (v) is not in breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement.

     (b) In the event of termination of this Agreement pursuant to this Section 7.1, written notice thereof shall promptly be given to the parties hereto and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

          (i) Purchaser shall return all documents and other material received from Parent or its Affiliates relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Parent; and

          (ii) all confidential information received by Purchaser with respect to the business of Parent or its Affiliates shall be treated in accordance with the Confidentiality Agreement which shall remain in full force and effect notwithstanding the termination of this Agreement.

     (c) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 7.1, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 5.2 and Section 5.5(a) (relating to the obligation of
               -
Purchaser to keep confidential certain information and data obtained by it from Parent or its Affiliates), (ii) the provisions of this Agreement relating to
                            --
expenses (including Section 9.3), (iii) this Section 7.1 and (iv) Article X.
                                   ---                        --
Nothing in this Section 7.1 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party hereto of its obligations under this Agreement.

     7.2 Amendments and Waivers. No amendment, modification or discharge of this
         ----------------------
Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach.

                                  ARTICLE VIII
                                 Indemnification
                                 ---------------

     8.1 Indemnification by Parent. Parent covenants and agrees to defend,
         -------------------------
indemnify and hold harmless Purchaser, its Affiliates (including the Transferred Subsidiaries from and after the Closing) and the officers, directors, employees, agents, advisers and representatives of each such Person (collectively, the "Purchaser Indemnitees") from and against, and pay or reimburse the Purchaser
 ---------------------
Indemnitees for, any and all claims, liabilities, obligations, losses, fines, costs, royalties, proceedings, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including out-of-pocket expenses and reasonable attorneys', accountants' and consultants' fees incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder (collectively, "Losses"), resulting from or arising out of:
                ------

          (i) (A) any inaccuracy of any representation or warranty made by Sellers in Article III or in the Human Resources Agreement or the IT Support Services Agreement (in the case of any such representation or warranty, without taking into account any qualification as to materiality or Material Adverse Effect contained in such representation or warranty) or
     (B) subject to Section 8.2(vi), any Assumed Pre-Closing Liability;

          (ii) any failure of any Seller to perform any covenant or agreement hereunder or under the Human Resources Agreement or the IT Support Services Agreement;

          (iii) any Excluded Liability (including any Excluded Environmental Liability and any Pending Litigation) or Excluded Asset;

          (iv) any failure of any Seller to comply with applicable bulk sales laws (in consideration of which indemnification obligation Purchaser hereby waives compliance by Parent with any applicable bulk sales laws), except to the extent the Loss results from Purchaser's failure to discharge an Assumed Liability;

          (v) the Assumed Parent Environmental Liabilities until such time as the Losses incurred by Parent and its Affiliates resulting from or arising out of the Assumed Parent Environmental Liabilities, whether incurred directly or as a result of Parent's indemnification of Purchaser Indemnitees under this clause (v), exceed $100,000,000 (the "Environmental Indemnity Cap"); or
                               ---------------------------

          (vi) the claims of any Person referred to in Section 3.19 with respect to a matter described in such section.

     8.2 Indemnification by Purchaser. Purchaser covenants and agrees to defend,
         ----------------------------
indemnify and hold harmless Parent, its respective Affiliates and the officers, directors, employees, agents, advisers and representatives of each such Person (collectively, the "Parent Indemnitees") from and against, and pay or reimburse
                    ------------------
the Parent Indemnitees for, any and all Losses resulting from or arising out of:

          (i) any inaccuracy in any representation or warranty by Purchaser in
     Article IV or in the Human Resources Agreement or the IT Support Services Agreement (in the case of any such representation or warranty, without taking into account any qualification as to materiality contained in such representation or warranty);

          (ii) any failure of Purchaser to perform any covenant or agreement hereunder or under the Human Resources Agreement or the IT Support Services Agreement;

          (iii) the Assumed Liabilities (other than the Assumed Parent Environmental Liabilities and the Assumed Pre-Closing Liabilities);

          (iv) the use, operation or ownership of the Acquired Assets after the Closing Date;

          (v) the Assumed Parent Environmental Liabilities from and after such time as the Losses incurred by Parent and its Affiliates resulting from or arising out of the Assumed Parent Environmental Liabilities, whether incurred directly or as a result of Parent's indemnification of the Purchaser Indemnitees, under Section 8.1(v), exceed the Environmental Indemnity Cap;

          (vi) the Assumed Pre-Closing Liabilities (A) until such time as the
                                                    -
     Losses incurred by the Purchaser Indemnitees resulting from or arising out of Assumed Pre-Closing Liabilities (whether directly or as a result of Purchaser's indemnification of the Parent Indemnitees under this clause
     (vi)) and the Losses referred to in Section 8.1(i)(A) exceed the Deductible (as defined in Section 8.3(a)(i)) and (B) from and after the earlier to
                                            -
     occur of (1) such time as the Losses incurred by Parent and its Affiliates resulting from or arising out of the Assumed Pre-Closing Liabilities, whether incurred directly or indirectly as a result of Parent's indemnification of the Purchaser Indemnitees under Section 8.1(i), and any amounts paid by Parent to the Purchaser Indemnitees under clause (v) of
     Section 8.1 exceed the General Indemnity Cap (as defined in Section 8.3(a)(i)) and (2) March 31, 2003;

          (vii) the claims of any Person referred to in Section 4.8 with respect to a matter described in such section; or

          (viii) any public or private offering of securities by Purchaser or any of its Affiliates based on a prospectus or similar document that incorporates all or any part of the financial statements and other information provided by Parent to Purchaser under Section 5.14; provided that this clause shall not limit Parent's indemnification obligations under
     Section 8.1(a)(i)(A).

except, in the case of clause (iv), to the extent such Losses result from or arise out of the Excluded Liabilities or constitute Losses for which Parent is required to indemnify Purchaser Indemnitees under Section 8.1.

     8.3 Limitations on Indemnity Obligation.
         -----------------------------------

     (a) Notwithstanding anything in Section 8.1 or 8.2 to the contrary, the indemnification obligations set forth in Sections 8.1 and 8.2 shall be subject to the following limitations:

          (i) If an indemnification claim is made under clause (i) of Section
     8.1 (other than claims made for breach of the representations and warranties in Sections 3.2, 3.6(a), 3.6(c) and 3.17) or clause (i) of
     Section 8.2 (other than claims made for breach of the representations and warranties in Section 4.2), Parent or Purchaser, as the case may be, (A)
                                                                           -
     shall not be required to indemnify the other party for any individual Loss or series of Losses arising out of the same or similar facts or circumstances totaling less than $250,000 ("De Minimis Losses") and (B)
                                                 -----------------        -
     shall be required to provide indemnification only at such time as the aggregate amount of Losses (other than De Minimis Losses) arising under clause (i) of Section 8.1 (other than claims made for breach of the representations and warranties in Sections 3.2, 3.6(a), 3.6(c) and 3.17) or clause (i) of Section 8.2 (other than claims made for breach of the representations and warranties in Section 4.2), as the case may be, exceeds on a cumulative basis an amount equal to $16,500,000 (the "Deductible") in
                                                                ----------
     which event the Indemnifying Party shall indemnify only to the extent of any excess over such Deductible up to a maximum total liability of $500,000,000 (not including any amounts excluded under the Deductible but including the amount of the Environmental Indemnity Cap, the "General
                                                                   -------
     Indemnity Cap");
     -------------

          (ii) the indemnification obligations of Parent or Purchaser, as the case may be, under (A) clauses (ii), (iii), (iv) and (vi) of Section 8.1
                         -
     and under clauses (ii), (iii), (iv), (v), (vi), (vii) and (viii) of Section 8.2, respectively, and (B) Section 9.5 shall not be subject to the
                             -
     Deductible, the General Indemnity Cap or the Environmental Indemnity Cap;

          (iii) any indemnification obligations of Parent under clause (i) of
     Section 8.1 arising as a result of a Title Objection or any Title Defect (other than Permitted Real Property Exceptions) that is not disclosed by the Surveys or the Title Commitments and that is not cured by Parent prior to Closing shall not be subject to the Deductible or considered a De Minimis Loss;

          (iv) none of the Purchaser Indemnitees shall be entitled to indemnification (A) under Section 8.1 with respect to the condition or current or past operation of, or any Loss arising with respect to, any of the Impaired Assets, (B) under Section 8.1(i) with respect to any Pre-Closing Environmental Liabilities or (C) under clause (A) of Section 8.1(i) with respect to any Assumed Pre-Closing Liabilities;

          (v) subject to the other limitations set forth herein, the indemnification obligations of Parent with respect to any Pre-Closing Environmental Liabilities shall only include Losses incurred in response to any Environmental Claim and/or as necessary to comply with Applicable Law; and

          (vi) any indemnification obligations of Parent with respect to the New Source Review/Prevention of Significant Deterioration regulations as a result of the Section 114 investigations at the Mills relating to the period prior to the Closing which are identified as Assumed Parent Environmental Liabilities on Exhibit A-1 shall be limited to any fines imposed by any Governmental Entity and any attorney's and consultant's fees and expenses incurred in connection with such fines, and Purchaser shall be responsible for all other Losses arising from such matters.

     (b) To the extent any Indemnified Party is seeking indemnification for Losses in respect of the breach of any representation or warranty (i.e., a claim under clause (i) of Section 8.1 or clause (i) of Section 8.2, as the case may
be), such Indemnified Party shall be entitled to indemnity only for those Losses as to which such Indemnified Party has given written notice thereof to the Indemnifying Party prior to the termination of any applicable survival period for such representation or warranty applicable to such Loss pursuant to Section
9.1. Such Indemnified Party may at its option give notice under this

Article VIII as soon as it has become aware of a potential claim in respect of any breach of such representation or warranty, regardless of whether any Losses have been suffered, so long as such Indemnified Party shall in good faith determine that such potential claim is not frivolous or that such Indemnified Party may be liable or otherwise incur Losses as a result of such claim or otherwise and shall give written notice of such claim to the Indemnifying Party. Any written notice delivered by such Indemnified Party pursuant to this Section
8.3 shall set forth with reasonable specificity the basis of the claim for Losses and, if practicable, an estimate of the amount thereof.

     (c) If an Indemnified Party receives, prior to or subsequent to its receipt of any indemnification from an Indemnifying Party, an amount in respect of the Losses for which it has received indemnification under insurance coverage, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any indemnification payment made by such Indemnifying Party with respect such Losses up to the amount received under such insurance coverage, provided that the
                                                         --------
Indemnified Party shall have no obligation to seek reimbursement under any such insurance coverage.

     (d) Purchaser acknowledges and agrees that to the extent any Losses are specifically attributable to any change in any Applicable Law occurring after the Closing Date (other than a change in law relating to Taxes), Parent shall not be liable for indemnification pursuant to this Article VIII to the extent such Losses are so attributable to such change in Applicable Law.

     (e) Notwithstanding anything to the contrary contained herein, no indemnification shall be provided under this Article VIII in respect of any consequential, punitive (other than as part of a loss resulting from a third party claim), special, exemplary or similar damages or lost profits.

     (f) Parent shall be required to indemnify Purchaser Indemnitees under clause (i) of Section 8.1 and under clause (ii) of Section 8.1 with respect to breaches of the covenants in Section 5.1 only for those Losses as to which a Purchaser Indemnitee has given Parent written notice on or prior to March 31, 2003.

     (g) Parent shall be required to indemnify Purchaser Indemnitees under clause (v) of Section 8.1 with respect to Losses resulting from or arising out of Assumed Parent Environmental Liabilities only for those Losses as to which a Purchaser Indemnitee has given Parent written notice on or prior to the tenth anniversary of the Closing Date (subject in all cases to the Environmental Indemnity Cap).

     (h) The indemnification obligations of Parent and Purchaser under clauses
(ii) (subject to applicable statutes of limitation), (iii), (iv) and (vi) of
Section 8.1 and under clauses (ii), (iii), (iv), (v), (vi), (vii) and (viii) of
Section 8.2, respectively, and under Section 9.5 shall not expire.

     8.4 Procedures Relating to Third Party Claims (other than Pre-Closing
         -----------------------------------------------------------------
Environmental Liabilities). In the case of any claim asserted by a third party
-------------------------
(a "Third Party Claim") against a party entitled to indemnification under this
    -----------------
Agreement (the "Indemnified Party"), notice shall be given by the Indemnified
                -----------------
Party to the party required to provide indemnification (the "Indemnifying
                                                             ------------
Party") promptly after such Indemnified Party has actual knowledge of any claim
-----
as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided that (i)
                                                            --------       -
the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party,
(ii) the Indemnified Party may participate in such defense at such Indemnified
 --
Party's expense, and (iii) the failure by any Indemnified Party to give notice
                      ---
as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such Indemnifying Party is materially prejudiced as a result of such failure to give notice (except that the Indemnifying Party shall not be liable for any expenses incurred by the Indemnified Party during the period in which the Indemnified Party failed to give such notice other than expenses reasonably incurred in respect of any such claim or litigation). Such notice shall specify the subsection of Section 8.1 or 8.2 (as applicable) under which indemnification is being sought; provided that any failure to specify shall not relieve the Indemnifying Party of its indemnification obligation except to the extent the Indemnifying Party is materially prejudiced thereby. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or order, interim or otherwise, or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the ability of Purchaser to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to participate with its own counsel in the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to this Section 8.4 and the records of each shall be available to the other with respect to such defense.

     8.5  Procedures Relating to Pre-Closing Environmental Liabilities.
          ------------------------------------------------------------

     (a) Control. For purposes of this Section 8.5, "exclusive control" over
         -------
Pre-Closing Environmental Liabilities shall mean the exclusive right to (i)
                                                                         -
obtain any tests and studies reasonably necessary to define and delineate the extent of any contamination or noncompliance, (ii) contact Governmental
                                               --
Entities, make any reports to Governmental Entities, submit any remediation or compliance plans to such entities, negotiate with such entities, and otherwise deal with such entities, (iii) prepare the work plan for any remediation or
                          ---
correction of noncompliance to be submitted to a Governmental Entity, and (iv)
                                                                           --
conduct or direct any such remediation or correction of noncompliance. Notwithstanding the foregoing, all Pre-Closing Environmental Liabilities shall be managed in good faith and all activities conducted in connection therewith shall be undertaken promptly and concluded expeditiously using all reasonable efforts, subject to the schedules and approvals required by the Governmental Entity asserting jurisdiction thereover. The parties shall consult in good faith and provide such information as is reasonably requested in connection with the management of all Pre-Closing Environmental Liabilities. The parties shall comply with all Applicable Laws with respect to the resolution of any Pre-Closing Environmental Liability. Purchaser shall provide Parent with reasonable access to the Real Property in order for Parent to manage any Pre-Closing Environmental Liability under its control. Parent shall manage such liability so as not to unreasonably interfere with Purchaser's operations, the Carve Out Business or the Real Property.

     (b) Control by Purchaser. After the Closing, Purchaser shall have Exclusive
         --------------------
Control over all Pre-Closing Environmental Liabilities that are (i) Assumed
                                                                 -
Purchaser Environmental Liabilities or (ii) Assumed Parent Environmental
                                        --
Liabilities but, in the case of clause (ii) of this Section 8.5(b), only (x) if
                                                                          -
Parent's indemnification obligations under clause (v) of Section 8.1 have terminated pursuant to the terms of such clause or (y) if the survival period
                                                    -
specified in Section 8.3(g) has expired.

     (c) Control by Parent. After the Closing, Parent shall have exclusive
         -----------------
control over all Pre-Closing Environmental Liabilities that are (i) Excluded
                                                                 -
Environmental Liabilities or (ii) Assumed Parent Environmental Liabilities but,
                              --
in the case of this clause (ii) of this Section 8.5(c), only (x) if the
                                                              -
indemnification provided for in such clause has not terminated pursuant to the terms of such clause and (y) if the survival period in Section 8.3(g) has not
                          -
expired.

     (d) Allocation Between Pre-Closing and Post-Closing Activities. If there is
         ----------------------------------------------------------
a dispute as to whether, and the extent to which an environmental condition or instance of non-compliance constitutes a Pre-Closing Environmental Liability, the parties shall meet and try to resolve the dispute, and then (if unsuccessful) submit their positions, including all supporting factual and technical information, to a licensed professional employed by a reputable environmental consulting firm having no existing relationship with either Parent or Purchaser and mutually acceptable to both parties (the "Arbitrator"). The Arbitrator shall allocate responsibility for
              ----------
such condition or non-compliance between Parent and Purchaser based on a reasonable assessment of all the available evidence, provided, however, in the
                                                     --------  -------
event that the Arbitrator determines that post-closing activities have contributed to the condition or non-compliance, that Purchaser's responsibility shall be apportioned based on the period of time and the volume of Materials of Environmental Concern that Purchaser contributed to the contamination or non-compliance. As soon as practicable, but in no event later than twenty Business Days after referral of the dispute to the Arbitrator (and in any event, prior to any deadline set by a Governmental Entity with jurisdiction over such matter), the Arbitrator shall issue a written report to the parties setting forth in reasonable detail its determination of the disputed issues. Expenses of the Arbitrator shall be borne equally by the parties. The decision of the Arbitrator shall be final and binding.

     8.6 Acknowledgment; Exclusive Remedies. The parties acknowledge and agree
         ----------------------------------
that their sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement (other than any claim of fraud or intentional misrepresentation) shall be pursuant to the indemnification provisions set forth in Section 9.5(a) and this Article VIII, provided that
                                                              --------
nothing herein shall limit the rights of either party to seek and obtain injunctive relief to specifically enforce the other party's obligations. In furtherance of the foregoing, the parties hereto hereby waive, to the fullest extent permitted under Applicable Law, any and all rights, claims and causes of action (other than any claim of fraud or intentional misrepresentation) with respect to the subject matter of this Agreement that they may have against each other, their respective affiliates and their respective officers, directors, employees, stockholders, agents and representatives arising under or based upon any Federal, state, local or foreign statute, law, ordinance, rule or regulation or common law, except pursuant to the indemnification provisions set forth in
Section 9.5(a) and this Article VIII.

                                   ARTICLE IX
                              Additional Agreements
                              ---------------------

     9.1 Survival of Representations and Warranties, etc. Except as set forth in
         -----------------------------------------------
Section 8.3, the covenants and agreements of the parties shall continue in full force and effect and shall survive the Closing. The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement, any examination by or on behalf of the parties hereto and the completion of the transactions contemplated herein, but only to the extent specified below:

     (a) except as set forth in clauses (b), (c) and (d) below, the representations and warranties contained in Article III and Article IV shall survive until March 31, 2003;

     (b) the representations and warranties contained in Sections 3.1, 3.2, 3.6(a), 3.6(c), 4.1 and 4.2 shall survive without limitation;

     (c) the representations and warranties of Parent contained in Section 3.17 shall survive as to any Tax covered by such representations and warranties for so long as any statute of limitations for such Tax remains open, in whole or in part, including without limitation by reason of waiver of such statute of limitations; and

     (d) the representations and warranties in Section 3.16 shall terminate at Closing.

     9.2 Confidentiality. The Confidentiality Agreement shall terminate as of
         ---------------
the Closing. Except as otherwise provided in this Agreement after the Closing,
(i) Parent will cause its Subsidiaries (and their respective accountants,
 -
counsel, consultants, employees and agents to whom they disclose such information) to keep confidential all information in the possession of Parent, or to which Parent is given access pursuant to Section 5.2 or 9.4, after the Closing that constitutes a part of the Acquired Assets and (ii) Purchaser will,
                                                            --
and will cause its Subsidiaries (and their respective accountants, counsel, consultants, employees and agents to whom they disclose such information) to, keep confidential all information in the possession of Purchaser, or to which Purchaser is given access pursuant to Section 5.2 or 9.4, that relates to Parent and is not information related primarily to the Acquired Assets. The provisions of this Section 9.2 shall not apply to the disclosure by either party hereto or their respective Subsidiaries of any information, documents or materials (w)
                                                                          -
which are, or become, publicly available, other than by reason of a breach of this Section 9.2 by the disclosing party or any Affiliate of the disclosing party, (x) received from a third party not bound by any confidentiality
        -
agreement with the other party hereto, (y) required by Applicable Law to be
                                        -
disclosed by such party, or (z) necessary to establish such party's rights under
                             -
this Agreement or any Ancillary Document, provided that, in the case of clauses
(y) and (z), the Person intending to make disclosure of confidential information will promptly notify the party to whom it is obliged to keep such information confidential and, to the extent practicable, provide such party a reasonable opportunity to prevent public disclosure of such information.

     9.3 Expenses. Whether or not the Closing takes place, and except as
         --------
otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses provided that
                                                                   --------
Purchaser shall reimburse Parent for $280,000 for the fees of Arthur Andersen in connection with the audit of the Audited Financial Statements.

     9.4 Certain Information. After the Closing, upon reasonable written notice,
         -------------------
each of the parties hereto shall furnish or cause to be furnished to each other and their respective accountants, counsel and other representatives access, during normal business hours and upon reasonable prior notice, to such information, including records pertinent to the Carve Out Business (other than information or records which are the subject of attorney-client privilege or the disclosure of which is prohibited by law or personnel or employee medical files), and assistance relating to the Carve Out Business as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any returns, reports or forms or the defense of, or response required under, or pursuant to, any lawsuit, action or proceeding (including any proceeding involving Parent or its Affiliates and any environmental matters related to the Carve Out Business). Each party shall make its personnel available as reasonably requested by the other party to provide depositions, testimony or other assistance with respect to any lawsuit, claims or proceedings. After the Closing, each of Parent and its Affiliates, on the one hand, and Purchaser, on the other, agrees to deliver promptly to each other all mail and other documents (other than any mail or document which is the subject of attorney-client privilege or the disclosure of which is prohibited by law or personnel or employee medical files) received by such party which relate to any business conducted by such other party or its Affiliates after the Closing. Each such party shall also furnish or cause to be furnished to the other and their respective accountants, counsel and other representatives access, during normal business hours and upon reasonable prior notice, to such information for any other reasonable business purpose. Each such party shall, and shall cause its affiliates to, retain until five years after the Closing Date all such records pertinent to the Carve Out Business which are owned by such Person immediately after the Closing; after the end of such period, before disposing of any such records, the applicable party shall give notice to such effect to the other, and shall give the other, at the other's cost and expense, a reasonable opportunity to remove and retain all or any part of such records as the other may select. Cooperation with respect to Tax matters shall be governed by Section 9.5.

     9.5 Tax Matters.
         -----------

     (a) Tax Indemnification. Notwithstanding anything in this Agreement or the
         -------------------
Ancillary Documents to the contrary other than Section 9.5(k), Parent shall be responsible for, shall indemnify and hold Purchaser and Purchaser Indemnitees harmless from and against, and shall pay (i) all Taxes payable with respect to,
                                          -
incurred by, or asserted against any of the Transferred Subsidiaries for all Pre-Closing Tax Periods, to the extent the liability for such Taxes exceeds the accrual (if any) for such Taxes as a liability on the Closing Working Capital Statement as finally determined in accordance with Section 2.3 and Exhibit B,
(ii) all Taxes for which any Transferred Subsidiary may be held liable because
 --
it was, prior to the Closing, a member of any combined, consolidated or unitary group for purposes of filing Tax Returns or paying Taxes or a transferee or successor of any other Person, (iii) all Taxes resulting from the making of
                                ---
the Section 338(h)(10) Elections, (iv) all Taxes imposed on, with respect to or
                                   --
relating to the Acquired Assets for all Pre-Closing Tax Periods and (v) all
                                                                     -
Taxes imposed with respect to, relating to or as a result of the Ashdown #64 Lease or the termination of such lease, in each of the above cases together with interest, additions and penalties and any out-of-pocket fees and expenses (including reasonable attorneys' and accountants' fees) incurred by Purchaser or any Purchaser Indemnitee.

     (b) Straddle Periods. For purposes of Section 9.5(a), any liability of a
         ----------------
Transferred Subsidiary or liability with respect to the Acquired Assets attributable to a Straddle Period shall be apportioned between the portion of such period ending on the Closing Date and the portion beginning on the day after the Closing Date (i) in the case of real and personal property Taxes, by apportioning such Taxes on a per diem basis and (ii) in all other cases, by a closing of the books as of the close of the Closing Date as if the relevant taxable period ended on the Closing Date.

     (c) Section 338(h)(10) Elections.
         ----------------------------

          (i) Election. Sellers and Purchaser shall join in an election pursuant
              --------
     to Section 338(h)(10) of the Code with respect to the purchase and sale of the U.S. Shares and all comparable elections under state and local Tax law (together with the elections under Section 338(h)(10) of the Code, the "Section 338(h)(10) Elections").
      ----------------------------

          (ii) Forms.
               -----

               (A) Purchaser shall be responsible for the preparation of all forms and schedules required to be filed in connection with the
          Section 338(h)(10) Elections (the "Section 338 Forms"), including
                                             -----------------
          without limitation IRS Form 8023 (or any successor form) and all attachments required to be filed therewith pursuant to applicable Treasury Regulations ("Form 8023"). Parent and Purchaser shall
                                 ---------
          cooperate in drafting and making final the Section 338 Forms. Purchaser shall be responsible for filing the Section 338 Forms with the proper taxing authorities, provided that Parent shall be
                                         --------
          responsible for filing any Section 338 Form that must be filed with a Tax Return described in Section 9.5(e)(i).

               (B) At least 10 days prior to the Closing Date, Purchaser shall furnish Parent with four copies of each Form 8023 prepared by Purchaser and executed by the proper party on behalf of Purchaser. On or prior to the Closing Date, Parent shall deliver to Purchaser three copies of each such Form 8023 executed by the proper party on behalf of Parent. Purchaser shall not file any Form 8023 with any Tax authority until the earlier of (x) the date the parties have agreed to
                                          -
          a Final Allocation
          pursuant to Section 9.5(c)(iii) or (y) five business days prior to the last day for - filing the Section 338(h)(10) Elections. If Purchaser files any Form 8023 prior to an agreement between Purchaser and Parent regarding a Final Allocation pursuant to Section 9.5(c)(iii), Purchaser shall file such Form 8023 without completing Section E or F of such Form 8023 (unless failure to complete those sections would render the Section 338(h)(10) Election invalid).

               (C) Purchaser shall prepare (x) any corrections, amendments or
                                            -
          supplements to any Form 8023 as executed by Purchaser and Parent pursuant to Section 9.5(c)(ii)(B), (y) each IRS Form 8594 ("Form
                                              -                       ----
          8594") and (z) any state or local reports or forms that are each
          ----        -
          necessary or appropriate for purposes of complying with the requirements for making the Section 338(h)(10) Elections (each, an final each Additional Section 338 Form. At least 30 days prior to the
                     ---------------------------
          latest date for the filing of each Additional Section 338 Form, Purchaser shall furnish Parent with four copies of such Additional
          Section 338 Form prepared by Purchaser and executed by the proper party on behalf of Purchaser for Parent's review and approval. At least 15 days prior to the latest date for the filing of each Additional Section 338 Form, Purchaser and Parent shall agree upon the final form and content of such Additional Section 338 Form, and Parent shall deliver to Purchaser three copies of such Additional Section 338 Form executed by the proper party on behalf of Parent. Parent and Purchaser shall cooperate in determining the final form and content of such Additional Section 338 Form, and any dispute with respect thereto shall be resolved in favor of Purchaser, provided that Purchaser's position is reasonable. Purchaser shall cause each Additional Section 338 Form to be executed by the proper party on behalf of Purchaser, and shall be responsible for filing such Additional Section 338 Form with the proper taxing authorities, provided that Parent shall be
                                              --------
          responsible for filing any Additional Section 338 Form that must be filed with a Tax Return described in Section 9.5(e)(i).

          (iii) Allocation. On or before the date that is 90 days after the
                ----------
     Closing Date, Purchaser shall provide to Parent an allocation of the "aggregate deemed sales price" (the "ADSP") and the adjusted grossed-up
                                          ----
     basis ("AGUB") for the deemed sale and purchase of assets resulting from
             ----
     the making of the Section 338(h)(10) Elections, reflecting the portion of the Purchase Price allocated to the U.S. Shares pursuant to Section 9.5(d)(i). The allocation shall indicate the fair market values of the assets of the Transferred U.S. Subsidiary as of the Closing Date by class of assets described in Section 1.338-6(b) of the Treasury Regulations and, with respect to Class V assets (as defined in such Treasury

     Regulation), the fair market value of the groups of assets within such class with the same tax recovery period and subject to the same applicable depreciation method in the hands of Purchaser. Parent and Purchaser shall cooperate in determining a final allocation of such purchase price for the sale of assets resulting from the making of the Section 338(h)(10) Elections (the "Final Allocation"), and any dispute with respect thereto
                     ----------------
     shall be resolved in favor of Purchaser, provided that Purchaser's position is reasonable. Parent and Purchaser shall complete each executed Form 8023 and Form 8594 in accordance with the Final Allocation.

          (iv) Modification; Revocation. Purchaser and Parent agree that neither
               ------------------------
     of them shall, or shall permit any of their Affiliates to, take any action to modify the Section 338 Forms following the execution thereof, or to modify or revoke the Section 338(h)(10) Elections following the filing of the Section 338 Forms, without the written consent of Parent and Purchaser, as the case may be, unless required to by any Tax authority (provided that any such requirement does not result from any act or omission of either party) after reasonable defense thereof, which shall not include seeking judicial review unless the other party shall have agreed to assume and pay all reasonable legal fees and expenses incurred in connection therewith.

          (v) Consistent Treatment. Purchaser and Parent shall, and shall cause
              -------------------
     their respective Affiliates to, file all Tax Returns in a manner consistent with the information contained in the Section 338 Forms and the Additional
     Section 338 Forms as filed, and neither shall take any position for Tax or financial purposes (including, without limitation, by agreeing to or accepting any proposed audit adjustment or assessment) that is inconsistent with such information without the express written consent of the other, which shall not be unreasonably withheld.

          (vi) Expenses. Notwithstanding any other provision of this Agreement
               --------
     or the Ancillary Documents, Purchaser and its Affiliates (including the Transferred U.S. Subsidiaries following the Closing), on the one side, and Parent and the Non-Transferred Subsidiary Affiliates, on the other side, shall bear their respective administrative, appraisal, legal, accounting and similar expenses resulting from the making of the Section 338(h)(10) Elections.

          (vii) Notices. All notices and other materials required to be provided
                --------
     pursuant to this Section 9.5(c) shall be provided as set forth in Section 10.1, but if to Purchaser, additional copies shall be sent to Gary M. Friedman, Debevoise & Plimpton, 875 Third Avenue (until July 9, 2001), 919 Third Avenue (after July 9, 2001), New York, New York 10022 (Fax: (212) 909-6836).

     (d) Allocation.
         ----------

          (i) Allocation Statement. On or before the date that is 90 days after
              --------------------
     the Closing Date, Purchaser shall provide to Parent for Parent's review and approval (i) an allocation of the consideration under the Agreement between
               -
     the Shares and the Acquired Assets, as contemplated under Section 1.5(b), and (ii) a schedule indicating the fair market value of the Acquired Assets
          --
     as of the Closing Date by class of assets described in Section 1.338-6(b) of the Treasury Regulations and, with respect to Class V assets (as defined in such Treasury Regulation), the fair market value of the groups of assets within such class with the same tax recovery period and subject to the same applicable depreciation method in the hands of Purchaser (the "Allocation
                                                                    ----------
     Statement"). Purchaser and Parent shall cooperate in connection with
     ---------
     finalizing the form and content of the Allocation Statement, and any dispute with respect thereto shall be resolved in favor of Purchaser, provided that Purchaser's position is reasonable.

          (ii) Reporting. Purchaser and Parent shall file and cause to be filed
               ---------
     all Tax Returns and execute such other documents as may be required by any taxing authority, in a manner consistent with the Allocation Statement, as it may be revised from time to time, and shall not take any position inconsistent therewith in any examination of any Tax Return, in any refund claim or in any litigation or investigation, except as required by applicable law, in which case the party taking such inconsistent position shall make reasonable efforts to notify such other party in advance of taking such inconsistent position. If any such allocation is audited by a taxing authority, the party receiving notice thereof shall promptly notify and consult with the other party and shall keep such other party informed of the status of such audit. Purchaser shall prepare Form 8594 pursuant to
     Section 1060 of the Code relating to the transactions contemplated by this Agreement based on the Allocation Statement, as it may be revised from time to time, and deliver such form to Parent. Purchaser and Parent shall file, or cause the filing of, such form with each relevant taxing authority.

     (e) Returns.
         -------

          (i) Parent's Responsibility. Parent shall cause to be prepared and
              -----------------------
     duly filed, and Parent and Purchaser shall cause the Transferred Subsidiaries to join, to the extent permitted by Applicable Law, for all taxable periods of the Transferred Subsidiaries ending on or prior to the Closing Date (i) the consolidated federal Income Tax Returns of the group
                   -
     of which Parent is the common parent and (ii) the combined, consolidated
                                               --
     or unitary Tax Returns for state, local and foreign Income Taxes which includes Parent or any Non-Transferred Subsidiary Affiliate and with respect to which any Transferred Subsidiary (x) filed such a Tax Return for the most recent taxable period for which a Tax Return has been filed prior to the Closing Date and may file such a Tax Return for subsequent taxable periods or (y) is required to file such a Tax Return. Parent shall file, or
                 -
     shall cause to be filed, all other Tax Returns relating to the business or assets of the Transferred Subsidiaries or to the Acquired Assets for all taxable periods ending on or prior to the Closing Date. Parent shall cause all such Tax Returns to be filed on a basis consistent with the last previous such Tax Returns filed in respect of the Transferred Subsidiaries or the Acquired Assets, as the case may be.

          (ii) Purchaser's Responsibility. Purchaser shall prepare and file, or
               --------------------------
     cause to be prepared and filed, all Tax Returns relating to the business or assets of the Transferred Subsidiaries or to the Acquired Assets other than those Tax Returns described in clause (i) of this Section 9.5(e). Purchaser shall cause all such Tax Returns, insofar as they relate to items for periods including the Closing Date and to the extent permitted by applicable Tax law, to be filed on a basis consistent with the last previous such Tax Returns filed in respect of the Transferred Subsidiaries or the Acquired Assets, as the case may be.

     (f) Refunds. Parent shall be entitled to retain, or receive prompt payment
         ------
from the Transferred Subsidiaries or Purchaser of, any refund or credit with respect to Taxes including interest received with respect thereto from the applicable taxing authority (net of any cost or expenses to any Transferred Subsidiary or Purchaser and excluding (i) any refund accrued as a current asset on the Closing Working Capital Statement as finally determined in accordance with Section 2.3, (ii) any refund attributable to or with respect to any item
                   --
described in Section 9.5(g) with respect to which the Transferred Subsidiaries may not relinquish the right to carry back and (iii) any refund in respect of
                                                ---
any Transfer Tax to the extent such Transfer Tax is the responsibility of Purchaser under Section 9.5(k) of this Agreement), relating to the Transferred Subsidiaries or the Acquired Assets that are described as being the responsibility of Parent in Section 9.5(a). Purchaser or the Transferred Subsidiaries shall be entitled to retain, or receive prompt payment from Parent of, any refund or credit with respect to Taxes (net of any cost or expenses to Parent), plus any interest received with respect thereto from the applicable taxing authority, relating to the Transferred Subsidiaries or the Acquired Assets that Parent is not entitled to retain or receive pursuant to the immediately preceding sentence. Purchaser and Parent shall cooperate with respect to claiming any refund or credit with respect to Taxes referred to in this Section 9.5(f), provided that such cooperation shall not unreasonably
                     --------
interfere with the conduct of the business of the parties.

     (g) Carryback of Tax Items. To the extent permitted by law, Purchaser shall
         ----------------------
cause the Transferred Subsidiaries not to carry back any item of income, loss, credit or deduction from any period beginning after the Closing Date to any period including or ending prior to the Closing Date.

     (h) Cooperation; Returns. Parent and Purchaser shall each provide the other
         -------------------
with such assistance as may be reasonably requested (including making employees reasonably available to provide information or testimony) in connection with the preparation of any Tax Return, audit or other examination by any taxing authority or judicial or administrative proceeding or the determination of liability for Taxes with respect to the Transferred Subsidiaries and the Acquired Assets, provided that the foregoing shall be done in a manner so as not
                 --------
to interfere unreasonably with the conduct of the business of the parties. Parent and Purchaser each shall, and shall cause their Affiliates to, retain until the longer of (x) seven years after the Closing Date or (y) the full
                     -                                         -
period of the applicable statute of limitations, including any extension thereof, all Tax Returns, schedules, work papers and other records that are owned by such Person immediately after the Closing Date and that relate to any of the Transferred Subsidiaries and the Acquired Assets. After the end of such period, before disposing of any such Tax Returns, schedules, work papers or other records, each shall give notice to such effect to the other, and shall give the other, at the other's cost and expense, a reasonable opportunity to remove and retain all or any part of such Tax Returns, schedules, work papers or other records as the other may select.

     (i) Audits.
         ------

          (i) If any Tax authority provides Parent or Purchaser with any written notice of a proposed or threatened audit, claim, assessment or other dispute concerning Taxes (x) of any of the Transferred Subsidiaries or with
                               -
     respect to the Acquired Assets, in each case for any taxable period ending on or prior to the Closing Date, or for any Straddle Period or (y) of
                                                                     -
     Parent or any Affiliate thereof that could reasonably be expected to affect the Tax liabilities of any of the Transferred Subsidiaries for taxable periods ending on or prior to the Closing Date, the party so informed shall in each case promptly notify the other party in writing within 10 days from such party's receipt of written notice of such matter. Such notice shall contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice or other documents received from any Tax authority with respect to such matter.

          (ii) The party responsible for filing the applicable Tax Return under this Section 9.5 shall control any audits, disputes, administrative, judicial or other proceedings related to such return. Subject to the preceding sentence, if an adverse determination may result in each party having responsibility for an amount of Taxes under this Section 9.5, each party shall be entitled to fully participate in that portion of the proceedings relating to the Taxes with respect to which it may incur liability hereunder, and neither party shall enter into a settlement in connection with any such proceedings without the consent of the other party (which consent shall not be unreasonably withheld). For purposes of this Section 9.5 the term "participation" shall include (A) participation
                                                              -
     in conferences, meetings or - proceedings with any Tax authority, the subject matter of which includes an item for which such party may have liability hereunder, (B) participation in appearances before any court or
                           -
     tribunal, the subject matter of which includes an item for which a party may have liability hereunder, and (C) with respect to - the matters
                                        -
     described in the preceding clauses (A) and (B), participation in the submission and determination of the content of the documentation, protests, memorandum of fact and law, briefs, and the conduct of oral arguments and presentations.

          (iii) Between the date hereof and the Closing Date, Parent shall give prompt notice to Purchaser of any material Tax audit, the assessment of any material Tax, the receipt of any notice of material Tax due, or the commencement or scheduling of any administrative or judicial proceeding with respect to the determination, assessment, or collection of any material Tax with respect to any of the Transferred Subsidiaries and the Acquired Assets. Such notice shall provide reasonable detail of the asserted material Tax liability and shall include copies of any written notices or other documentation received from the applicable Tax authority.

     (j) FIRPTA. At the Closing, Sellers shall deliver to Purchaser duly
         ------
executed certificates certifying that the transactions contemplated hereby are exempt from withholding under Section 1445 of the Code.

     (k) Transfer Taxes.
         --------------

          (i) Parent's Responsibility. Parent shall be responsible for, shall
              ----------------------
     indemnify and hold Purchaser and Purchaser Indemnitees harmless from and against, and shall pay, (A) 50% of the Joint Transfer Taxes and (B) all
`                             -                                       -
     Transfer Taxes in excess of the Joint Transfer Taxes.

          (ii) Purchaser's Responsibility. Purchaser shall be responsible for,
               --------------------------
     shall indemnify and hold Parent and Parent Indemnitees harmless from and against, and shall pay, 50% of the Joint Transfer Taxes.

          (iii) Returns; Cooperation. Parent shall prepare and file all Tax
                --------------------
     Returns required to be filed in respect of the Transfer Taxes. Parent and Purchaser shall cooperate in timely making and filing all Tax Returns as may be required to comply with the provisions of any Transfer Tax laws and in making arrangements that lawfully minimize Transfer Taxes without increasing other Taxes above the amount that would otherwise be payable in the absence of such arrangements and without materially interfering with the conduct of the business of the parties. To the extent legally able to do so, each party shall execute and deliver to the other party exemption certificates satisfactory in form and substance to such other party with respect to Transfer Taxes as either the Purchaser or Parent may reasonably request. Such certificates shall be in the form, and shall be signed by the proper party, as provided under applicable Tax law.

     (l) Tax Treatment. Purchaser and Parent agree to treat any indemnity
         -------------
payment made pursuant to Article VIII or Section 9.5(a) as an adjustment to the Purchase Price for all Tax purposes.

     (m) Tax Sharing Agreements. On the Closing Date, all Tax sharing agreements
         ----------------------
and other similar arrangements between any of the Transferred Subsidiaries, on the one side, and Parent and its Affiliates, on the other side, shall be terminated, and no additional payments shall be made thereunder.

     (n) Effect of Disclosure. No disclosure pursuant to Section 3.17 shall
         --------------------
affect the express obligations that Parent otherwise has under this Section 9.5, provided that there shall not be any duplicative payments with respect to the
--------
same item.

     (o) Coordination with Article VIII. In the case of any inconsistency
         ------------------------------
between Article VIII and this Section 9.5, this Section 9.5 shall control with respect to Tax matters.

     9.6 Name Changes.
         ------------

     (a) No later than 30 days after the Closing Date, Purchaser shall cease doing business under or utilizing as a trademark, trade name or service mark the names "Georgia-Pacific" or "G-P", alone or in combination with any other words, names or terms or variations of such words, names or terms, subject to Purchaser's continuing right to sell or dispose in any manner of Inventory bearing any trademark, tradename or tradenames or Parent or one of its Affiliates that is completed or in process as of the Closing Date and to continue for a period not exceeding 180 days from the Closing Date using any stationary and any other physical assets that are held at the Mills as of the Closing Date, in each case, to the extent bearing any such mark, name or term.

     (b) Following the Closing Date, Parent shall cease doing business under any of the trademarks or trade names included in the Acquired Assets.

     9.7 Use of Certain Information. Parent agrees that Purchaser shall have the
         --------------------------
right to use in the operation of the Mills any know-how, formula, process and other proprietary information that is (i) owned by Parent or any of its Affiliates, (ii) utilized in any material respect in the conduct of the Carve Out Business, and (iii) is not an Acquired Asset. The preceding sentence does not apply to any Computer Software, Computer Hardware or any computer services or the business records listed on Section 1.2(ii) of the Parent Disclosure Letter. Purchaser shall take reasonable steps to protect the confidentiality of such information and will not disclose such information to any third party or use such information for any purpose other than the operation of the Mills in each case to the extent that it is protected by Parent and Parent otherwise retains a proprietary interest therein.

     9.8 Woodland Landfill. Following the Closing, Purchaser will continue to
         -----------------
process the runoff from the Woodland landfill through the Woodland Mill's wastewater treatment facility on a basis consistent with past practice.

                                   ARTICLE X
                               General Provisions
                               ------------------

     10.1 Notices. All notices and other communications hereunder shall be in
          -------
writing (including facsimile or similar writing) and shall be sent, delivered or mailed, addressed or faxed:

                  if to Purchaser,to:   Domtar Inc.
                                        395 de Maisonneuve Blvd.
                                        Montreal, Quebec
                                        H3A 1L6
                                        Attn:  Corporate Secretary
                                        Facsimile No.:  514-848-6850

                  with a copy to:       Debevoise & Plimpton
                                        875 Third Avenue (until July 9, 2001)
                                        919 Third Avenue (after July 9, 2001)
                                        New York, New York  10022
                                        Attn:  Alan H. Paley and Paul S. Bird
                                        Facsimile No.:  (212) 909-6836

                  if to any Seller,to:  Georgia-Pacific Corporation
                                        133 Peachtree Street, N.E.
                                        Atlanta, Georgia 30303
                                        Attn:  Office of General Counsel
                                        Facsimile No.:  (404) 230-7543

                   with a copy to:      King & Spalding
                                        191 Peachtree Street
                                        Atlanta, Georgia 30303
                                        Attn:  Michael J. Egan
                                        Facsimile No.:  (404) 572-5146

     Each such notice or other communication shall be given (i) by hand
                                                             -
delivery, (ii) by nationally recognized courier service, or (iii) by facsimile,
           --                                                ---
receipt confirmed. Each such notice or communication shall be effective (x) if
                                                                         -
delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 10.1 (or in accordance with the latest unrevoked direction from such party), and (y) if given by facsimile, when such
                                           -
facsimile is transmitted to the facsimile number specified in this Section 10.1 (or in accordance with the latest unrevoked direction from such party), and confirmation is received.

     10.2 Severability. If any provision of this Agreement (or any portion
         -------------
thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance is inoperative or unenforceable for any reason, the remainder of this Agreement will continue in full force and effect and shall not have the effect of rendering the provision (or portion thereof) in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision of this Agreement (or any portion thereof) invalid, inoperative or unenforceable to any extent whatsoever. The parties further agree to replace such invalid, illegal or unenforceable provision with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

     10.3 Counterparts. This Agreement may be executed in two or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (including by facsimile) to the other parties.

     10.4 Entire Agreement; No Third Party Beneficiaries. Except as set forth in
          ----------------------------------------------
this Section 10.4, this Agreement (including the Disclosure Letters and exhibits referred to herein), the Ancillary Documents and the Confidentiality Agreement
(i) constitute the entire agreement and supersede all prior agreements and
 -
understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) except as provided in Section 9.5 and Article
                           --
VIII with respect to indemnification of Indemnified Parties hereunder, are not intended to confer upon any Person other than the parties identified herein and their successors and permitted assigns any rights or remedies hereunder. Except as expressly set forth in Article III, none of Parent, Parent's representatives, Parent's Affiliates or any other person has made any representation or warranty, expressed or implied, with respect to the Carve Out Business, the Acquired Assets or the Assumed Liabilities or with respect to any information related thereto furnished or made available to Purchaser and its representatives, including any information prepared or provided by Morgan Stanley & Co. Incorporated and any information, documents or material made available in any "data rooms" or management presentations or in any other form in expectation of the transactions contemplated hereby.

     10.5 Attachments. Every Disclosure Letter, Schedule and Exhibit referred to
          ----------
in this Agreement is incorporated into this Agreement by reference. The parties hereto acknowledge and agree that (i) the Disclosure Letters are qualified in
                                   -
their entirety by reference to specific provisions of the Agreement, and are not intended to constitute, and shall not be construed as constituting, representations or warranties of the parties hereto, except as and to the extent specifically provided in the Agreement; (ii) inclusion of information in the
                                         --
Schedules shall not be construed as an admission that such information is material to the operation and use of the Carve Out Business or the business, results of operations or financial condition of Parent, or NPI or their respective Affiliates; (iii) matters reflected in the Disclosure Letters are not
                        ---
necessarily limited to matters required by the Agreement to be reflected in the Disclosure Letters and such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature; and
(iv) Disclosure Letter numbers and titles inserted on the Disclosure Letters are
 --
for convenience of reference only and shall to no extent have the effect of amending or changing the express description of such Disclosure Letter as set forth in the Agreement.

     10.6 Governing Law, etc. This Agreement shall be governed in all respects,
          ------------------
including as to validity, interpretation and effect, by the laws of the State of New York, without giving effect to its principles or rules of conflicts of laws to the extent that such principles or rules would require the application of the law of another jurisdiction. Except as otherwise provided in this Agreement or the Ancillary Documents, this Section 10.6 shall govern all disputes among the parties hereto. Each of the parties hereto agrees to attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement or the Ancillary Documents promptly by negotiations between representatives of the parties who have authority to settle the controversy. In the event that a dispute arises between the parties with respect to a controversy or claim arising out of or relating to this Agreement or the Ancillary Documents, the disputing party shall give the other party written notice of the dispute. Within ten days after receipt of the disputing party's notice, the other party hereto shall submit to the disputing party a written response. The notice and response shall include (i) a statement of each party's position and a summary of the
               -
evidence and arguments supporting its position and (ii) the name and title of the person who will represent that party. The representatives shall meet for negotiations at a mutually agreed time and place within fifteen days of the date of the disputing party's notice and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the dispute. If the dispute between the parties has not been resolved within sixty days of the disputing party's notice, then either party may initiate litigation. Each of the parties hereto hereby irrevocably submits to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State, City and County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any of such document may not be enforced in or by said courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. Each of the parties hereto hereby consents to and grants any such court jurisdiction over the person of such party and over the subject matter of any such dispute and agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.1, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

     10.7 Assignment. Neither this Agreement nor any of the rights, interests or
          ----------
obligations hereunder (including any rights, interests or obligations under
Article VIII) shall be assigned by any party hereto without the prior written consent of the other parties and any purported assignment or transfer shall be void and unenforceable, except that Purchaser may make such an assignment (i) to
                                                                           -
any Subsidiary of Purchaser, (ii) to any lender to Purchaser or any Subsidiary
                              --
or Affiliate thereof as security for obligations to such lender in respect of the financing arrangements entered into in connection with the transactions contemplated hereby and any refinancings, extensions, refundings or renewals thereof, or (iii) subsequent to the Closing, to any transferee of all or
             ---
substantially all of the Acquired Assets and the Assumed Liabilities that executes a written assumption of the obligations of Purchaser under this Agreement, the Ancillary Documents and the Confidentiality Agreement. Notwithstanding anything to the contrary in the foregoing, Purchaser shall remain responsible as guarantor for the obligations of any Subsidiary assignee under clause (i) and no assignment to a lender pursuant to clause (ii) of the preceding sentence shall in any way affect Purchaser's obligations or liabilities under this Agreement. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     10.8 Headings. The headings contained in this Agreement are for purposes of
         --------
convenience only and shall not affect the meaning or interpretation of this Agreement.

                                   ARTICLE XI
                                   Definitions
                                   -----------

     11.1 Definitions. The following terms shall have the respective meanings
          -----------
set forth below throughout this Agreement:

     "Acquired Assets" has the meaning set forth in Section 1.1(a).
      ---------------

     "Acquired Intellectual Property" has the meaning set forth in Section
      ------------------------------
1.1(a)(xiii).

     "Additional Section 338 Forms" has the meaning set forth in Section
      ----------------------------
9.5(c)(ii)(C).

     "ADSP" has the meaning set forth in Section 9.5(c)(iii).
      ----

     "Affiliate" of a Person means a Person that directly or indirectly through
      ---------
one or more intermediaries, controls, is controlled by, or is under common control with, the first person or entity. The Transferred Subsidiaries will be deemed Affiliates of Parent hereunder unless provided otherwise (or unless such provision relates to actions to be taken following the Closing). "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person or entity, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

     "Affiliated Party Transactions" has the meaning set forth in Section
      -----------------------------
3.20(b).

     "Agreement" has the meaning set forth in the preamble hereto.
      ---------

     "AGUB" has the meaning set forth in Section 9.5(c)(iii).
      ----

     "Allocation Statement" has the meaning set forth in Section 9.5(d)(i).
      --------------------

     "Ancillary Documents" means the Human Resources Agreement and each of the
      -------------------
Agreements listed in Section 5.6.

     "Applicable Law" means all applicable provisions of all (i) constitutions,
      --------------                                          -
treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Entity, (ii) Governmental
                                                         --
Approvals and (iii) orders, decisions, injunctions, judgments, awards and
               ---
decrees of or agreements with any Governmental Entity.

     "Arbitrator" has the meaning set forth in Section 8.5(e).
      ----------

     "Arthur Andersen" means Arthur Andersen LLP.
      ---------------

     "Ashdown Mill" means the pulp and paper mill in Ashdown, Arkansas that is
      ------------
included in the definition of NPI Mills.

     "Ashdown #64 Lease" means the lease agreement dated September 29, 1995
      -----------------
between Georgia-Pacific Britain, LLC and NPI, of the #64 paper machine equipment, and related converting equipment, pulp mill equipment, recovery equipment, and power equipment located at the Ashdown Mill.

     "Assumed Employee Liabilities" has the meaning set forth in Section 1.3(a).
      ----------------------------

     "Assumed Liabilities" has the meaning set forth in Section 1.3(a).
      -------------------

     "Assumed Litigation" has the meaning set forth in Section 1.3(a).
      ------------------

     "Assumed Parent Environmental Liabilities" has the meaning set forth in
      ----------------------------------------
Section 1.3(a).

     "Assumed Pre-Closing Liabilities" has the meaning set forth in Section
      -------------------------------
1.3(a).

     "Assumed Purchaser Environmental Liabilities" has the meaning set forth in
      -------------------------------------------
Section 1.3(a).

     "Audited Financial Statements" has the meaning set forth in Section 5.13.
      ----------------------------

     "Business Day" means any day other than a Saturday, a Sunday or a day on
      ------------
which banks in New York City, Atlanta, Georgia and Montreal, Canada are authorized or obligated by law or executive order to close.

     "Carve Out Business" means all assets and activities (including the assets
      ------------------
of the Transferred Subsidiaries) involved in the manufacture and sale of products of the Mills prior to the Closing, including procurement, manufacturing, sales, marketing, customer service and support and distribution functions conducted at or for the Mills prior to the Closing or made available to the Mills by Parent and its Subsidiaries, it being understood that certain employees employed at the headquarters and divisional levels of Parent have performed services for the Mills but that none of such employees is dedicated exclusively to servicing the operations of the Mills.

     "Closing" has the meaning set forth in Section 2.1.
      -------

     "Closing Date" has the meaning set forth in Section 2.1.
      ------------

     "Closing Working Capital" has the meaning set forth in Section 2.3(a).
      -----------------------

     "Closing Working Capital Statement" has the meaning set forth in Section
      ---------------------------------
2.3(a)

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Collective Bargaining Agreement" means any collective bargaining agreement
      -------------------------------
identified on Section 3.14(a) of the Parent Disclosure Letter.

     "Combined Income Taxes" means (i) all federal Income Taxes in respect of
      ---------------------         -
which any Transferred Subsidiary has filed or is required to file pursuant to
Section 9.5(e)(i) a consolidated federal Income Tax Return of which Parent is the common parent, payable with respect to such Transferred Subsidiary for any taxable period (or a portion thereof)
ending on or prior to the Closing Date and (ii) all state and local Income Taxes
                                            --
in respect of which any Transferred Subsidiary has filed or is required to file pursuant to Section 9.5(e)(i) a combined, consolidated or unitary state or local Income Tax Return with Parent or any Non-Transferred Subsidiary Affiliate, payable with respect to such Transferred Subsidiary for any taxable period (or a portion thereof) ending on or prior to the Closing Date.

     "Computer Hardware" means any computer hardware, equipment and peripheral
      -----------------
of any kind and of any platform, including desktop and laptop personal computers, handheld computerized devices, mid-range and mainframe computers, process control and distributed control systems, network and telecommunications equipment.

     "Computer Software" means any and all computer programs, including
      -----------------
operating system and applications software, associated databases and data, implementations of algorithms, models and methodologies, printing utilities, configurations and program interfaces, whether in source code or object code, including all modifications and enhancements thereto through the Closing Date and all documentation, including user manuals relating to the foregoing.

     "Confidentiality Agreement" means that certain confidentiality letter
      -------------------------
agreement between Purchaser and Parent, dated February 12, 2001, as amended.

     "Consent" has the meaning set forth in Section 1.1(c).
      -------

     "Contract" means any contract, lease, indenture, joint venture and other
      --------
agreement, commitment or other legally binding arrangement, whether oral or written.

     "cure" has the meaning set forth in Section 5.8.
      ----

     "Deductible" has the meaning set forth in Section 8.3(a).
      ----------

     "De Minimis Losses" has the meaning set forth in Section 8.3(a).
      -----------------

     "Dispute Notice" has the meaning set forth in Section 2.3(b).
      --------------

     "Employee" means each employee or former employee employed or formerly
      --------
employed (i) by NPI or (ii) by Parent or any of its Affiliates in the operation
          -             --
of the Carve Out Business or the beneficiaries or dependents of any such employee or former employee (collectively, the "Employees").
                                                ---------

     "Employee-related Obligations" has the meaning set forth in the Human
      ----------------------------
Resources Agreement.

     "Environmental Claims" means any complaint, notice, directive, order,
      --------------------
claim, litigation, investigation, judicial or administrative proceeding or judgment from any Person, involving violations of Environmental Laws or Releases or threatened Releases of Materials of Environmental Concerns.

     "Environmental Indemnity Cap" has the meaning set forth in Section 8.3(a).
      ---------------------------

     "Environmental Laws" means any applicable foreign, Federal, state,
      ------------------
interstate or local statute, law or regulation, or any order, injunction, judgment, decree, common law or other enforceable requirement of law as in effect at any time on or prior to the Closing Date, and relating to the protection of the human health or environment, including any of the foregoing related to: (i) Remedial Actions, (ii) the reporting, licensing, permitting, or
             -                     --
investigating of the emission, discharge, Release or threatened Release of Materials of Environmental Concern into the air, surface water, ground water or land, or (iii) the manufacture, Release, distribution, use, generation,
          ---
treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

     "Environmental Permits" has the meaning set forth in Section 3.16(b).
      ---------------------

     "Environmental Site Assessment" has the meaning set forth in Section 5.12.
      -----------------------------

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Excluded Assets" has the meaning set forth in Section 1.2.
      ---------------

     "Excluded Environmental Liabilities" has the meaning set forth in Section
      ----------------------------------
1.3(b).

     "Excluded Inventory" means (i) Inventory of finished goods paper products
      ------------------         -
allocated to the Georgia-Pacific Office Products division of Parent and held in public warehouses as of the Closing Date (other than Mill overflow warehouses),
(ii) Inventory of finished goods paper products allocated to the Xerox Paper
 --
Group division of Parent and held in public warehouses (other than Mill overflow warehouses) as of the Closing Date, (iii) Inventories of Woodland pulp products
                                     ---
(other than export) in excess of 20,000 tons located in the U.S. and Canada and
(v) Inventories of Woodland export pulp products in excess of 4,000 tons.
 -

     "Excluded Liabilities" has the meaning set forth in Section 1.3(b).
      --------------------

     "Excluded Woodland Facilities" has the meaning set forth in Section
      ----------------------------
1.2(ix).

     "Exhibits" means the exhibits listed in the table of contents of this
      --------
Agreement as attached hereto.

     "FERC" has the meaning set forth in Section 5.18.
      ----

     "FERC Assets" has the meaning set forth in Section 5.18.
      ----

     "FERC Licenses" means, collectively, the following licenses issued to
      -------------
Parent and NPI: (i) FERC License No. 2292 (covering the Nekoosa Project), FERC License No. 2291 (covering the Port Edwards Project), FERC License No. 2255 (covering the Centralia Project), FERC License No. 2492 (covering the Vanceboro Project), FERC License No. 2618 (covering the West Branch Project) and FERC License No. 2660 (covering the Forest City Project).

     "Final Allocation" has the meaning set forth in Section 9.5(c)(iii).
      ----------------
     "Financial Statements" has the meaning set forth in Section 3.8.
      --------------------

     "Financing Commitment" has the meaning set forth in Section 4.4.
      --------------------

     "Form 8023" has the meaning set forth in Section 9.5(c)(ii)(A).
      ---------

     "Form 8594" has the meaning set forth in Section 9.5(c)(ii)(C).
      ---------
     "General Indemnity Cap" has the meaning set forth in Section 8.3(a).
      ---------------------

     "Governmental Entity" means any court, administrative agency or commission
      -------------------
or other governmental authority or instrumentality, domestic or foreign.

     "Governmental Approvals" has the meaning set forth in Section 3.4(b).
      ----------------------

     "G-P Resins" is defined in the preamble to this Agreement.
      ----------

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
      -------
as amended.

     "Human Resources Agreement" means the Human Resources Agreement, dated as
      -------------------------
of the date hereof, by and among Parent, NPI and Purchaser.

     "IDBs" has the meaning set forth in Section 5.11(a).
      ----

     "IDB Assets" has the meaning set forth in Section 5.11(b).
      ----------

     "Impaired Assets" means (i) the No. 9 power boiler at the Woodland Mill,
      ---------------
(ii) the Centralia Dam in Wisconsin, (iii) the sulfite recovery furnace at Port Edwards, Wisconsin, (iv) the primary clarifier at the Woodland Mill, (v) the wastewater pipelines at the Woodland Mill and (vi) the two obsolete recovery boilers at the Woodland Mill.

     "Impaired Asset Liabilities" has the meaning set forth in Section
      --------------------------
1.3(a)(vii).

     "Income Tax" means any Tax on or determined by reference to net or gross
      ----------
income or profit, or that are franchise, doing business or similar Taxes.

     "Indemnified Party" has the meaning set forth in Section 8.4.
      -----------------

     "Indemnifying Party" has the meaning set forth in Section 8.4.
      ------------------

     "Intellectual Property" means the United States (state and federal) and
      ---------------------
foreign trademarks, service marks, trade names, trade dress, copyrights, and similar rights, whether common-law or registered, including registrations and applications to register or renew the registration of any of the foregoing, United States and foreign patents (including design patents, industrial designs and utility models) and patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations and extensions), and inventions, processes, designs, manufacturing, engineering and technical drawings, technical specifications, business and marketing plans, formulae, business logos, product names, trade secrets, know-how, confidential information, Computer Software, data and documentation, and all similar intellectual property rights, tangible embodiments of any of the foregoing (in any medium including electronic media), and licenses of any of the foregoing.

     "Intellectual Property Licenses" has the meaning set forth in Section
      ------------------------------
3.12(b).

     "Interim Financial Statements" has the meaning set forth in Section 3.8.
      ----------------------------

     "Inventory" means all raw materials, work-in-process, finished goods,
      ---------
supplies, parts and other inventories, in each case, of pulp and paper products.

     "IRS" means the Internal Revenue Service.
      ---

     "IT Support Services Agreement" means the IT Support Services Agreement
      -----------------------------
referred to in Section 5.6 to be executed at the Closing.

     "Joint Transfer Taxes" means Transfer Taxes up to an aggregate maximum
      --------------------
amount of $600,000.

     "June 2001 Interim Financial Statements" has the meaning set forth in
      --------------------------------------
Section 5.14(b).

     "Knowledge" means, with respect to Parent, the actual knowledge of the
      ---------
Persons listed in Section 11.1(b) of the Parent Disclosure Letter, and with respect to Purchaser, the actual knowledge of the persons listed in Section 11.1(c) of the Purchaser Disclosure Letter.

     "Leased Real Property" has the meaning set forth in Section 3.11(c).
      --------------------

     "LIBOR", as of any date, means the London Interbank Offered Rates (3-month)
      -----
on the Business Day immediately following such date (as set forth in the "Money
                                                                          -----
Rates" section of The Wall Street Journal).
-----

     "Lien" means mortgages, liens, security interests, easements, adverse
      ----
claims, rights of way, pledges, restrictions or encumbrances of any nature whatsoever.

     "Listed Contracts" has the meaning set forth in Section 3.14(a).
      ----------------

     "Losses" has the meaning set forth in Section 8.1.
      ------

     "Maine FERC Assets" means, collectively, the Vanceboro Project, the West
      -----------------
Branch Project and the Forest City Project that are currently subject to FERC License Nos. 2492, 2618 and 2660, respectively.

     "Maine Non-FERC Assets" means, collectively, the Grand Falls, the Woodland,
      ---------------------
the Clifford and the Canoose Dams and their associated property, facilities and rights.

     "Material Adverse Effect" means (a) any event, occurrence, condition, fact
      -----------------------         -
or change that has or would reasonably be expected to have or result in a material and adverse effect on the business, assets, properties, operations, financial condition or results of operations of the Carve Out Business; provided
                                                                        --------
however, that (i) any adverse change resulting from conditions affecting the
-------        -
United States or any foreign economy generally, (ii) any adverse change that is
                                                 --
primarily caused by conditions affecting the pulp and paper industry, (iii) any
                                                                       ---
failure to meet revenue or earnings projections for the Carve-Out Business provided to Purchaser, (iv) any adverse change in the laws, regulations, rules
                        --
or orders of any Governmental Entity, and (v) any adverse change arising
                                           -
primarily from actions required to be taken by any party under this Agreement or any Ancillary Document, or which is primarily attributable to the announcement of this Agreement and the transactions contemplated hereby, shall not be taken into account in determining whether there has been or would be a "Material Adverse Effect", or (b) a material impairment of the ability of Parent and its
                     -
Affiliates to perform their respective obligations under this Agreement.

     "Materials of Environmental Concern" means any substance or material that
      ----------------------------------
(i) is defined as a "hazardous waste", "hazardous substance", "toxic substance"
 -
or words of similar import under any Environmental Law, including petroleum, petroleum products, asbestos, radon gas and polychlorinated biphenyls, (ii)
                                                                        --
requires Remedial Action under any Environmental Law or (iii) is regulated by
                                                         ---
Environmental Law.

     "Mill Contracts" has the meaning set forth in Section 1.1(a)(ix).
      --------------

     "Mill Technology" has the meaning set forth in Section 1.1(a)(vii).
      ---------------

     "Mills" means, collectively, the Woodland Mill and the NPI Mills.
      -----

     "Monthly Management Reports" has the meaning set forth in Section 5.15.
      --------------------------

     "Multiemployer Plan" has the meaning set forth in Section 3.15(c)(iv).
      ------------------

     "Nepco Lake Dam" means the dam across Four Mile Creek creating Nepco Lake
      --------------
situated in Wood County, Wisconsin, governed by the permit granted by the Public Service Commission of Wisconsin No. WP-243, dated May 24, 1932, including the real estate on which such dam is located.

     "Non-Transferred Subsidiary Affiliate" means any Affiliate of Parent other
      ------------------------------------
than the Transferred Subsidiaries.

     "NPI" means Nekoosa Papers Inc., a Wisconsin corporation.
      ---

     "NPI Mills" means NPI's pulp and paper mills located in Nekoosa, Wisconsin;
      ---------
Port Edwards, Wisconsin; and Ashdown, Arkansas, each of which is described with greater specificity in Sections 3.11(a) of the Parent Disclosure Letter.

     "NPI Stand-Alone Plan" has the meaning set forth in Section 3.15(a)(i).
      --------------------

     "Other Employees" has the meaning set forth in the Human Resources
      ---------------
Agreement.

     "Owned Intellectual Property" has the meaning set forth in Section 3.12(a).
      ---------------------------

     "Owned Real Property" has the meaning set forth in Section 3.11(a).
      -------------------

     "Parent" means Georgia-Pacific Corporation, a Georgia corporation.
      ------

     "Parent Disclosure Letter" means the letter delivered by Parent to
      ------------------------
Purchaser contemporaneously with the execution and delivery of this Agreement.

     "Parent Indemnitees" has the meaning set forth in Section 8.2.
      ------------------

     "Pending Litigation" has the meaning set forth in Section 1.3(b).
      ------------------

     "Pension Plan" has the meaning set forth in Section 3.15(c)(i).
      ------------

     "Permitted Liens" means (i) statutory liens for Taxes not yet due, (ii)
      ---------------         -                                          --
statutory liens of warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due, (iii) liens incurred in the
                                                   ---
ordinary course of business in
connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of statutory obligations; and (iv)
                                                                            --
liens that do not materially affect the value or use of any underlying asset.

     "Permitted Real Property Exceptions" means Title Defects, as they affect
      ----------------------------------
each of the Woodland Mill and each NPI Mill, that do not, individually or in the aggregate, (i) interfere in any material respect with the use, occupancy or
            -
operation of such Mill as currently used, occupied and operated (taking into account reasonable requirements for expansion) or (ii) materially reduce the
                                                   --
fair market value of such Mill below the fair market value of such Mill but for such Permitted Real Property Exceptions applicable thereto.

     "Permits" has the meaning set forth in Section 1.1(a)(viii).
      -------

     "Person" means any individual, corporation, partnership, limited liability
      ------
company, joint venture, trust, business association or other entity, including any Governmental Entity.

     "Plan" means any "employee benefit plan", as such term is defined in
      ----
section 3(3) of ERISA, whether or not subject to ERISA, and each bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, that provides or may provide benefits or compensation in respect of any Employee or under which any Employee is or may become eligible to participate or derive a benefit and that is or has been maintained or established by Parent or any of its Affiliates (including NPI), or to which NPI contributes or is or has been obligated or required to contribute or with respect to which NPI or the Carve Out Business may have any liability or obligation following the Closing.

     "Pre-Closing Employee Liabilities" means all Employment-related
      --------------------------------
Obligations, whether direct or indirect, known or unknown, actual, current or potential, past, present or future, relating to any Employee in respect of the period ending on or prior to the Closing Date other than Assumed Employee Liabilities.

     "Pre-Closing Environmental Liabilities" shall mean all Losses, whether
      -------------------------------------
direct or indirect, known or unknown, actual, current or potential, past, present or future, imposed by, under or pursuant to any Environmental Law, including, without limitation, all Losses related to Remedial Actions and Toxic Tort Claims, to the extent arising out of or otherwise in respect of: (i) the
                                                                       -
ownership or operation of the Carve Out Business, the Acquired Assets, the Shares or the Real Property prior to the Closing Date; (ii) the environmental
                                                        --
conditions existing on the Closing Date on, under, above, about or emanating from the Real Property or any currently or formerly owned, leased or used real property (including any off-site disposal facility); (iii) the
                                                                ---
activities or omissions of the Parent or any of its Affiliates prior to the Closing Date; or (iv) actions necessary to cause the Real Property or any
                  --
currently or formerly owned, leased or used real property or any aspect of the Carve Out Business that is not in compliance with all applicable Environmental Laws as of the Closing Date to come into compliance with Environmental Laws as in effect on the Closing Date, including, without limitation, all Environmental Permits required for the operation of the Carve Out Business as conducted prior to the Closing.

     "Pre-Closing Tax Periods" means taxable periods ending on or before the
      -----------------------
Closing Date and the portion of any Straddle Period ending on the Closing Date (as determined in accordance with Section 9.5(b)).

     "Premises" has the meaning set forth in Section 1.1(a)(i).
      --------

     "Purchase Price" has the meaning set forth in Section 1.5.
      --------------

     "Purchaser" means Domtar Inc., a Canadian corporation.
      ---------

     "Purchaser Disclosure Letter" means the letter delivered by Purchaser to
      ---------------------------

Parent contemporaneously with the execution and delivery of this Agreement.

     "Purchaser Indemnitees" has the meaning set forth in Section 8.1.
      ---------------------

     "Purchaser IT Environment" has the meaning set forth in Section 5.4(a).
      ------------------------

     "Real Property" has the meaning set forth in Section 3.11(d).
      -------------

     "Real Property Leases" has the meaning set forth in Section 3.11(c).
      --------------------

     "Real Property Permits" has the meaning set forth in Section 3.11(f).
      ---------------------

     "Release" means any releasing, disposing, discharging, injecting, spilling,
      -------

leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including without limitation, the moving of any materials through, into or upon, any land, soil, surface water, groundwater or air, or otherwise entering into the environment.

     "Remedial Action" means any response action, removal action, remedial
      ---------------
action, corrective action, monitoring program, sampling program, investigation or other cleanup activity required by any Environmental Law to clean up, remove, remediate or treat any Materials of Environmental Concern.

     "Restricted Asset" has the meaning set forth in Section 1.1(c).
      ----------------

     "Review Period" has the meaning set forth in Section 2.3(c).
      -------------

     "Section 338(h)(10) Elections" has the meaning set forth in Section
      ----------------------------
9.5(c)(i).

     "Section 338 Forms" has the meaning set forth in Section 9.5(c)(ii)(A).
      -----------------

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Sellers" means Parent, NPI and G-P Resins.
      -------

     "Shares" has the meaning set forth in Section 3.6.
      ------

     "Side Letter" has the meaning set forth in Section 3.8.
      -----------

     "Straddle Period" means any Tax period that begins before and ends after
      ---------------
the Closing Date.

     "Subsidiary" means, with respect to a given Person, any corporation,
      ----------
partnership, limited liability company or other entity of which such Person owns, directly or indirectly, at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity.

     "Superfund Claims" shall mean all claims associated with the release,
      ----------------
transport, handling, treatment, storage or disposal of Materials of Environmental Concern at any off-site treatment, storage or disposal facility, including claims brought under CERCLA and analogous state laws.

     "Surveys" has the meaning set forth in Section 5.8.
      -------

     "Tax" means all federal, state, foreign or other governmental Taxes,
      ---
assessments, duties, fees, levies or similar charges of any kind, including all income, alternative minimum, accumulated earnings, capital stock, gross receipts, license, value added, transfer, registration, stamp, severance, environmental (including Taxes imposed under Section 59 of the Code), ad valorem, premium, occupancy, social security, disability, unemployment, workers' compensation, estimated, profit, windfall profits, custom, duty, real property, personal property, franchise, excise, property, use, intangibles, sales, payroll, employment, withholding and other Taxes, and including all interest and penalties imposed with respect to such amounts and additions thereto.

     "Tax Return" means any return, report, form, declaration, statement,
      ----------
schedule or information return or any amendment to any of the foregoing or other information filed with any taxing authority with respect to Taxes (including any claim for a Tax refund).

     "Third Party Accountants" has the meaning set forth in Section 2.3(c).
      -----------------------

     "Third Party Claim" has the meaning set forth in Section 8.4.
      -----------------

     "Title Commitments" has the meaning set forth in Section 5.8.
      -----------------

     "Title Company" has the meaning set forth in Section 5.8.
      -------------

     "Title Defects" means any mortgage, lien, pledge, security interest, claim,
      -------------
lease, charge, option, right of first refusal, easement, restrictive covenant, encroachment or other survey defect, encumbrance, lack of title or any other restriction or limitation whatsoever.

     "Title Objections" has the meaning set forth in Section 5.8.
      ----------------

     "Toxic Tort Claims" shall mean all claims by private parties for personal
      -----------------
injury and/or property damage with respect to allegations of exposure to Materials of Environmental Concern.

     "Transferring Employees" has the meaning set forth in the Human Resources
      ----------------------
Agreement.

     "Transfer Taxes" means all transfer, documentary, sales, use, registration,
      --------------
stamp, value-added and other similar Taxes (including all applicable real estate transfer Taxes), including any penalties, interest and additions to Tax, incurred in connection with, or arising out of, the transactions contemplated hereby, but excluding any real property gains Tax or other similar Income Tax.

     "Transferred Accounts Receivable" has the meaning set forth in Section
      -------------------------------
1.1(a)(xi).

     "Transferred Canadian Subsidiaries" means the Saint Croix Water Power
      ---------------------------------
Company and Sprague's Falls Manufacturing Company (Limited).

     "Transferred Subsidiaries" has the meaning set forth in the recitals to
      ------------------------
this Agreement.

     "Transferred Subsidiary Pre-Closing Liability" means any liabilities,
      --------------------------------------------
obligations or commitments of any Transferred Subsidiary of any nature whatsoever, whether known or unknown, contingent or otherwise that relate to or arise out of (i) the operation of the
              -

Carve Out Business or the ownership of any assets used in the Carve Out Business prior to the Closing Date or any other business activity of any Transferred Subsidiary (including any activity of Parent or any of its Affiliates that are attributed to any Transferred Subsidiary) prior to the Closing, including, without limitation, any litigation, proceeding or claim by any Person with respect to the Carve Out Business prior to or on the Closing Date, whether asserted before, on or after the Closing Date, or (ii) any Affiliated Party
                                                   --
Transaction, excluding only any liability of a Transferred Subsidiary in respect of a liability, obligation or commitment that constitutes an Assumed Liability hereunder.

     "Transferred Technology" has the meaning set forth in Section 5.4(b).

     "Transferred U.S. Subsidiary" means St. Croix Water Power Company.
      ---------------------------

     "Transferring Employees" has the meaning set forth in the Human Resources Agreement.

     "Treasury Regulations" means the regulations prescribed under the Code.

     "U.S. Shares" means the Shares of the Transferred U.S. Subsidiary.
      -----------

     "Weirgor Woodyard" means the woodyard situated in the Town of Weirgor,
      ----------------
Sawyer County, Wisconsin, the exact location of which shall be established by a survey to be prepared by either Lampert-Lee & Associates or Basler Land Surveying, Inc. and shall be subject to the approval of Purchaser.

     "Wisconsin FERC Assets" means, collectively, the Nekoosa Project, the Port
      ---------------------
Edwards Project and the Centralia Project that are currently subject to FERC License Nos. 2292, 2291 and 2255, respectively.

     "Wisconsin Landfill Extension" means the landfill situated in the Town of
      ----------------------------
Saratoga, Wood County, Wisconsin, the exact location of which shall be established by a survey to be prepared by either Lampert-Lee & Associates or Basler Land Surveying, Inc. and shall be subject to the approval of Purchaser.

     "Wisconsin Landfill Extension Option" has the meaning set forth in Section
      -----------------------------------
5.19.

     "Wisconsin Sand Pit" means the sand burrow situated in the Town of
      ------------------
Saratoga, Wood County, Wisconsin, the exact location of which shall be established by a survey to be prepared by either Lampert-Lee & Associates or Basler Land Surveying, Inc. and shall be subject to the approval of Purchaser.

     "Woodland Mill" means the pulp and paper mill of Parent and G-P Resins
      -------------
located in Woodland, Maine, which is described with greater specificity in
Section 3.11(a) of the Parent Disclosure Letter.

     "Working Capital Principles" has the meaning set forth in Section 2.3.
      --------------------------

     "Year-End Financial Statements" has the meaning set forth in Section 3.8.
      -----------------------------

     11.2 Construction and Interpretation of Certain Terms and Phrases. Unless
          ------------------------------------------------------------
the context of this Agreement otherwise requires, (i) words of any gender
                                                   -
include each other gender; (ii) words using the singular or plural number also
                            --
include the plural or singular number, respectively; (iii) the terms "hereof,"
                                                      ---
"herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article
            --
or Section of this Agreement; and (v) the phrases "ordinary course of business"
                                   -
and "ordinary course of business consistent with past practice" refer to the business and practice of Parent, NPI, G-P Resins and their Affiliates in connection with the Carve Out Business. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Carve Out Business Days are specified. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. For purposes of any indemnification provision in this Agreement, the word "expenses" shall mean out-of-pocket expenses, and shall not include any allocations of internal salaries and other expenses. Whenever the words "included," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All references to "$" or "dollars" in this Agreement are to U.S. dollars.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

GEORGIA-PACIFIC CORPORATION


By: /s/ A.D. Correll
    ----------------
Name: A.D. Correll
Title: President, Chairman and Chief Executive Officer


NEKOOSA PAPERS INC.


By: /s/ A.D. Correll
    ----------------
Name: A.D. Correll
Title: Chairman


GEORGIA-PACIFIC RESINS, INC.


By: /s/ A.D. Correll
    ----------------
Name: A.D. Correll
Title: Chairman


DOMTAR INC.


By: /s/ Raymond Royer
    -----------------
Name: Raymond Royer
Title: President and Chief Executive Officer

                                       1